Exhibit 10.8

COMMERCIAL SUPPLY AGREEMENT

between

SAVIENT PHARMACEUTICALS INC.

and

BIO-TECHNOLOGY GENERAL (ISRAEL) LTD.

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (the “Agreement”) is made and entered into as of the 20th day of March 2007, (hereinafter the “Effective Date”), by and between Savient Pharmaceuticals, Inc., a public company organized under the laws of the State of Delaware having its principal place of business at One Tower Center, 14th Floor, East Brunswick, New Jersey 08816, USA (“Savient”), and Bio-Technology General (Israel) Ltd., a private company organized under the laws of the State of Israel having its principal place of business at Beer Tuvia Industrial Zone, POB 571, Kiryat Malachi 83104, Israel (“BTG”) (hereinafter, each of Savient and BTG a “Party” and, collectively, the “Parties”).

WITNESSETH:

WHEREAS, pursuant to the Share Purchase Agreement (the “SPA”) and the Asset Purchase Agreement (“APA”), each dated March 23, 2005 (the SPA and APA, collectively, the “Divestiture Agreements”), Savient has, on 17 July 2005, sold to Ferring B.V. all of the issued and outstanding share capital of BTG, and to Ferring International Centre S.A. all of Savient’s right, title and interest in certain drug products and drug candidates developed and/or manufactured by BTG, but not in any case in the drug candidate known as “PEG-uricase” (or also known as “Puricase”); and

WHEREAS, the Parties to this Agreement have entered into a development agreement dated March 20, 2007, (the “Development Agreement”) according to which BTG renders continued development, manufacturing and other services in relation to Puricase.

WHEREAS, Savient wishes BTG, and BTG is willing, to supply Bulk Product for Commercial Launch and further commercial sales.

NOW THEREFORE, in consideration of the foregoing premises, which are incorporated into and made a part of this Agreement, and of the mutual covenants which are recited herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.01 “AE” shall mean, with respect to the Product, any adverse event associated with the use of the Product in a patient or clinical investigation, whether or not considered drug related, including the following: an adverse event occurring in the course of the use of the Product in professional practice; an adverse event occurring from drug overdose whether accidental or intentional; an adverse event occurring from drug abuse; an adverse event occurring from drug withdrawal; and any significant and consistent failure of expected pharmacological action. AE shall include, without limitation, any unfavorable and unintended sign (including, without limitation, an abnormal laboratory finding), an exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, significant failure of expected pharmacological or biological action, symptom or disease temporally associated with the use of the Product, whether or not considered related to the Product. Notwithstanding anything foregoing to the contrary, with respect to the Territory in which the Product is marketed, AEs shall include any experience required to be reported to a relevant authority in any such country.

1.02 “Affiliate” shall mean any business entity which directly or indirectly controls, is controlled by, or is under common control with any Party to this Agreement. A business entity shall be deemed to “control” another business entity if (i) it owns, directly or indirectly, at least fifty percent (50%) of the issued and outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity, or (ii) it has the de facto ability to control or direct the management of such business entity. If the laws of the jurisdiction in which such entity operates prohibit ownership by a Party of fifty percent (50%) or more, “control” shall be deemed to exist at the maximum level of ownership allowed by such jurisdiction; provided, however, that there is a de facto ability to direct or control its management.

1.03 “BLA” means a regulatory application filed with a governmental agency in a country or a group of countries (e.g. FDA or EU EMEA) for the purpose of lawfully marketing, selling, distributing, importing, exporting, manufacturing, developing or using a therapeutic or prophylactic product for the treatment or prevention of a disease or physical condition; a BLA shall include, without limitation, a Product License Application or Marketing Authorization in the European Union, and a Biologics License Application or a New Drug Application in the United States.

1.04 “BTG Assigned Improvements” shall mean all developments, discoveries, inventions, improvements, designs, methods, processes, techniques, devices, formulae and trade secrets related to the Product (including, without limitation, its pharmaceutical utility) and/or Processing of the Bulk Product or Product which are (i) made, created, developed or conceived, or reduced to practice, by BTG or an Affiliate of BTG and (ii) dominated by the Savient Patent Rights or necessary or useful in the Processing of the Bulk Product or Product. Notwithstanding the foregoing, BTG Assigned Improvements shall not include any innovations which are of general use in biopharmaceutical manufacturing.

1.05 “BTG Licensed Improvements” shall mean all developments, discoveries, inventions, improvements, designs, methods, processes, techniques, devices, formulae and trade secrets related to the Product (including, without limitation, its pharmaceutical utility) and/or Processing of the Bulk Product or Product which are (i) made, created, developed or conceived, or reduced to practice, by BTG or an Affiliate of BTG, and (ii) necessary or useful in the Processing of the Bulk Product or (iii) of general use in biopharmaceutical manufacturing.

1.06 “BTG Indemnitee” shall mean BTG and its Affiliates, and each of their respective directors, officers, employees and agents.

1.07 “BTG Know-How” shall mean all Know-How developed by BTG or any of its Affiliates during the Term or by BTG prior to July 17, 2005 relating to (i) the Bulk Product or Product (including, without limitation, its pharmaceutical utility) or (ii) the Processing of the Bulk Product or Product , and shall include, without limitation, all data (in any form, raw or analyzed or reported and whether maintained in paper, electronic or other media forms) relating to formulation, analytical methods, pre-clinical and clinical trials, pharmacology, toxicology, regulatory information, and data relating to the manufacture and use of such Bulk Product or Product.

1.08 “Bulk Product” shall mean the bulk solution of polyethylene glycol (PEG) conjugate of uricase ordered by Savient from BTG pursuant to this Agreement.

1.09 “Business Day” shall mean any day other than (i) Friday, Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York, United States of America or in Israel are permitted or required by law, executive order or governmental decree to remain closed.

1.10 “cGMP” shall mean current good manufacturing practices as set forth in Title 21, Parts 210 and 211 of the C.F.R. and 21 C.F.R. Part 312 (IND) and Part 314 (NDA), and 21 C.F.R. Part 600 (Biological Products), as established and amended by the FDA.

1.11 “Claim” shall mean all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages (including all incidental and consequential damages claimed by Third Parties), deficiencies, defaults, assessments, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, lost profits claimed by Third Parties, expenses, costs and fees (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment), and includes all damages awardable pursuant to statute and treble damages.

1.12 “Commercial Bulk Product Specifications” shall mean the manufacturing and quality specifications for the Bulk Product, including, without limitation, unit descriptions established initially in accordance with Section 3.01(ii) and amended from time to time in accordance with Section 3.01(iii) .

1.13 “Commercial Launch” shall mean the first commercial sale of the Product in any country of the Territory.

1.14 “Competing Product” shall mean any prescription pharmaceutical product that (i) contains uricase as an active ingredient or (ii) is used for the therapeutic or prophylactic treatment of gout (in any form) or other diseases and conditions involving hyperuricemia and/or monosodium urate crystals.

1.15 “Current Provisional Bulk Product Specifications” shall mean those provisional specifications set forth on Exhibit C hereto and any amended and restated Bulk Product specifications which are agreed to by the Parties in accordance with Section 3.01(i) .

1.16 “Development Agreement” shall mean that certain Development Agreement by and between the Parties hereto, dated as of the date hereof.

1.17 “Dollar” shall mean the United States dollar.

1.18 “FDA” shall mean the United States Food and Drug Administration or its foreign equivalent as may be appropriate in any given context.

1.19 “Facility” shall mean, the BTG facility located at Be’er Tuvia Industrial Zone, POB 571, Kiryat Malachi 83104, Israel, within which, and for the purposes of the calculation of “Pro Rata Basis” as defined in Section 1.37 there is the:

(i) “Purification Area” of the Facility used in the Processing of Bulk Product and comprising the small purification line totaling166 square meters;

(ii) “Fermentation Area” of the Facility used from time to time for the Processing of Bulk Product and comprising the fermentation suite, totaling 245 square meters;

(iii) “Recovery Area” of the Facility used from time to time for the Processing of Bulk Product and comprising the recovery suite, totaling 124 square meters, and;

(iv) “Total Manufacturing Area” of the Facility comprising the portion of the Facility dedicated to product manufacturing, excluding common areas such as buffer preparation, totaling 1182 square meters.

1.20 “Field” shall mean human therapeutic or prophylactic or diagnostic applications for the prevention, treatment and/or cure of diseases and physical conditions.

1.21 “Filled Product” shall mean sterile Product that is in Process and has been filled into its final primary packaging for further labeling or packaging activities.

1.22 “Genetic Material” shall mean the master cell bank of the E. coli strain expressing the recombinant uricase variant used in the Processing of the Bulk Product.

1.23 “IND” shall mean an Investigational New Drug application, as defined in 21 C.F.R. 312.3, and filed with the FDA or any equivalent foreign Regulatory Agency.

1.24 “Joint Inventions” shall mean (i) all patentable inventions jointly invented (as determined in accordance with United States patent law) by Savient (or its Affiliates) and BTG (or its Affiliates) pursuant to their activities relating to this Agreement during the Term, and (ii) all Know-How that Savient (or its Affiliates) and BTG (or its Affiliates) jointly make, create, develop, discover, conceive or reduce to practice pursuant to their activities relating to this Agreement during the Term other than those inventions described in the preceding clause (i).

1.25 “Know-How” shall mean all technical information, data (including, without limitation, regulatory data) patentable and unpatentable inventions, developments, discoveries, methods and processes that are, in each case, not disclosed in a published patent application or patent or otherwise publicly available, and includes, without limitation, BTG Know-How.

1.26 “Legal Requirements” shall mean (i) any present and future national, state, local or similar laws (whether under statute, rule, regulation or otherwise), (ii) requirements under permits, orders, decrees, judgments or directives, and requirements of applicable Regulatory Agencies (including, without limitation, cGMP) and (iii) regulations pertaining to commercially available biologic pharmaceutical products or to maintaining a BLA (with respect to each of the foregoing, as amended or revised from time to time).

1.27 “Negligence” shall mean an act or omission implying either a failure to exercise the care which a reasonable or prudent person would do in the circumstances, or taking action which such a reasonable person would not; as used herein, a reasonable or prudent person shall be considered to have such expertise as would be required in order to allow such party to perform the obligations of the parties hereunder with the level of skill and competence which prevail in the pharmaceutical industry.

1.28 “Non-Conforming Bulk Product” shall mean any Bulk Product which, at the time of delivery in accordance with ARTICLE 7, does not meet the Commercial Bulk Product Specifications.

1.29 “OCS” shall mean Office of Chief Scientist, The Ministry of Industry and Trade, State of Israel.

1.30 “OCS Requirements” shall mean the requirements of OCS which apply to the Product, including, without limitation, as specified pursuant to The Encouragement of Research and Development in Industry Law of 1984, as amended, and in the agreements by and among Savient, BTG and the OCS.

1.31 “Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, any trust or any other business entity.

1.32 “Process” or “Processing” shall mean the act of purification, preparation, filling, testing and any other pharmaceutical manufacturing procedures, or any part thereof (including, but not limited to, product or process specifications, testing or test methods, raw material specifications or suppliers, equipment, etc.), relating to, as applicable, the Bulk Product and Product.

1.33 “Product” shall mean pharmaceutical products containing Bulk Product ordered by Savient pursuant to this Agreement.

1.34 “Product Liability Claim” shall mean a Claim of a Third Party (other than a Claim arising out of use of the Product in a clinical trial) that (i) arises as a result of the use of the Product during the Term that results in personal injury or death or (ii) is in anticipation of or intended to prevent or forestall personal injury or death as a result of the use of the Product during the Term.

1.35 “Product Technology” shall mean the (i) Savient Patent Rights, (ii) Savient Know-How, (iii) BTG Assigned Improvements, (iv) BTG Licensed Improvements, (v) BTG Know-How, (vi) any developments, discoveries, inventions, improvements, designs, methods, processes, techniques, devices, formulae, and trade secrets which are or may be (A) developed, acquired or conceived by Savient and/or BTG and are derived from the Development Plan performed under the terms of the Development Agreement, developed by BTG prior to July 17, 2005 and related to the Bulk Product or used in the Processing of Bulk Product, or are derived from the manufacture and supply of Bulk Product, or (B) used in the Processing of Bulk Product.

1.36 “Product Specifications” shall mean the manufacturing and quality specifications for the Product as attached hereto as Exhibit G as they may be modified from time to time.

1.37 “Pro-Rata Basis” shall mean when Facility changes will be implemented pursuant to the provisions of Section 6.03(ii)(B) and:

(i) such Facility changes will impact the totality of the Total Manufacturing Area and/or the common and technical areas related to manufacturing, the cost of the changes multiplied by a percentage, where such percentage equals

Purification Area	PLUS	Fermentation Area	X Time PLUS	Recovery Area	X Time
Total Manufacturing Area		Total Manufacturing Area		Total Manufacturing Area

(ii) when such Facility changes will impact only the Fermentation Area, the cost of the changes multiplied by Time;

(iii) when such Facility changes will impact only the Recovery Area, the cost of the changes multiplied by Time;

1.38 “Quality Agreement” shall mean that certain Quality Agreement by and between the Parties hereto, dated as of the date hereof and attached to this Agreement as Exhibit D.

1.39 “Regulatory Agency” shall mean with respect to the United States, the FDA, or, in the case of a country in the Territory other than the United States, such other appropriate regulatory agency with similar responsibilities.

1.40 “Residual Rights Agreement” shall mean that certain Amended and Restated Residual Rights Agreement by and between Savient and BTG, effective as of July 17, 2005, and attached hereto as Exhibit F.

1.41 “SAE” shall mean, with respect to the Product, any serious adverse event occurring during clinical trials of the drug at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening or require hospitalization may be considered a serious adverse drug experience when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition. Examples of such medical events include allergic bronchospasm requiring intensive treatment in an emergency room or at home, blood dyscrasias or convulsions that do not result in patient hospitalization, or the development of drug dependency or drug abuse.

1.42 “Savient Improvements” shall mean all inventions related to the Bulk Product or Product (including, without limitation, its pharmaceutical utility) and/or Processing of the Bulk Product or Product which are made, created, developed or conceived, or reduced to practice or come to be owned, by Savient or an Affiliate of Savient and are dominated by the Savient Patent Rights.

1.43 “Savient Indemnitee” shall mean Savient and its Affiliates, and each of their respective directors, officers, employees and agents.

1.44 “Savient Know-How” shall mean all Know-How developed by Savient or any of its Affiliates during the Term relating to (i) the Bulk Product or Product (including, without limitation, its pharmaceutical utility) or (ii) the Processing of the Bulk Product or Product, and shall include, without limitation, all data relating to formulation, analytical methods, pre-clinical and clinical trials, pharmacology, toxicology, regulatory information, and data relating to the manufacture and use of such Bulk Product or Product.

1.45 “Savient Patent Rights” shall mean all valid patent claims contained in (i) the patent(s) and patent applications listed on Exhibit A; (ii) all converted provisionals, divisions, continuations, continuations-in-part, reissues, reexaminations or extensions thereof; (iii) any corresponding foreign counterparts and equivalents thereof; and (iv) any patents or patent applications filed after July 17, 2005.

1.46 “Sublicensee” shall mean any Third Party or Affiliate to whom a sublicense has been granted pursuant to Section 2.05.

1.47 “Term” shall have the meaning set forth in Section 11.01.

1.48 “Territory” shall mean, collectively, each country in the world.

1.49 “Third Party” shall mean any Person who is not a Party or an Affiliate under this Agreement.

1.50 “Time” shall mean for the purposes of the calculation of Pro Rata Basis, as defined in Section 1.37, the percentage based on the number of weeks that either the Fermentation Area or the Recovery Area, as applicable, is used for the Processing of Bulk Product divided by (i) 46 in the case of an entire year or (ii) the respective number of weeks in the billing term if the period is less than a year.

1.51 “United States” shall mean the fifty states of the United States of America, the District of Columbia and all territories and possessions of the United States of America and any other location where the FDA has jurisdiction over medicinal products intended for human use.

ARTICLE 2

INTELLECTUAL PROPERTY LICENSES

2.01 Grant of Licenses; Assignment.

(i) No restriction of license rights under the Residual Rights Agreement. The parties are agreed that the following provisions shall not in any way remove or restrict the rights pertaining to the grant of licenses to either party (“RRA License Rights”) as they exist pursuant to the Residual Rights Agreement. In the event of a conflict between this Agreement and the Residual Rights Agreement with respect to the RRA License Rights, the relevant provisions of the Residual Rights Agreement shall take precedence.

(ii) Grant by Savient. Savient hereby grants to BTG, and, if applicable, shall cause its Affiliates to grant to BTG, a fully paid-up, royalty-free, non-exclusive license within the State of Israel (“BTG Territory”) to manufacture, have manufactured, produce, have produced, develop, have developed, use, have used, offer for sale, have offered for sale, sell, have sold, export, and have exported Bulk Product under the Savient Patent Rights, the Savient Know-How, and the rights to the Savient Improvements for supply exclusively to Savient.

(iii) Grant by BTG. BTG hereby grants to Savient and, if applicable, shall cause its Affiliates to grant to Savient, a fully paid-up, royalty-free, non-exclusive license in the Territory to manufacture, have manufactured, produce, have produced, develop, have developed, use, have used, offer for sale, have offered for sale, sell, have sold, export, and have exported Bulk Product under the BTG Licensed Improvements and BTG Know-How.

(iv) Assignment by BTG. BTG shall promptly assign (and, if applicable, shall cause its Affiliates to assign) to Savient all right title and interest in and to any invention or discovery which may be claimed as a BTG Assigned Improvement. BTG shall execute (and, if applicable, shall cause its Affiliates to execute) such documents as may be necessary to obtain, perfect or maintain any patent rights arising out of the BTG Assigned Improvements, and shall cooperate with Savient so far as reasonably necessary with respect to furnishing all information and data in its possession which is reasonably necessary or useful to obtain and maintain such patent rights.

2.02 Notice of Improvements & Joint Inventions. BTG shall give Notice to Savient of all BTG Assigned Improvements, BTG Licensed Improvements and Joint Inventions promptly within due course of the discovery or creation thereof, but in any event at least thirty (30) days prior to any proposed publication thereof by BTG, its Affiliates or Sublicensees. Savient shall give Notice to BTG of all Savient Improvements and Joint Inventions promptly within due course of the discovery or creation thereof, but in any event at least thirty (30) days prior to any proposed publication thereof by Savient, its Affiliates or Sublicensees. The Parties shall, in any event, notify each other no less than annually, of whether they have made any BTG Assigned Improvements, BTG Licensed Improvements, Savient Improvements or Joint Inventions, as the case may be.

2.03 Disclosure of Know-How. BTG shall disclose, and shall cause its Affiliates to disclose, as soon as reasonably practicable, to Savient all BTG Know-How acquired, developed or which comes to be possessed by the BTG or any of its Affiliates after the date hereof (and upon reasonable request by Savient, shall make such disclosure in writing).

2.04 Use of Joint Inventions.

(i) Subject to subsections (ii) and (iii) hereof, each Party shall have the right to practice under the Joint Invention rights without any duty of accounting to the other Party.

(ii) BTG agrees that, except as otherwise agreed by the Parties in writing, it shall not (and shall, if applicable, ensure that its Affiliates shall not) (A) grant any license under the

Joint Invention Rights to any other Person to manufacture, have manufactured, produce, have produced, develop, have developed, use, have used, market, have marketed, import, have imported, export, have exported, sell or have sold any Competing Product, or (B) practice any Claim under the Joint Inventions rights to manufacture, have manufactured, produce, have produced, develop, have developed, use, have used, market, have marketed, import, have imported, export, have exported, sell or have sold any Competing Product.

(iii) Each Party agrees that it shall (and shall, if applicable, ensure that its Affiliates shall) notify the other Party before granting any license to any other Person to manufacture, have manufactured, produce, have produced, develop, have developed, use, have used, import, have imported, export, have exported, offer for sale, have offered for sale, sell or have sold any product outside the Field under the Joint Invention rights; provided, however, that neither Party shall grant or purport to grant any license under the Joint Invention rights that is exclusive as to the other Party or its assignees or Sublicensees without the prior written consent of such other Party.

2.05 Sublicensing. Savient shall have the right to grant sublicenses of licenses granted to it in Section 2.01 of this Agreement to its Affiliates and to any Third Party; provided, however, that Savient, to the extent applicable, (i) ensures that each such Sublicensee and Third Party shall consent to be bound by the terms of this Agreement as a Sublicensee or Third Party and to the same extent as Savient with respect to such Sublicenses or Third Party’s activities, (ii) informs BTG, in confidence, of each sublicense granted, and any modification or termination thereof, within sixty (60) days after the modification, or termination of a sublicense and (iii) guarantees to BTG the performance of any of its obligations which it fulfills through sublicensing and remains primarily liable for the performance of such obligations.

2.06 OCS Requirements. BTG shall not without prior written approval of Savient (and, if applicable, shall ensure that its Affiliates shall not) take any action (including, without limitation, Processing the Bulk Product outside the State of Israel) which would (i) cause either Party (or any of their Affiliates) to violate any of the OCS Requirements or (ii) result in any increase of royalties due to OCS. Additionally, upon request by Savient, BTG shall cooperate and collaborate with Savient in applying to the OCS for Savient to carry out the manufacture of the Bulk Product through a Third Party outside the State of Israel. The Parties acknowledge the rights and obligations of each Party under Section 5 of the Residual Rights Agreement and each Party shall honor such rights and obligations set forth therein.

ARTICLE 3

SPECIFICATIONS; ONGOING REGULATORY ASSISTANCE

3.01 Specifications.

(i) Current Provisional Bulk Product Specifications. The Current Provisional Bulk Product Specifications are attached as Exhibit C. The Parties are agreed that the Current Provisional Bulk Product Specifications may still be subject to modification based on the outcome of the Validation, as defined and performed pursuant to the Development

Agreement, and subject to the mutual agreement of the parties, such agreement not to be unreasonably conditioned, delayed or withheld.

(ii) Initial Commercial Bulk Product Specifications. The initial Commercial Bulk Product Specifications shall be agreed upon in writing by the Parties, as soon as reasonably practicable after the conclusion of the Validation, as defined and performed pursuant to the Development Agreement, but in no event later than ninety (90) days from the conclusion of the Validation, unless the Parties shall mutually agree to extend such time period (hereinafter the “Commercial Bulk Product Specifications”). The Commercial Bulk Product Specifications shall be incorporated into this Agreement by formal amendment as Exhibit C-1 and shall be the controlling standards for the manufacture of Bulk Product pursuant to this Agreement unless and until they are changed by written agreement between the parties. In determining the Commercial Bulk Product Specifications, the Parties shall take into consideration particularly (i) the results of the subsequent development activity of BTG under the Development Agreement and (ii) the results of the Validation as defined and performed pursuant to the Development Agreement.

(iii) Amendment of Commercial Bulk Product Specifications. Subject to the provisions of Section 6.02 and 6.03 (including the cost reimbursements provisions thereof), Savient shall have the right to amend the Commercial Bulk Product Specifications from time to time; provided, however, that (i) Savient shall use commercially reasonable efforts to minimize the frequency of such changes and shall provide BTG with reasonable advanced Notice of any changes to the Commercial Bulk Product Specifications (but, in any event, at least ninety (90) days advance notice) and (ii) the Parties have agreed in writing upon the implications and costs related to any contemplated changes pursuant to this Section 3.01, which agreement shall not be unreasonably conditioned, withheld or delayed. Without in any way limiting the foregoing, any modifications to the Commercial Bulk Product Specifications required by any Regulatory Agency with jurisdiction to require such modifications shall be made in accordance therewith.

3.02 Ongoing Assistance by BTG for Initial and Subsequent Filings or Applications.

(i) Upon the expiration or earlier termination of the Development Agreement, BTG hereby agrees to provide, in respect to any jurisdiction within the Territory (A) all information and assistance which is reasonably necessary for or useful in the preparation of (i) comprehensive and complete INDs and BLAs, including, without limitation, the Chemistry Manufacturing and Controls (CMC) section of the BLAs for the Product, (ii) any amendments and supplements to such filings and applications, (iii) subsequent filings and applications for secondary indications or additional marketing, sale, importing, exporting authorizations, or (iv) similar filings and applications and (B) access to the Facility and pertinent information to FDA inspectors conducting the pre-approval inspection. All documents to be supplied by BTG pursuant to this Section 3.02 or any other provision of this Agreement shall be translated by BTG into the English language as may be necessary. Any labor costs of BTG employees and/or Third Party expenses incurred by BTG related to this assistance shall be reimbursed by Savient in the manner and at the rates set forth on Exhibit B hereto.

(ii) Ownership. The Parties agree that all INDs and BLAs arising under this Agreement, including any and all modifications and supplements thereto, will be owned by and held in the name of Savient and will list BTG in accordance with its role as contemplated under this Agreement and in compliance with the Legal Requirements. BTG shall have no rights in or to the IND or BLA and any and all modifications and supplements thereto, other than any rights specifically granted pursuant to this Agreement.

3.03 Record and Files. Upon the expiration or earlier termination of the Development Agreement, BTG shall maintain those documents required by the applicable Legal Requirements during the Term and for any period required by such Legal Requirements. BTG shall maintain those records specified in 21 C.F.R. § 600.12(e) for cases of divided manufacturing responsibility for biologics and shall provide the records as specified therein to any Third Party fillers or manufacturers designated by Savient.

ARTICLE 4

SUPPLY OF INGREDIENTS AND MATERIALS

4.01 Procurement of Ingredients and Materials.

(i) Ordinary and Safety Stocks. Ingredients and materials necessary for the Processing of Bulk Product shall be purchased and stored by BTG in accordance with the terms of the Quality Agreement and in commercially reasonable and prudent production and safety stock quantities necessary to meet the Bulk Product Forecast (as defined in Section 5.03) giving due regard to the potential for production and batch failures, Bulk Product loss until delivery to Savient and the amendment of the Bulk Product Forecast in accordance with Section 5.06.

(ii) PEG Purchases from NOF. The foregoing notwithstanding, Savient, in its sole and absolute discretion, shall have the right, but not the obligation, to directly contract with NOF Corporation for m-PEG-NPC (mono-methoxy polyethylene glycol nitro-phenyl carbonate) (hereinafter the “PEG”) necessary for BTG to Process the Bulk Product, provided, however, in the event Savient elects to do so, then (i) Savient shall use best efforts to ensure that adequate stock, including safety stock quantities, of PEG, in amounts to be agreed upon between the Parties, are delivered to BTG in a timely manner in order to enable BTG to fulfill its obligations to Process Bulk Product to meet the requirements of all Purchase Orders placed by Savient pursuant to Section 5.05; (ii) BTG agrees that it will, in accordance with the terms of the Quality Agreement, store and test, as applicable, such stock of PEG delivered by NOF; (iii) BTG shall reimburse Savient for the cost of any PEG utilized in the Processing of Bulk Product that is determined to be (a) Non-Conforming Bulk Product, or (b) a failed batch; (iv) that such agreement between Savient and NOF shall not materially interfere with the terms of this Agreement or unduly interfere with BTG’s ability to carry out its work; and (v) the inability of BTG to perform under the terms of this Agreement, where such failure is due to the failure of Savient to ensure the timely delivery to BTG of adequate stock of PEG shall not be deemed to be a breach by BTG of its obligations under this Agreement.

4.02 Maintenance of Genetic Material. From the Effective Date, BTG shall (or shall procure one of its Affiliates to) maintain such quantity of Genetic Material to meet Purchase Orders placed and the Bulk Product Forecast provided by Savient pursuant to ARTICLE 5. In the event of the expiration or termination of this Agreement, BTG shall, within thirty (30) days of the effective date of such expiration or termination, transfer to Savient or its designee any and all remaining quantities of Genetic Material. Any labor costs of BTG employees and/or Third Party expenses incurred by BTG related to transfer of Genetic Material shall be reimbursed by Savient in the manner and at the rates set forth on Exhibit B hereto.

4.03 Reference Materials. BTG shall provide Savient with any physical, chemical or biological material that is otherwise unavailable, which is to be used as a reference standard in the testing of Bulk Product, ingredients or raw materials. Such physical, chemical or biological material shall be provided to Savient at cost plus 50% (fifty percent). Payments due by Savient under this Section 4.03 shall be payable by Savient no later than forty-five (45) days after the invoice date.

ARTICLE 5

BTG FACILITY CAPACITY, FORECASTING, PURCHASE ORDERS

AND ORDER CONFIRMATIONS

5.01 BTG Facility Bulk Product Processing Capacity and Capacity Reservation Fee.

(i) Existing Facility Capacity. Savient and BTG acknowledge that based on the (A) Purification Area used in the Processing of Bulk Product, (B) the Fermentation Area and the Recovery Area used from time to time for the Processing of Bulk Product, (C) methods, processes and procedures currently utilized in the Processing of Bulk Material as of the Effective Date, and (D) the current shift arrangement (one (1) — eight (8) hour shift operating five (5) days per calendar week during a forty-six (46) work week calendar year) in the Facility as of the Effective Date (hereinafter the “Capacity Parameters”), the BTG Facility has the projected capacity to Process up to forty-two (42) batches of Bulk Product per calendar year in the absence of other products manufactured in the areas specified above. Additionally, Savient and BTG acknowledge that this capacity could be increased, upon appropriate advance notice, if additional shift operations were implemented and/or certain Facility changes were made.

(ii) Subject to the terms set forth in this Section 5.01(ii), in order to reserve capacity at BTG for the Processing of Bulk Product, for all Bulk Product forecasted by Savient to be Processed by BTG and purchased by Savient prior to the Commercial Launch of the Product and through December 31, 2010 (hereinafter the “Reservation Fee Period”), Savient shall remit to BTG a Processing Capacity Reservation Fee in the amounts and manner set forth below:

(A) Within ten (10) Business Days of the provision of the Preliminary Bulk Product Forecast pursuant to Section 5.02, Savient shall remit to BTG a Processing Capacity Reservation Fee of Three Million Dollars ($3,000,000).

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(B) Within ten (10) Business Days of the provision of the Bulk Product Launch Forecast pursuant to Section 5.03, Savient shall remit to BTG a Processing Capacity Reservation Fee equal to the amount required to bring Savient’s Processing Capacity Reservation Fee, when added to the amount remitted under Section 5.01(ii)(A), to twenty percent (20%) of the applicable Price, as defined in Section 8.01, of the number of batches of Bulk Product reflected on such Bulk Product Launch Forecast, provided, however, if the amount calculated under this Section 5.01(ii)(B) is less than the Processing Capacity Reservation Fee remitted under Section 5.01(ii)(A) the Processing Capacity Reservation Fee shall remain at such higher amount. In the event that the initial Bulk Product Launch Forecast pursuant to section 5.03 is not provided by September 30, 2007, then Savient shall remit monthly to BTG an additional Processing Capacity Reservation Fee of $125,000 for each additional month that passes until the provision of the initial Bulk Product Launch Forecast.

(C) Within ten (10) Business Days of the provision of any Bulk Product Forecast pursuant to Section 5.03 or any Amended Bulk Product Forecast provided by Savient pursuant to Section 5.06 provided by Savient on or before July 1, 2009, Savient shall remit to BTG a Processing Capacity Reservation Fee equal to the amount required to bring Savient’s Processing Capacity Reservation Fee, when added to the amount remitted under Sections 5.01(ii)(A) and 5.01(ii)(B), to twenty percent (20%) of the applicable Price, as defined in Section 8.01, of the number of batches of Bulk Product reflected on such Bulk Product Forecast or Amended Bulk Product Forecast that are projected for purchase during the Reservation Fee Period, provided, however, if the amount calculated under this Section 5.01(ii)(C) is less than the aggregate of the Processing Capacity Reservation Fee remitted under Sections 5.01(ii)(A) and 5.01(B) the Processing Capacity Reservation Fee shall remain at such higher amount.

(D) All Processing Capacity Reservation Fee amounts remitted by Savient to BTG under this Section 5.01(ii) shall:

(1) earn interest at the one (1) year London Interbank Offering Rate (“LIBOR”) with the interest earned thereon inuring to the sole benefit of Savient;

(2) be credited, inclusive of interest, by BTG on a per batch basis by providing a 20% discount on the value of each batch at the time of invoicing for Bulk Product purchased by Savient during the Reservation Fee Period until it is fully utilized, provided however, except as otherwise provided in Sections 5.01(ii)(F), 5.01(ii)(G) and 5.01(ii)(H), any uncredited Processing Capacity Reservation Fee, inclusive of interest, remaining at the end of the Reservation Fee Period due to a failure by Savient to take delivery of Bulk Product which conforms to the Commercial Bulk Product Specifications and which is ordered pursuant to a Bulk Product Forecast provided pursuant to Section 5.03 or an Amended Bulk Product Forecast provided pursuant to Section 5.06 and which is otherwise properly amended pursuant to Section 5.05 shall be forfeited by Savient to BTG. For purposes of clarity, the credit of the Processing

Capacity Reservation Fee shall accrue upon the delivery of the Bulk Product by BTG to Savient and shall be reflected on the invoice which relates to the Bulk Product shipment in question; and

(3) BTG shall provide to Savient a quarterly statement within ten (10) Business Days of the end of each calendar quarter of the then current balance of the Processing Capacity Reservation Fee, inclusive of interest, available for credit to the purchase of Bulk Product by Savient.

(E) Subject to the last sentence of this Section 5.01(ii)(E), Savient and BTG acknowledge and agree that by the conclusion of the Reservation Fee Period the demand for Savient’s Product will be sufficiently capable of reliable forecasting as to negate the need for a Processing Capacity Reservation Fee and that such will not be required for Bulk Product forecasted for purchase beyond the expiration of the Reservation Fee Period. On that basis, the final Processing Capacity Reservation Fee shall be due based on twenty percent (20%) of the applicable Price, as defined in Section 8.01, of the number of batches of Bulk Product reflected on the Bulk Product Forecast or Amended Bulk Product Forecast that is submitted for the period July 2009 through December 2010. If there is a delay in the commercial launch of the Product beyond the first calendar quarter of 2009 or any other factor reasonably preventing a reliable Bulk Product forecasting by the conclusion of the Reservation Fee Period, then the Parties will meet in good faith and discuss whether a further capacity reservation fee is necessary or appropriate and, if it is agreed necessary, for what duration and amount, if any.

(F) Anything to the contrary notwithstanding, in the event that any amount of the Processing Capacity Reservation Fee, inclusive of interest, remains unused or unapplied at the end of the Reservation Fee Period due to a failure by BTG for any reason, including Force Majeure conditions affecting BTG or the import, export or transportation of the Bulk Product which is beyond the reasonable control of BTG or Savient, to timely deliver any number of batches of Bulk Product properly ordered and accepted in accordance with the terms of this Agreement, then any amount of the Processing Capacity Reservation Fee, inclusive of interest, which would have been used for or applied to the purchase of Bulk Product but for the non-delivery or untimely delivery thereof, shall be refunded to Savient by wire transfer within fifteen (15) Business Days of the end of the Reservation Fee Period. For purposes of determining timely delivery pursuant to this section, the delivery dates identified in a Purchase Order submitted and accepted in accordance with Section 5.05 herein shall be considered binding, except in the event of a Force Majeure condition affecting BTG or the import, export or transportation of the Bulk Product which is beyond the reasonable control of BTG or Savient, in which case the Parties shall agree upon a reasonable extension of the delivery date in accordance with Section 14.14 hereof.

(G) In the event this Agreement is terminated by Savient pursuant to Sections 11.02 (ii) (for Force Majeure conditions affecting BTG), 11.02 (iii) (Material Breach by BTG), or 11.02 (v) (for insolvency of BTG) hereof, any amount of the Processing Capacity Reservation Fee and accrued interest thereon which has not been applied to payments for Bulk Product actually purchased by and delivered to Savient, shall be returned to Savient via wire transfer within thirty (30) days of the effective date of termination of this Agreement. In the event this Agreement is terminated with the mutual consent of both Parties, then, as part of such mutual consent, the Parties shall discuss in good faith and reach resolution with regard to the disposition of the then-existing Capacity Reservation Fee, including any interest thereon, having due regard for the reasons and basis that lead the Parties to terminate this Agreement by mutual consent.

(H) Savient and BTG further acknowledge and agree that in the event the BLA for Savient’s Product is not filed with the FDA on or before December 31, 2008 then the Processing Capacity Reservation Fee previously paid by Savient to BTG and accrued interest thereon relating to Bulk Product Forecasts provided by Savient before December 31, 2008 shall be refundable to Savient only in the event and to the extent that BTG is able, with the use of best efforts, to mitigate its losses by scheduling into the Processing Capacity reserved for Savient during such period production of a product or products on behalf of BTG, an Affiliate, or a third party, or any combination thereof.

5.02 Preliminary Bulk Product Forecast. As soon as reasonably practicable, but in no event later than thirty (30) days from the date of full execution of this Agreement, Savient shall provide BTG a preliminary, non-binding projection of its first eighteen month rolling forecast that sets forth Savient’s then best estimate of the date for the delivery of the first commercial quantity of Bulk Product and the total quantity of Bulk Product for commercial supply that Savient expects to order from BTG within the eighteen (18) month period following delivery of such first commercial quantity (“Preliminary Bulk Product Forecast”). In the Preliminary Bulk Product Forecast, Savient shall:

(i) set forth the assumptions it is utilizing for the establishment of the date for the delivery of the first commercial quantity of Bulk Product;

(ii) include a breakdown of the total quantity of Bulk Product by month for the eighteen months following the delivery of the first commercial order; and

(iii) identify the variables, Process and regulatory questions and issues and logistical considerations that could impact the date for the delivery of the first commercial quantity of Bulk Product.

Within thirty (30) days of the issuance of the Preliminary Bulk Product Forecast, Savient and BTG shall meet to commence good faith discussions and agree on the methodology and timeline for bringing to resolution and conclusion any and all Process and regulatory questions, issues and logistical considerations outlined in the Preliminary Bulk Product Forecast. Savient and BTG shall use their mutual best efforts to conclude these discussions and reach final resolution as soon as reasonably practicable, but in no event later than July 30, 2007, unless the parties mutually agree that additional time is required.

5.03 Bulk Product Launch Forecast and Bulk Product Forecast. Commencing at least twelve (12) months prior to the delivery date of the first Firm Order, Savient shall submit to BTG its final initial launch Bulk Product forecast which shall set forth month by month an eighteen (18) month rolling forecast that sets forth the total quantity of Bulk Product for commercial supply that Savient either has ordered, desires to order, or expects to order from BTG within the eighteen (18) month period following delivery of such first commercial quantity (“Bulk Product Launch Forecast”). Thereafter, Savient shall provide on a monthly basis on or before the first Business Day of each calendar month an updated Bulk Product forecast for the next ensuing eighteen (18) month rolling period (“Bulk Product Forecast”). In the Bulk Product Forecast, Savient shall:

(i) include a breakdown of the total quantity of Bulk Product by month for the following eighteen (18) month rolling period; and

(ii) in respect of the monthly breakdown under (i) above, identify the relevant set of Bulk Product Specifications.

As used herein, the term “Forecast” shall mean, as applicable, the Bulk Product Launch Forecast or Bulk Product Forecast, as may be amended from time to time pursuant to Section 5.06 hereof.

5.04 Firm Orders and Firm Forecasts. The Bulk Product Forecast submitted monthly by Savient shall breakdown by month of the next ensuing eighteen (18) months of the Bulk Product Forecast and shall consist of:

i. a rolling firm irrevocable order for the first two (2) quarters (i.e. quarters 1 and 2) of the Bulk Product Forecast (“Firm Order”), which shall each be the subject of a Purchase Order delivered and confirmed in accordance with Section 5.05;

ii. a rolling two (2) quarter forecast for the second two (2) quarters (i.e. quarters 3 and 4) of the Bulk Product Forecast (each a quarterly “Firm Forecast”); and

iii. a rolling two (2) quarter estimate for the third two (2) quarters (i.e. quarters 5 and 6) of the Bulk Forecast (each a quarterly “Estimated Forecast”).

5.05 Purchase Orders and Order Confirmations. Savient will accompany its monthly update of the Bulk Product Forecast with a written purchase order (“Purchase Order”) for each new Firm Order that was only a Firm Forecast in the previous month’s Bulk Product Forecast. Each Purchase Order shall specify the Bulk Product ordered and the time, manner and address of delivery, all of which shall be subject to this ARTICLE 5. BTG shall confirm each Purchase Order in a written order confirmation within seven (7) Business Days after receipt of the Purchase Order.

5.06 Amending Forecasts. Any Bulk Product Forecast that is not a Firm Order is to be considered a forecast or estimate to be used for planning purposes, and shall not be construed as a firm commitment by Savient to BTG and thus can be increased or reduced by Savient from time to time. Savient shall be entitled at any time up until and including the time that a Firm Forecast or Estimated Forecast becomes a Firm Order, to increase or decrease such monthly Firm Forecast or Estimated Forecast for Bulk Product, provided, however, such increases or decreases on a monthly basis shall not be greater than twenty-five percent (25%) of the originally forecasted quantity for such month and each month may not be increased and decreased more than one time. As a request by Savient to increase the quantity of Bulk Product in a Firm Forecast prior to its becoming a Firm Order may require longer lead times for delivery than requested by Savient, both Parties shall agree jointly on a new delivery date as close as possible to the requested date having due regard for BTG’s commercial commitments to Third Parties and its own production needs, such agreement to not be unreasonably withheld, conditioned or delayed. Once a Firm Forecast becomes a Firm Order, Savient may not reduce it, but may request that BTG increase the quantity of Bulk Product subject to a Firm Order and BTG shall use commercially reasonable efforts to fill the increased order.

5.07 Fulfillment of Purchase Orders; Review of Forecasts.

(i) BTG shall satisfy, in accordance with their terms, Savient’s Purchase Orders, provided and confirmed in accordance with Section 5.05. BTG shall promptly notify Savient if it becomes aware or believes that it will not be able to satisfy such Purchase Orders on time, in full, or at all, which Notice shall include an explanation in reasonable detail of the reason for BTG’s failure to comply with a confirmed Purchase Order and its proposed course of action for remedying such failure. Savient shall be entitled to request BTG to produce evidence to support its Notice, BTG’s response to such request shall not be unreasonably denied or delayed.

(ii) Within ten (10) Business Days of its receipt of the Bulk Product Launch Forecast or a Bulk Product Forecast or any amendment thereto, BTG shall review such Forecast and in the event that BTG believes that it will not be able to satisfy the quantity, time or manner for delivery of any portion of the order for any amount of Bulk Product identified in any portion therein (i.e.: in the Firm Order, Firm Forecast or Estimated Forecast portions), BTG shall notify Savient of the same, provide a reasonable explanation of the cause of its inability to do so and provide alternatives for the delivery of the quantity and/or scheduling or manner of delivery to satisfy the requirements of Savient.

(iii) Unless BTG has indicated, in accordance with Section 5.07(ii), an inability to satisfy the identified quantities of Bulk Product in the Bulk Product Launch Forecast, any Bulk Product Forecast, or any amendment thereto, BTG may not refuse to accept a Purchase Order which does not deviate from the previously provided Bulk Product Launch Forecast, Bulk Product Forecast or amended forecast, as the case may be when, on a rolling basis, months contained in a Firm Forecast or Estimated Forecast period becomes a Firm Order.

(iv) In the event that BTG notifies Savient of its inability to supply any subject quantity of Bulk Product identified in the Bulk Product Launch Forecast, any Bulk Product Forecast or amended forecast, the parties agree to work together in good faith to expeditiously resolve the discrepancy between the subject forecast and BTG’s inability to supply Bulk Product in accordance therewith.

5.08 Effect of Supply Failure. In the event of a Supply Failure (as defined herein), no forecast or estimate shall be considered a Firm Order until such time as BTG proves to Savient’s reasonable satisfaction that the cause of such Supply Failure has been corrected. “Supply Failure” shall mean BTG has experienced three (3) failed batches of Bulk Product within a calendar quarter, or four (4) failed batches of Bulk Product aggregated over the course of two consecutive quarters, or six (6) failed batches of Bulk Product aggregated over the course of a calendar year. For purposes of this definition, any Bulk Product that is discovered and notified by Savient in accordance with Section 6.04 (iv) to be Non-Conforming Bulk Product after delivery shall be considered a failed batch. In the event of a Supply Failure during the Reservation Fee Period, the period covered by the Reservation Fee Period shall be extended by the quarterly or other period of such Supply Failure.

5.09 Preferential Right of Supply. BTG shall schedule its own products or those of an Affiliate for processing at the Facility and shall not accept from a customer that is a Third Party any orders for product processed at the Facility to the extent the fulfillment of such scheduling or order could, at the time of BTG’s scheduling or acceptance of such Third Party order, reasonably be expected to impede BTG’s ability to fulfill Savient’s Bulk Product Requirements as reflected on the then current monthly Firm Orders, Firm Forecast and Estimated Forecast submitted by Savient pursuant to Section 5.04 and acted upon by the Parties pursuant to Sections 5.05, 5.06, and 5.07 supra.

5.10 Alternative Supplier. Savient shall have the right to establish an alternative supplier for Bulk Product for up to twenty percent (20%) of its annual world-wide Bulk Product requirements; provided, however,

(i) in the event of a Supply Failure under Section 5.08 above, Savient shall have the right to purchase all of its Bulk Product requirements from an alternative supplier upon reasonable prior written notice to BTG until BTG demonstrates to Savient’s reasonable satisfaction that BTG has fully remedied such Supply Failure, and

(ii) if despite the good faith efforts of BTG to modify its Capacity Parameters to meet the needs of Savient, or, as applicable, the Parties good faith efforts to agree on cooperative methods to modify the BTG Capacity Parameters, Savient’s Forecasts for orders of Bulk Product up to the OCS Requirements are reasonably anticipated to exceed BTG’s available capacity for the Processing of Bulk Product, then Savient shall have the right to purchase any and all of its requirements of Bulk Product that Savient reasonably determines in good faith may exceed BTG’s available capacity from Savient’s alternate supplier.

BTG acknowledges its obligation to assist Savient with Technology Transfer to an alternative contract manufacturing organization in accordance with the terms and conditions of Section 5.02 of the Development Agreement.

5.11 Effect of Termination on Purchase Order. Unless otherwise agreed to in writing by the Parties, the termination of this Agreement shall automatically terminate all then existing Purchase Orders, except when the termination of this Agreement is pursuant to Sections 11.02 (i) (Elective) and 11.02(iv) (Material Breach by Savient), provided such material breach by Savient is not based on the non-payment of non-disputed amounts for Bulk Product deliveries, in which case BTG shall honor and fulfill any then existing Purchase Order and Savient shall pay BTG for any Purchase Order so honored and fulfilled by BTG pursuant to the terms of this Agreement.

ARTICLE 6

PRODUCTION

6.01 Obligation to Supply and Purchase. BTG shall manufacture and supply all Bulk Product quantities ordered by Savient and confirmed by BTG in accordance with the provisions of this Agreement. The Parties acknowledge and agree that, pursuant to the OCS Requirements and subject to the terms of this Agreement, Savient is obligated to order at least 80% of its annual world-wide Bulk Product requirements from BTG (“OCS Annual Requirements”) and BTG is obligated to provide such OCS Annual Requirements. BTG shall bear all risk of loss associated with production and batch failures or loss of Bulk Product until delivery to Savient, in accordance with the provisions of Section 7.01.

6.02 Process Changes.

(i) Prior Approval of Savient Required. Except as set forth in this Section 6.02, BTG shall not make any change to the Process for the Bulk Product that would have an impact on the Bulk Product or Product, result in a change to the Commercial Bulk Product Specifications or the Product Specifications or require submissions to or approvals from any Regulatory Agency, except by prior written approval of Savient for such change, which approval shall not be unreasonably conditioned, withheld or delayed.

(ii) Changes Based on Applicable Legal Requirements. BTG shall make such changes to the Process for the Bulk Product as may be required pursuant to applicable Legal Requirements; provided that BTG shall have notified Savient in advance of any required change and shall have obtained the prior written approval of Savient for such change, which approval shall not be unreasonably conditioned, withheld or delayed. Costs incurred by BTG in connection with changes to the Process for the Bulk Product that are required pursuant to Legal Requirements applicable solely to the Process for the Bulk Product, including but not limited to the purchase of equipment, shall be paid by Savient in advance, or on such other basis as the parties may agree at such time, of the incurrence of such charges at (x) one hundred fifteen percent (115%) of cost excluding labor and equipment; (y) labor costs, if applicable, as per Exhibit B; (z) equipment at one hundred eight percent (108%) of cost; provided, however, that Savient shall have explicitly approved in writing any contemplated changes pursuant to this Section 6.02(ii) prior to BTG implementing any such changes. To the extent that the cost of any purchase of equipment is fully allocated to Savient, title to such equipment shall vest in Savient and Savient shall have the right, but not the obligation, to remove such equipment at its sole cost and expense upon the expiration or termination of this Agreement.

(iii) Changes Made at the Request of Savient. From time to time, Savient may request that BTG make certain changes (other than those required by Legal Requirements) to the Processing of the Bulk Product; provided, however, that (A) Savient shall seek to minimize such changes, (B) Savient shall enter into good faith negotiations with BTG regarding the implementation of any such change to the Processing of the Bulk Product, with BTG’s consent to such change not being unreasonably withheld, conditioned, delayed or denied and (C) after the Parties have agreed upon the implications and costs related to a change to the Processing of the Bulk Product, BTG shall implement such change. Costs incurred by BTG in connection with such changes shall be reimbursed by Savient at (x) one hundred fifteen percent (115%) of cost excluding labor and equipment; (y) labor costs, if applicable, as per Exhibit B; (z) equipment at one hundred eight percent (108%) of cost. To the extent that the contemplated changes requested by Savient necessitate the purchase of equipment and the cost of such purchase of equipment is fully allocated to Savient, title to such equipment shall vest in Savient and Savient shall have the right, but not the obligation, to remove such equipment at its sole cost and expense upon the expiration or termination of this Agreement.

(iv) Improvements by BTG. If BTG identifies a potential improvement that would (A) require changes to the Process, (B) have an impact on the Product or Bulk Product or (C) require submissions to or approvals from any Regulatory Agency, then BTG shall notify Savient of such improvement and the Parties shall, in good faith, discuss implementation of such improvement. Such improvement shall not be made unless the Parties reach agreement including, without limitation, agreement on allocation of cost, which agreement shall be at the sole discretion of the Parties. To the extent that the contemplated changes necessitate the purchase of equipment and the cost of such purchase of equipment is fully allocated to Savient, title to such equipment shall vest in Savient and Savient shall have the right, but not the obligation, to remove such equipment at its sole cost and expense upon the expiration or termination of this Agreement.

(v) Price Adjustment. In the event of any changes to the Process, pursuant to this Section 6.02, the Parties will meet and discuss the impact such Process changes have on the cost of Processing Bulk Product, either negative or positive, and will negotiate the resulting adjustment to the Price, as defined in Section 8.01, such adjustment to appropriately reflect the investment made by each Party in such Process changes relative to the manner in which such changes impact the cost of Processing the Bulk Product. To effectuate this Section 6.02(v), both parties shall exchange appropriately detailed documentation and analysis required to adequately assess the negative or positive impact such Process changes have on the cost of Processing Bulk Product.

6.03 Facility Changes.

(i) Facility Changes by BTG. From time to time, BTG may desire to make certain changes or modifications to its Facility (other than those required by Legal Requirements) (“Facility Changes”) which Facility Changes impact, directly or indirectly, the Processing of the Bulk Product. BTG shall be entitled to make Facility Changes which impact, directly or indirectly, the Processing of the Bulk Product without the prior approval of Savient, provided, however:

(A) prior to the approval of the BLA for Savient’s Product, BTG shall (x) use its best efforts to minimize Facility Changes which impact, directly or indirectly, the Processing of the Bulk Product, and (y) not implement any Facility Changes that will inhibit BTG’s ability to meet its obligations to supply Savient’s requirements under this Agreement or require the approval of a Supplement to the BLA for Savient’s Product, unless such change is unavoidable;

(B) after the approval of the BLA for Savient’s Product, BTG shall not implement any Facility Changes that will inhibit BTG’s ability to meet its obligations to supply Savient’s requirement under this Agreement unless and until the Parties have agreed to a plan for inventory stockpiling to satisfy Savient’s requirements, and;

(C) BTG shall promptly provide Savient notice of its Facility Changes which may impact, directly or indirectly, the Processing of the Bulk Product prior to the anticipated commencement of such Facility Changes and shall enter into good faith negotiations with Savient regarding the implementation of any such Facility Change and the satisfaction of Savient’s requirements for the stockpiling of safety stocks on Bulk Product in order that Savient can meet the clinical and market demands of its Product.

Under no circumstances shall BTG implement a Facility Change which may endanger the quality of the Bulk Product. Costs incurred by BTG in connection with such Facility Changes shall be borne by BTG. As used in this Section 6.03(i), “promptly” shall mean, given the nature and substance of the Facility Change, that period of time commercially reasonably necessary to complete the discussions and negotiations envisaged herein.

(ii) Facility Changes Based on Applicable Legal Requirements. BTG shall make such changes to the Facility as may be required pursuant to applicable Legal Requirements; provided that BTG shall promptly notify Savient in advance of such planned Facility Change; provided, however, that such notice from BTG shall be provided not later than ten (10) Business Days following BTG’s being notified of the necessity of changes to the Facility pursuant to Legal Requirements. Costs incurred by BTG in connection with such changes shall be reimbursed by Savient as follows:

(A) Changes Specific to Savient’s Bulk Product. To the extent that changes to the Facility, including but not limited to the purchase of equipment, are required pursuant to Legal Requirements applicable solely to the Bulk Product, costs incurred for such changes shall be paid by Savient in advance of the incurrence of such charges, or on such other basis as the parties may agree at such time, at (x) one hundred fifteen percent (115%) of cost excluding labor and equipment; (y) labor costs, if applicable, as per Exhibit B, and; (z) equipment at one hundred eight percent (108%) of cost; provided, however, that the Parties shall have agreed to a plan for the satisfaction of Savient’s requirements for safety stock of the Bulk Product to meet the clinical and market demands of its Product. To the extent that the cost of any purchase of equipment is fully allocated to Savient, title to such equipment shall vest in Savient and Savient shall have the right, but not the obligation, to remove such equipment at its sole cost and expense upon the expiration or termination of this Agreement.

(B) Changes Not Specific to Savient’s Bulk Product. To the extent that changes to the Facility are required pursuant to Legal Requirements applicable to biopharmaceutical manufacturing in general, costs incurred for such changes shall be reimbursed by Savient on a Pro Rata Basis, at cost.

(C) Changes in Connection With Another Product. If changes to the Facility are required pursuant to Legal Requirements applicable solely to other activities or the manufacture of other products in the Facility (even if such changes would not be required in the absence of the Processing of the Bulk Product at the Facility or if the Processing of the Bulk Product benefits from such changes) the costs incurred for such changes shall not be reimbursed by Savient.

Provided, however, that in the event of changes to the Facility required pursuant to applicable Legal Requirements, the Parties shall enter into good faith negotiations regarding the implementation of any such Facility Change in a manner intended to minimize the interruption of the supply of Bulk Product and, in any event, shall agree on a method for the satisfaction of Savient’s requirements for the stockpiling of safety stocks of Bulk Product in order that Savient can meet the clinical and market demands of its Product.

(iii) Changes Made at the Request of Savient. From time to time, Savient may request that BTG make certain changes to the Purification Area (other than those required by Legal Requirements); provided, however, that

(A) Savient shall seek to minimize such changes,

(B) Savient shall enter into good faith negotiations with BTG regarding the implementation of any such change, with BTG’s consent to such change not being unreasonably withheld, conditioned, delayed or denied and

(C) after the Parties have agreed upon the implications and costs related to the Savient requested changes, BTG shall implement such changes.

Costs incurred by BTG in connection with such changes to the Facility shall be reimbursed by Savient at (x) one hundred fifteen percent (115%) of cost excluding labor and equipment; (y) labor costs, if applicable, as per Exhibit B, and; (z) equipment at one hundred eight percent (108%) of cost. To the extent that the contemplated changes requested by Savient necessitate the purchase of equipment and the cost of such purchase of equipment is fully allocated to Savient, title to such equipment shall vest in Savient and Savient shall have the right, but not the obligation, to remove such equipment at its sole cost and expense upon the expiration or termination of this Agreement.

(iv) Price Adjustment. In the event of any changes to the Facility, pursuant to this Section 6.03, the Parties will meet and discuss the impact such Facility changes have on the cost of Processing Bulk Product, either negative or positive, and will negotiate the resulting adjustment to the Price, as defined in Section 8.01, such adjustment to appropriately reflect the investment made by each Party in such Facility changes relative to the manner in which such changes impact the cost of Processing the Bulk Product. To effectuate this Section 6.03(iv), both parties shall exchange appropriately detailed documentation and analysis required to adequately assess the negative or positive impact such Facility changes have on the cost of Processing Bulk Product.

(v) Alternate Use of Purification Area. BTG shall have the right, but not the obligation, to utilize the Purification Area for the production, handling or storage of other products during periods when the Purification Area is not being utilized for the Processing of Bulk Product pursuant to the terms and conditions of Section 5.7 in the Quality Agreement.

6.04 Quality Assurance.

(i) Testing by BTG. BTG shall perform quality testing using assays proposed by BTG and acceptable to Savient (which acceptance shall not be unreasonably conditioned, withheld or delayed) in order to assure that the Bulk Product complies with the Commercial Bulk Product Specifications, and shall retain samples of Bulk Product produced and records of the tests made on each such batch in accordance with applicable Legal Requirements. In addition, except as otherwise agreed by the Parties in writing, no Bulk Product shall be delivered until such Bulk Product has been processed in accordance with the tests, inspections and controls required under the Commercial Bulk Product Specifications and such other tests as the Parties may mutually agree upon in writing; provided, however, that the foregoing shall not relieve BTG of its obligation under ARTICLE 5. BTG shall maintain records with respect to the quality testing and shall deliver such records to Savient by facsimile or email and overnight courier prior to shipment of the Bulk Product. Savient shall pay for any and all costs and expenses related to the delivery of records to Savient by overnight courier. Such records shall also be made available to Savient during normal Israeli business hours, upon prior written request.

(ii) Notice of Non-Conforming Bulk Product. BTG shall promptly notify Savient of any Non-Conforming Bulk Product of which it becomes aware, whether or not such Non-Conforming Bulk Product been delivered to Savient or its designee, specifying the Bulk Product release testing and batch number.

(iii) Testing by Savient. At Savient’s election, Bulk Product may be subjected to testing by Savient at Savient’s facilities or facilities of a Third Party designated by Savient in order to verify conformance with the Commercial Bulk Product Specifications, using assays proposed by BTG and acceptable to Savient (which acceptance shall not be unreasonably conditioned, withheld or delayed). Savient shall maintain records with respect to the scope and nature of any such testing and shall disclose such records to BTG in a timely fashion.

(iv) Notice of Delivery of Non-Conforming Bulk Product. Savient shall notify BTG in writing of any Non-Conforming Bulk Product within

(A) forty-five (45) days of delivery of such Non-Conforming Bulk Product in the event of a defect which was discovered or could have been discovered by Savient through the use of reasonable testing methods and procedures mutually agreed to by the Parties in writing or

(B) ten (10) Business Days of Savient’s discovery of the Non-Conforming status of the Bulk Product in the event of a defect not recognizable for Savient through the use of such testing methods and procedures (hereinafter “Hidden Defect”).

Savient’s notices of any non-conforming Bulk Product shall specify the manner in which the Bulk Product fails to meet the Commercial Bulk Product Specifications,. BTG shall have the right to examine and test any Bulk Product in Savient’s possession that Savient claims is Non-Conforming. The Parties shall cooperate to determine the point at which the Bulk Product became Non-Conforming. In the event that the Parties cannot agree as to whether any Bulk Product was Non-Conforming at the time of delivery, the Parties shall promptly appoint an independent specialist (appointed by mutual agreement between the Parties, which agreement shall not be unreasonably withheld, conditioned or delayed) who shall determine whether such Bulk Product was Non-Conforming at the time of delivery. In the absence of manifest error, the independent specialist’s decision shall be conclusive and binding on the Parties.

Except as otherwise provided herein relating to Hidden Defects in the Bulk Product, if Savient fails to notify BTG in writing of any non-conforming Bulk Product within forty-five (45) days of delivery, then the Bulk Product delivered by BTG to Savient shall be deemed to be in all respects in accordance with this Agreement and Savient shall be bound to accept and pay for the same accordingly. For the avoidance of doubt, this shall apply irrespective of whether or not Savient has carried out quality testing in accordance with Section 6.04 (iii).

(v) Observation by Savient. During the Term, Savient (including Savient’s agents and consultants) shall have the right, at Savient’s sole cost and expense, during normal business hours and upon reasonable notice, to visit the Facility as per the Quality Agreement.

(vi) Recalls and Voluntary Withdrawals. If either Party becomes aware of information about distributed Product containing Bulk Product indicating that it may be Non-Conforming with respect to the Bulk Product or that there is potential adulteration, misbranding and/or any potential issues regarding safety or effectiveness with respect to the Bulk Product, it shall promptly serve Notice to that effect on the other Party. Savient will initiate an investigation and assessment of such circumstances and shall promptly notify BTG of its findings and any proposed course of action. The Parties shall meet to discuss such circumstances and to consider appropriate courses of action. Savient shall bear all costs associated with a recall of the Product unless such recall is caused by a Hidden Defect with respect to the Bulk Product, in which case BTG shall pay all costs associated with the recall, up to the maximum value of the Product Price paid by Savient to BTG for the Bulk Product containing such Hidden Defect.

(vii) Filled Product Release Testing. The Parties acknowledge that BTG is performing the Filled Product release testing for Savient under the terms of this Agreement and the Development Agreement until such time as the Filled Product release testing and methods can be transferred to Savient’s new third party fill/finisher of Product (hereinafter “Third Party Fill/Finisher”) or alternate Bulk Product or Product supplier. Savient will use its best efforts to effectuate the Technology Transfer of Product Technology to enable such Filled Product release testing to be performed by Savient’s Third Party Fill/Finisher or its alternate Product supplier as expeditiously as commercially practicable, and upon the approval of such amendments to this Agreement, and, if still in effect at such time, the Development Agreement shall be entered into relieving BTG of its obligation to perform release testing on Filled Product. It is the express intention of the Parties to mutually use best efforts to accomplish this Technology Transfer in adequate time to file the Product BLA with both BTG and Savient’s Third Party Fill/Finisher as alternate parties designated to perform the release testing of Filled Product, provided, however, the failure to succeed in this regard shall not be deemed a breach by Savient, nor shall it relieve BTG of its obligations to perform such release testing until such time as Savient’s Third Party Fill/Finisher is approved to perform such release testing.

6.05 Labeling and Packaging. BTG shall label and package the Bulk Product in accordance with Legal Requirements applicable to pharmaceutical products shipped in bulk for further processing, labeling, or repackaging.

6.06 Stability. Stability related activities for which BTG is responsible shall be completed in accordance with Quality Agreement. All costs incurred by BTG related to such activities shall be reimbursed by Savient in the manner and at the rates set forth on Exhibit B hereto.

ARTICLE 7

DELIVERY; INVOICES; WARRANTY

7.01 Shipment and Delivery. BTG shall use its best efforts to deliver Bulk Product in accordance with the delivery dates specified in its order confirmations or the Purchase Orders, as may be appropriate. All shipments shall be made by BTG pursuant to Savient’s instructions FCA Ben Gurion Airport, Tel Aviv, Israel, (Incoterms 2000) with BTG being responsible for delivering the Bulk Product cleared for export to the freight forwarder nominated by Savient.

7.02 Certificate of Analysis. An appropriate Certificate of Analysis and all relevant batch records shall precede the shipment of each Bulk Product batch delivered to Savient. BTG shall, for customs purposes, upon delivery of the Bulk Product, provide Savient with a valid declaration of origin, in a form reasonably acceptable to Savient, in respect of all Bulk Product supplied to Savient under this Agreement, together with such other supporting documents relating to the origin of such Bulk Product as Savient may reasonably require. If any of the foregoing documents are only available in a language other than English, the Parties shall agree upon an English language template for such document(s), and BTG shall provide to Savient an English language translation of any deviations from the template(s); provided, however, that any documentation required by any Regulatory Authority to be supplied for the purpose of importing, exporting, selling, storing, transferring, or otherwise disposing of Bulk Product, shall be provided in the English language.

7.03 Method of Invoicing. All orders under this Agreement shall be invoiced at the price which is in effect at the time of shipment.

7.04 Warranty. BTG hereby represents and warrants to Savient that (i) the quality (purity, physical and chemical properties) of the Bulk Product supplied by it to Savient shall be in accordance with its Specifications, shall not be adulterated or misbranded within the meaning of the applicable US food and/or drug law or regulation, and shall comply with all Legal Requirements (including cGMP) and those applicable laws, rules and regulations governing the formulation, manufacture, testing prior to delivery, packaging, labeling according to the Specifications for the Bulk Product and storage and delivery of the Bulk Product and (ii) the Processing of the Bulk Product at the Facility shall be in compliance with the CMC section of the BLA, as reviewed and attested to as accurate by BTG. This warranty is exclusive and is in lieu of all other warranties, whether written or oral, express, implied or statutory.

ARTICLE 8

PRICE

8.01 Price. The Parties agree that the Bulk Product shall be charged to Savient at the price set out in Exhibit E attached hereto (the “Price”).

8.02 Remittance of Payments. Payments due by Savient under Section 8.01 shall be payable by Savient no later than forty-five (45) days after the invoice date; provided, however, that Bulk Product associated with such payment was actually delivered in accordance with Section 7.01. Savient shall make payment by wire transfer of Dollars from a single source in the United States to a bank account designated by BTG or by such other payment method as the Parties may agree upon from time to time. Except where any amounts payable are in dispute under this Agreement and to the extent such dispute is resolved in favor of Savient, in the event of late payment, interest on any past due payments shall accrue at the rate of 1.5 percent per month, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand.

ARTICLE 9

REPORTING OF EVENTS

9.01 Exchange of Drug Safety Information. The Parties shall have the rights and responsibilities pertaining to AEs, SAEs and biologic product deviations in accordance with the provisions of the Quality Agreement attached hereto as Exhibit D.

9.02 Events Affecting Integrity or Reputation. During the Term, the Parties shall notify each other immediately of any circumstances of which they are or become aware of whereby the integrity and reputation of the Product or of the Parties are threatened by the unlawful activity of any Third Party in relation to the Product. In any such circumstances, the Parties shall cooperate to limit any damage to the Parties and/or to the Product.

9.03 Governmental Inspection. Each Party shall advise the other of any governmental communication, inspection or report which addresses or affects the Bulk Product promptly after becoming aware of it. Savient shall have the right to observe any such governmental inspection; provided, however that such governmental inspection is specifically related to the Bulk Product.

ARTICLE 10

NON-COMPETITION AND NON-SOLICITATION

10.01 Non-Competition. During the Term of this Agreement, and for a period of thirty (30) months after the termination thereof, BTG agrees not to, and shall cause its Affiliates not to, use the Product Technology to manufacture, promote, market or sell any Competing Product in the Territory, nor will BTG acquire directly or indirectly any rights or interest in or to a Competing Product which is being manufactured, promoted, marketed or sold in the Territory. The Parties agree that an acquisition by BTG’s Affiliates of any rights or interest in or to a Competing Product which is being manufactured, promoted, marketed or sold in the Territory shall not be deemed to be an indirect acquisition by BTG, provided BTG has not participated in the acquisition process of its Affiliate.

10.02 Non-Solicitation. During the Term and for a period of thirty (30) months after the termination of this Agreement, the Parties agree that neither Party shall solicit any employee of the other Party or any of its Affiliates, with whom it has come in contact or interacted for the purposes of the performance of this Agreement, to leave the employment of the other Party or its Affiliate and accept employment or work as a consultant with the first Party, except in the event the other Party has approved such solicitation in writing. Notwithstanding the foregoing, nothing herein shall restrict or preclude either Party’s right to make generalized searches for employees by the issue of advertisement in the media (including trade media) or by engaging search firms to engage in searches that are not targeted or focused on an employee or employees of the other Party.

ARTICLE 11

TERM & TERMINATION

11.01 Term. This Agreement shall be in effect from the Effective Date and shall continue in effect until terminated pursuant to a Notice served by either Party in accordance with Section (the “Term”).

11.02 Termination. This Agreement may be terminated in accordance with the following sections:

(i) Elective. Either Party may terminate this Agreement by giving at least three (3) years’ advance Notice (“Elective Termination Notice”) to the other Party, which Elective Termination Notice may not be given prior to the seventh (7th) anniversary of the first delivery of Bulk Product by BTG under this Agreement but may be given at any time thereafter. Upon the third (3rd) anniversary of the Elective Termination Notice, this Agreement shall terminate, unless extended by mutual agreement of the Parties.

(ii) Force Majeure. In the event a Party (“Affected Party”) continues to experience a Force Majeure condition for a period of at least six (6) months after Notice of the Force Majeure was given pursuant to Section 14.04, the other Party shall be entitled to terminate this Agreement by giving a Notice of termination to Affected Party at any time while such Force

Majeure persists thereafter with the termination becoming effective on the date specified in the Notice of termination.

(iii) Material Breach by BTG. Savient shall be entitled to terminate this Agreement, in the event that BTG commits a material breach of this Agreement (including, without limitation, in the event of a Supply Failure pursuant to Section 5.08 that is not due to an event of Force Majeure or a failure on the part of Savient to supply critical raw materials which it is obligated to supply pursuant to the terms of this Agreement) and BTG fails to cure such breach within sixty (60) days of receiving a Notice of default from Savient (or such longer period as Savient may reasonably agree if said breach is incapable of cure within such sixty (60) days) (“BTG’s Cure Period”), by giving a Notice of Termination to BTG (after expiration of BTG’s Cure Period, if applicable), with the termination to take effect on the date specified therein, provided, however, that if BTG experiences a second Supply Failure within any twelve (12) month period then BTG’s Cure Period shall be zero (0) days unless otherwise specified in the Notice of Termination provided by Savient in its sole discretion.

(iv) Material Breach by Savient. BTG shall be entitled to terminate this Agreement, in the event that Savient commits a material breach of this Agreement and Savient fails to cure such breach within sixty (60) days of receiving a Notice of default from BTG (or such longer period as BTG may reasonably agree if said breach is incapable of cure within such sixty (60) days) (“Savient’s Cure Period”), by giving a Notice of termination to Savient (after expiration of the Savient Cure Period, if applicable), with the termination to take effect on the date specified therein. For purposes of this Section only, any amount of the Processing Capacity Reservation Fee and accrued interest thereon which has not been applied to payments for Bulk Product actually purchased by and delivered to Savient shall be forfeited by Savient to BTG as of the effective date of termination of this Agreement.

(v) Insolvency. Either Party shall be entitled to terminate this Agreement, by giving Notice to the other Party (“Insolvent Party”), in the event of an Insolvency Event occurring in relation to the Insolvent Party, such termination to take effect upon delivery of the Notice of termination to the Insolvent Party. “Insolvency Event” for the purpose of this Clause shall mean any commencement – whether voluntarily or involuntarily – of any action seeking any relief by liquidation, reorganization (other than for corporate reorganization), dissolution or similar act under any bankruptcy, insolvency or similar law or otherwise any action seeking any arrangement between or with its creditors or any commencement of a proceeding or receipt of an order, judgment or decree seeking the liquidation, reorganization or dissolution of a Party or any other relief under any bankruptcy, insolvency or similar law or an arrangement is made with respect to such Party’s debts or business by its creditors with or without the consent of that Party.

11.03 Savient’s Rights Upon Termination. In the event Savient terminates this Agreement pursuant to Sections 11.02 (i) (Elective), 11.02 (ii) (for Force Majeure conditions affecting BTG), 11.02 (iii) (Material Breach by BTG), or 11.02 (v) (for insolvency of BTG) or in the event BTG terminates this Agreement pursuant to Section 11.02 (i), BTG shall promptly, upon request by Savient, convey to Savient all Know-How, BTG Licensed Improvements and other information related to the Processing of the Product and/or Bulk Product sufficient to enable Savient or any other Persons engaged by Savient to manufacture, produce or provide the Product and/or Bulk Product and BTG shall provide all other assistance that Savient may reasonably request, at no cost to Savient. Such Know-How, BTG Licensed Improvements and other information shall include, without limitation, all records and reports related to (i) the development of the Bulk Product, Product and/or Process, (ii) the Processing of the Bulk Product and Product, (iii) testing for compliance with the Specifications, and (iv) batch records. Unless this Agreement is terminated pursuant to Section 11.02 (iii), Savient shall be responsible for the reasonable labor costs and expenses incurred by BTG in conveying such Know-How, BTG Licensed Improvements and other information and providing such assistance. Such labor costs of BTG employees and/or Third Party expenses shall be reimbursed by Savient in the manner and at the rates set forth on Exhibit B hereto.

11.04 BTG’s Rights Upon Termination. In the event that BTG terminates this Agreement pursuant to Sections 11.02(i) (Elective), 11.02(ii) (for Force Majeure conditions affecting Savient), 11.02(iv) (Material Breach by Savient) or 11.02(v) (for insolvency of Savient), any and all outstanding non-disputed payments due from Savient pursuant to this Agreement shall become immediately due and payable. Anything to the contrary notwithstanding, upon termination by BTG, BTG shall promptly, upon request by Savient and at Savient’s cost, convey to Savient, all Know-How, BTG Licensed Improvements and other information related to the Processing of the Bulk Product and/or Product sufficient to enable Savient or any other Persons engaged by Savient to manufacture, product or provide the Bulk Product and/or Product and BTG shall provide all other assistance that Savient may reasonably request, at Savient’s sole cost.

11.05 Effect of Termination. Termination of this Agreement for any reason is without prejudice to the Parties’ accrued rights and shall not be construed to release either Party of any obligation matured prior to the effective date of such termination.

11.06 Survival. The following provisions shall survive the expiration or termination of this Agreement: 2.01(iii), 2.01(iv), 2.04, 3.02, 3.03, 4.01 (ii), 5.11, 6.04 (i), 6.04(ii), 6.04 (iv), 6.04 (vi), 6.04 (vii), 6.06, ARTICLE 7, ARTICLE 8, ARTICLE 9, Section 10.01 (except in the event of a termination by BTG pursuant to Section 11.02 (iv) (Material Breach by Savient)), 10.02, 11.03, 11.04, 11.05, 11.06, ARTICLE 12, ARTICLE 13, ARTICLE 14. The survival of Sections 3.02, 3.03, 6.04 (vii) and 6.06 shall be subject to BTG being compensated for any actions on their part under these provisions post expiration or termination on the basis of the principles set forth in this Agreement. The Parties expressly understand and agree that Section 2.01 (ii) shall not survive the expiration or termination of this Agreement. For the avoidance of doubt, even after the termination of this Commercial Agreement pursuant to either Section 11.02 (iii) or Section 11.02 (iv), each Party’s rights under the Residual Rights Agreement shall subsist in full and irrespective of the grounds for such termination, except Savient may not compel BTG to perform any additional manufacturing services as may be required by the Residual Rights Agreement.

ARTICLE 12

REMEDIES

12.01 Remedies for Non-Conforming Bulk Product. In the event BTG delivers to Savient Bulk Product that does not meet the Commercial Bulk Product Specifications, Savient shall, at its option, be entitled to (A) the replacement of such Non-Conforming Bulk Product with corresponding Bulk Product meeting the Bulk Product Specifications and with the cost of the PEG material supplied by Savient and the cost of shipment for such replacement Bulk Product being borne by BTG; or (B) a refund of (x) any price paid by Savient for such Non-Conforming Bulk Product, (y) the cost of the PEG material supplied by Savient for such Non-Conforming Bulk Product, and (z) the shipment costs associated with such Non-Conforming Bulk Product, provided, however, that Savient has notified BTG in writing of the non-conforming Bulk Product in accordance with Section 6.04 (iv). In addition, Savient shall, at BTG’s option and cost, either destroy or return to BTG at its Facility any Non-Conforming Bulk Product.

12.02 Indemnity by BTG.

(i) BTG shall defend, indemnify and hold harmless each Savient Indemnitee from and against (i) all Claims of Third Parties that arise as a result of a material breach of any covenant, agreement, warranty or representation made by BTG under this Agreement, and (ii) all Product Liability Claims, or such portion of Product Liability Claims, as are allocated to BTG pursuant to Section 12.04.

(ii) BTG shall not be obligated under this Section 12.02 to the extent it is shown that the Claim was the direct result of a material breach of any covenant, warranty or representation made by Savient under this Agreement.

(iii) BTG shall have no obligation under this Section 12.02 unless

(A) Savient gives BTG prompt written notice of any Claim for which it seeks to be indemnified under this Agreement,

(B) BTG is granted full authority and control over the defense against such Claim, and

(C) Savient cooperates fully with BTG in defense of the Claim (all reasonable out-of-pocket expenses of such cooperation to be borne by BTG).

Savient shall have the right to participate in the defense of any such Claim utilizing attorneys of its choice, at its own expense; provided, however, that BTG shall have full authority and control to handle any such Claim, including without limitation any settlement or other disposition thereof, for which Savient seeks indemnification under this Section 12.02; provided, however, further that any settlement that includes an admission of fault, culpability or liability on the part of Savient shall not be concluded without Savient’s consent, which consent shall not be unreasonably conditioned, withheld, delayed or denied.

(iv) BTG shall indemnify and hold Savient harmless for any income tax or other taxes which Savient may be required by current or future Legal Requirements to pay on behalf of BTG with respect to any monies payable to BTG under this Agreement, including without limitation, any associated penalties, fines and interest (hereinafter, a “Tax Claim”); provided, however, that if Savient becomes aware of any Legal Requirements according to which Savient is required to pay any taxes on behalf of BTG or to withhold any amounts with respect to any such Tax Claim, then Savient shall act in strict compliance with such Legal Requirements and shall promptly serve written notice to that effect on BTG. Furthermore, upon learning of the existence of a Tax Claim, Savient shall provide prompt written notice to BTG where such notice shall include copies of all materials received by Savient which pertain to the Tax Claim. Additionally, upon request by BTG, Savient shall provide reasonable assistance to BTG to enable BTG to defend any such Tax Claim and/or support a claim for a refund or a foreign tax credit with respect to any such Tax Claim; provided that BTG shall reimburse Savient for any out-of-pocket expenses which Savient incurs in rendering any assistance to BTG pursuant to this provision within thirty (30) days of receipt of a reasonably specific demand for reimbursement with accompanying documentation demonstrating such amounts claimed. Savient shall obtain the approval of BTG for any individual out-of-pocket expense in excess of Fifty Thousand Dollars ($50,000), such approval not to be unreasonably withheld, delayed or conditioned. BTG shall have the sole right to handle any such Tax Claim utilizing attorneys of its choice, at its own expense; provided, however, that any settlement that includes an admission of fault, culpability, penalty fine or any other liability on the part of Savient shall not be concluded without Savient’s consent, which consent shall not be unreasonably conditioned, withheld, delayed or denied.

12.03 Indemnity by Savient.

(i) Savient shall defend, indemnify and hold harmless each BTG Indemnitee from and against all Claims of Third Parties that arise as a result of (A) a material breach of any covenant, agreement, warranty or representation made by Savient under this Agreement, and (B) patent infringement involving the manufacture, use, importation, sale or marketing of the Bulk Product or Product, and (C) all Product Liability Claims, or such portion of Product Liability Claims, as are allocated to Savient pursuant to Section 12.04.

(ii) Savient shall not be obligated under this Section 12.03 to the extent it is shown that the Claim was the direct result of a material breach of any covenant, warranty or representation made by BTG under this Agreement.

(iii) Savient shall not be obligated under this Section 12.03 unless

(A) BTG provides Savient with prompt written Notice of any Claim for which it seeks to be indemnified under this Agreement,

(B) Savient is granted full authority and control over the defense against such Claim, and

(C) BTG cooperates fully with Savient in defense of the Claim (all reasonable out-of-pocket expenses of such cooperation to be borne by Savient).

BTG shall have the right to participate in the defense of any such Claim utilizing attorneys of its choice, at its own expense; provided, however, that Savient shall have full authority and control to handle any such Claim, including without limitation any settlement or other disposition thereof, for which BTG seeks indemnification under this Section12.03; provided, however, further that any settlement that includes an admission of fault, culpability or liability on the part of BTG shall not be concluded without BTG’s consent, which consent shall not be unreasonably conditioned, withheld, delayed or denied.

12.04 Product Liability Claims. Notwithstanding the foregoing Sections 12.02 and 12.03, the Parties’ responsibilities with respect to Product Liability Claims shall be governed by this Section12.04.

(i) BTG shall be solely responsible for all Product Liability Claims that arise out of Non-Conforming Bulk Product, provided, however, that the following conditions are cumulatively satisfied: (A) such nonconformance existed at the time the Bulk Product was delivered by BTG and (B) such nonconformance was the result of BTG’s failure to manufacture the Bulk Product in strict adherence with the Process and (C) such Non-Conformance was the result of a Hidden Defect. Savient shall be solely responsible for all Product Liability Claims that arise out of Non-Conforming Bulk Product in each of the following cases: (A) such non-conformance occurred after the Bulk Product was delivered to Savient or (B) the Non-Conforming Bulk Product was manufactured by BTG in strict adherence with the Process or (C) such Non-Conformance was not the result of a Hidden Defect.

(ii) Each Party shall give the other prompt written notice of any Product Liability Claim, but the omission of such notice shall not relieve either Party from its obligations under this Section 12.04, except to the extent the other Party can establish actual prejudice and direct damages as a result thereof. With respect to each Product Liability Claim, Savient shall have the first right to defend and settle such Product Liability Claim. In the event that Savient does not assume the defense of such Product Liability Claim within ninety (90) days following Savient’s receipt of notice of the commencement or assertion of such Product Liability Claim, BTG may notify Savient of BTG’s desire to take the lead role in the defense of such Product Liability Claim. If, within ten (10) days after BTG notifies Savient of such desire, Savient does not assume the defense of such Product Liability Claim, then BTG may take the lead role in the defense of such Product Liability Claim.

The Party assuming the defense of any Product Liability Claim as permitted under this Section 12.04 (the “Controlling Party”) shall consult with the other Party on all material aspects of the defense, including without limitation settlement, of such Product Liability Claim, and the Parties shall cooperate fully with each other in connection therewith. The non-defending Party shall also have the right to participate in the defense of any Product Liability Claim utilizing attorneys of its choice, at its own expense. In furtherance of the Parties’ cooperation, the Controlling Party will consult with the other Party regarding strategic decisions, including without limitation the retention of counsel and defense of each Product Liability Claim. The Controlling Party will otherwise keep the other Party fully informed of the status and progress of the defense and any settlement discussions concerning the Product Liability Claim. Any settlement of a Product Liability Claim that would admit liability on the part of any Party or its Affiliates or Agents, or that would involve any relief other than the payment of money damages, shall be subject to the prior written approval of both Parties, such approval not to be unreasonably withheld or delayed. All damages and expenses (including attorney’s fees) incurred in connection with the defense of a Product Liability Claim shall be allocated between the Parties in accordance with Section 12.04 (i).

12.05 Limitation of Damages. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall either Party be liable to the other Party for, and each Party shall procure that none of its Affiliates or Sublicensees shall make any claim against the other Party (or its Affiliates and Sublicensees) for, any lost profits, loss of business, loss of contracts, diminished goodwill, diminished reputation, or consequential, indirect, incidental or special damages arising under or in connection with this Agreement or the Bulk Product.

ARTICLE 13

DISPUTE RESOLUTION AND ARBITRATION

13.01 Governing Law. This Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to (A) its conflict of law principles and (B) the United Nations Convention on Contracts from the International Sale of Goods.

13.02 Arbitration. Any dispute, controversy or claim arising out of or in relation to this contract, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules. The number of arbitrators shall be three; the seat of the arbitration shall be Zurich, Switzerland; the arbitral proceedings shall be conducted in English and shall take place in London, England.

ARTICLE 14

MISCELLANEOUS

14.01 Confidentiality. During the Term of this Agreement or the Commercial Agreement, whichever expires later, and for a period of three (3) years thereafter, each Party (the “Receiving Party”) shall keep strictly confidential any Confidential Information disclosed by any other Party (the “Disclosing Party”), using at least the same degree of care that it uses to protect its own confidential or proprietary information, but in no event less than reasonable care. The provisions of this ARTICLE 14 shall apply to all Confidential Information, and to all proprietary information of the Disclosing Party relating to the Product and/or the Process that is disclosed (or known) to a Receiving Party prior to the date hereof (which shall be deemed to be Confidential Information, subject to the exceptions in clauses (i) through (iv) below, for purposes of this Agreement). The nature and terms of this Agreement shall be deemed to be Confidential

Information of each Party, subject to the exceptions set forth in clauses (i) through (iv) below, for purposes of this Agreement. The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and the activities contemplated hereby and shall not disclose or disseminate any Confidential Information to any Person at any time, except for disclosure to those of its Affiliates, directors, officers, employees, consultants, accountants, attorneys, advisers and agents that have a need to know such information to permit the Receiving Party to exercise its rights or fulfill its obligations pursuant to this Agreement, provided that such Persons are bound to maintain the confidentiality of such Confidential Information to the same extent as if they were parties hereto. The obligations set forth in this Section 14.01 are subject to the following exceptions:

(i) The Receiving Party may disclose the Disclosing Party’s Confidential Information that is required to be publicly disclosed by law or by regulation; provided, however, that: (A) the Receiving Party shall, where possible, seek confidential treatment for any Confidential Information of the Disclosing Party, and shall provide the Disclosing Party with prompt advance notice of such disclosure and reasonable opportunity to review any such disclosure so that the Disclosing Party may, if it desires, seek a protective order or other appropriate remedy; and (B) the Parties or their Affiliates may disclose the terms of this Agreement in any filings with the U.S. Securities and Exchange Commission (provided that the Parties or their Affiliates, as applicable, use commercially reasonable efforts to seek confidential treatment for any trade secrets, commercial terms or information, or financial terms or information).

(ii) Pursuant to an agreement to maintain confidentiality, any Party may discuss, or provide a copy of, this Agreement to its accountants, its attorneys, and its current, future or potential investors or shareholders.

(iii) Pursuant to an agreement containing confidentiality obligations and subject to the other Parties’ written consent, either Party may provide a copy of this Agreement or relevant portions thereof to any Third Party sublicensee, if required pursuant to the relevant license agreement with such Third Party.

(iv) Any other disclosure of the nature or terms of this Agreement (including, without limitation, any public announcements, press releases or similar publicity with respect to this Agreement) by any Party, must be approved in advance in writing by Savient, in its sole discretion, as to form and content of such disclosure; provided, however, that the contents of any public announcement, press release or similar publicity which has been reviewed and approved can be re-released by any Party in any form without a requirement for re-approval.

14.02 BTG Insurance. BTG and/or its Affiliates shall obtain and maintain during the Term and for five (5) years thereafter comprehensive general liability insurance on a claims-made basis, with endorsements for product liability with annual coverage limits of not less than one million Dollars ($1,000,000) per claim and ten million Dollars ($10,000,000) annual aggregate. All of BTG’s insurance policies shall be issued by “A-rated” insurers as designated by Standard and Poor’s Corporation and/or by acceptable other means. The minimum level of insurance set forth herein shall not be construed to create a limit on BTG’s liability hereunder. On the Effective Date and upon the request of Savient (provided that such request shall be made no more than once per calendar year), BTG shall furnish to Savient a certificate of insurance evidencing such coverage as of such date. Each such certificate of insurance, as well as any certificates evidencing new or modified coverages of BTG, shall include a provision whereby thirty (30) days written notice must be received by Savient prior to coverage modification or cancellation by either BTG or the insurer. In addition, BTG shall promptly notify Savient of any cancellation or modification of such insurance coverage and of any new or modified coverage. In the case of a modification or cancellation of such coverage, BTG shall promptly provide Savient with a new certificate of insurance evidencing that BTG’s coverage meets the requirements in the first sentence of this Section 14.02.

14.03 Savient Insurance. Savient shall obtain and maintain during the Term and for five (5) years thereafter comprehensive general liability insurance on a claims-made basis, with endorsements for product liability with annual coverage limits of not less than one million Dollars ($1,000,000) per claim and fifteen million Dollars ($15,000,000) annual aggregate. All of Savient’s insurance policies shall be issued by “A-rated” insurers as designated by Standard and Poor’s Corporation and/or by acceptable other means. The minimum level of insurance set forth herein shall not be construed to create a limit on Savient’s liability hereunder. On the Effective Date and upon the request of BTG (provided that such request shall be made no more than once per calendar year), Savient shall furnish to BTG a certificate of insurance evidencing such coverage as of such date. Each such certificate of insurance, as well as any certificates evidencing new or modified coverages of Savient, shall include a provision whereby thirty (30) days written notice must be received by BTG prior to coverage modification or cancellation by either Savient or the insurer. In addition, Savient shall promptly notify BTG of any cancellation or modification of such insurance coverage and of any new or modified coverage. In the case of a modification or cancellation of such coverage, Savient shall promptly provide BTG with a new certificate of insurance evidencing that Savient’s coverage meets the requirements in the first sentence of this Section 14.03.

14.04 Notices. All notices, requests, demands, claims and other communications hereunder (each, a “Notice”) shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) Business Day after it is sent by overnight delivery via a reputable national courier service, in each case to the intended recipient as set forth below:

If to Savient, to:

Savient Pharmaceuticals Inc.

One Tower Center, 14th Floor

East Brunswick, New Jersey 08816, USA

Telecopy: +1-732-418-9065

Attention: Philip K. Yachmetz, EVP & CBO

with copies, which shall not constitute notice hereunder, sent to:

Savient Pharmaceuticals, Inc. One Tower Center, 14th Floor East Brunswick, NJ 08816 U.S.A. Attention: John Petrolino	and	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telecopy: +1-617-526-5000 Attention: David E. Redlick, Esq.

If to BTG, to:

Bio-Technology General (Israel) Ltd.

Beer Tuvia Industrial Zone

POB 571

Kiryat Malachi 83104, Israel

Telecopy: +972-8-8612288

Attention: General Manager

with copies, which shall not constitute notice hereunder, sent to:

Ferring International Center SA Chemin de la Vergognausaz 50 CH-1162 Saint-Prex Switzerland Attention: General Counsel	and	Ferring International Center SA Chemin de la Vergognausaz 50 CH-1162 Saint-Prex Switzerland Attention: EVP, Technical Operations

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are not be delivered by giving the other Party notice in the manner herein set forth.

14.05 Entire Agreement. This Agreement and all attachments, including the exhibits hereto, constitutes the entire agreement between Savient and BTG with respect to the subject matter hereof, and supersedes any prior agreements or understandings, both written and oral, between Savient and BTG with respect to such matters, other than the Divestiture Agreements and the Residual Rights Agreement, which shall be read together with this Agreement.

14.06 Order of Precedence. In the event of a conflict or inconsistency that relates to the subject matter hereof between any of the terms of the following documents, the following order of precedence shall control:

(i)	this Commercial Supply Agreement between the Parties, and Exhibits hereto

(ii)	the Development Agreement between the Parties, and Exhibits thereto

(iii)	the Residual Rights Agreement, and Exhibits thereto

Without limiting the generality of the foregoing, and for the avoidance of any doubt, the following sections of the Residual Rights Agreement are hereby superseded by this Agreement as far as the subject matter hereof is concerned: (A) Section 3—Research & Development; Regulatory Services; Manufacturing Services; (B) Section 4—Technology Transfer; (C) Section 9—Indemnification; (D) Section 13 – Governing Law and Dispute Resolution; (E) Annex C (Development and Regulatory Work-Puricase); (F) Annex D (Term Sheet Manufacturing Services); and (G) Annex E (Term Sheet for Technology Transfer). In resolving any such conflicts, these documents shall be read as a whole and in a manner most likely to accomplish their purposes. Any amendments to these documents on which the Parties may agree to in accordance with the terms of each document shall take precedence over any conflicting terms in the prior release of each document. Each Party shall promptly report to the other in writing any inconsistencies in these documents, even if the inconsistency is resolvable using the above order of precedence.

14.07 Covenant of Further Assurances. The Parties covenant and agree that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each of the Parties shall execute and deliver any further legal instruments and perform such acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

14.08 Waivers; Amendments. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or conditions or the future exercise of such right, and the obligation of the other Party with respect to such future performance shall continue in full force and effect. Savient and BTG may (A) mutually amend or waive any provision of this Agreement at any time and (B), from time to time after the date hereof, modify and/or replace any of the exhibits hereto, which modified or replaced exhibits shall automatically constitute part of this Agreement; provided, however, that no amendment or waiver of any provision of this Agreement and no modification and/or replacement of any exhibits hereto shall be valid unless the same shall be in writing and duly signed by both of the Parties.

14.09 Relationship. BTG is an independent contractor engaged by Savient for the provision of the Bulk Product and certain services as set forth in this Agreement. Nothing in this Agreement shall constitute BTG as an employee, agent or general representative of Savient. This Agreement shall not constitute either Party as the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, or in the name of or on behalf of, the other Party. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

14.10 Publicity. Except as otherwise required by Legal Requirements, neither Party shall use the other’s name or refer to it directly or indirectly in an advertisement, news release or release to any professional or trade publication or issue any news release relating to this Agreement, without the prior written approval from such Party for such use or release. The Parties agree that a news release with respect to the consummation of this transaction and the details thereof will be made, the content and form of which shall be reasonably agreed between the Parties. In addition, the Parties agree that Savient shall be permitted to disclose this Agreement and the transactions contemplated hereby in filings made with the U.S. Securities and Exchange Commission or other regulatory authorities in accordance with Section 14.01.

14.11 Severability. If any term of other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the underlying transaction in any country in the Territory is not affected in any manner materially adverse to either Party. Upon such determination that (i) any term of other provision is invalid, illegal or incapable of being enforced and (ii) the economic or legal substance of the underlying transaction in any country in the Territory is affected in a manner materially adverse to either Party, the Parties shall modify this Agreement, with respect to such country in the Territory, so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by Legal Requirements in such country in the Territory in order that the underlying transaction be completed as originally contemplated to the fullest extent possible.

14.12 No Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either Party without the prior written consent of the other Party hereto, except that Savient may assign its rights, interests, or obligations hereunder to any Third Party acquiring rights to the Product and either Party may assign its rights hereunder to any Affiliates or any entity that acquires all or substantially all of such Party’s business or assets (provided that no such assignment shall relieve the assigning Party of its obligations hereunder, and the assigning Party shall remain primarily liable for such obligations). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

14.13 Headings. The headings used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

14.14 Force Majeure. If either of the Parties is impeded in fulfilling its undertakings in accordance with this Agreement by circumstances beyond its reasonable control, such as, but not limited to, labor conflict, lightening striking, acts of God, fire, war, mobilization or unforeseen military call-up of a large magnitude, requisition, confiscation, commandeering, public decrees, riots, insurrections, general shortage of transport, goods or energy and faults or delays in deliveries from subcontractor or suppliers caused by any circumstances referred to in this Section 14.14, the impediment shall be considered a Force Majeure condition and the Party shall be exempted from liability for delays due to such reasons; provided, however, that it notifies the other Party thereof without undue delay after such a circumstance has occurred. Upon such notification, the Parties shall agree upon a reasonable extension of the time for performance, not to exceed an extension equal to the period the Force Majeure condition continues to exist.

14.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the Effective Date.

SAVIENT PHARMACEUTICALS, INC.		BIO-TECHNOLOGY GENERAL (ISRAEL) LTD.

By:	/s/ Philip K. Yachmetz	By:	/s/ Dov Kanner
	Name: Philip K. Yachmetz Title: EVP & CBO		Name: Dov Kanner Title: Managing Director

Exhibit A

Savient Patent Rights

Puricase Patents And Application Licensed To And Owned By Savient Pharmaceuticals, Inc.
TITLE	COUNTRY	SERIAL NO	PATENT NO	STATUS
URATE OXIDASE	WO	PCT/US99/17678		PUBLISHED
URATE OXIDASE	US	09/762,097	7,056,713	ISSUED
URATE OXIDASE	US	11/357,028		PENDING
URATE OXIDASE	AU	53365/99	766421	ISSUED
URATE OXIDASE	BR	P19913360-1		PUBLISHED
URATE OXIDASE	CA	2,337,967		PENDING
URATE OXIDASE	CN	99811738.2		PENDING
URATE OXIDASE	CZ	PV2001-466		PENDING
URATE OXIDASE	EP	99938996.8		PUBLISHED
URATE OXIDASE	HK	01108032.2		PENDING
URATE OXIDASE	HU	P01032005		PENDING
URATE OXIDASE	IL	141221		PENDING
URATE OXIDASE	IN	IN/PCT/2001/00165/CH		PENDING
URATE OXIDASE	JP	2000-563819		PENDING
URATE OXIDASE	KR	7001618-2001		PENDING
URATE OXIDASE	MX	PA/a/2001/00134		PENDING
URATE OXIDASE	NZ	509633	509633	ISSUED
URATE OXIDASE	PL	P-346222		PENDING
URATE OXIDASE	RU	2001103131/13		PENDING
URATE OXIDASE	SG	200100782-2	78987	ISSUED
URATE OXIDASE	ZA	2001/0974	2001/0974	ISSUED
URATE OXIDASE	US	60/095,489		EXPIRED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	US	60/219,318		EXPIRED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	WO	PCT/US99/17514		PUBLISHED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	US	09/370,084	6,576,235	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	US	09/839,946		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	DE	99937745.0	69925917-7	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	DK	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	ES	99937745.0	1100542	ISSUED

Puricase Patents And Application Licensed To And Owned By Savient Pharmaceuticals, Inc.
TITLE	COUNTRY	SERIAL NO	PATENT NO	STATUS
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	FI	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	FR	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	GB	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	GR	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	IE	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	IT	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	LU	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	MC	9993 7745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	NL	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	PT	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	SE	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	EP	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	AT	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	BE	99937745.0..	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	CH	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	AU	52515/99	770014	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	BR	PI 9912974-4		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	CA	2,338,665		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	CN	99811845.1	ZL99811845.1	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	CY	99937745.0	1100542	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	CZ	PV2001317		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	HK	01108240.0	HK1037330	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	HU	P0103003		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	IL	141220		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	IN	IN/PCT/01/00133		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	JP	2000-563311		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	KR	7001569/2001	0488848	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	KR	7014428/2004	TBA	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	MX	PA/a/2001/001272	232518	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	NZ	509595	509595	ISSUED

Puricase Patents And Application Licensed To And Owned By Savient Pharmaceuticals, Inc.
TITLE	COUNTRY	SERIAL NO	PATENT NO	STATUS
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	PL	P346224		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	RU	2001103144		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	RU	2004104953/15	2278680	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	SG	200100559-4	78843	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	TW	88113406	194583	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	ZA	2001/01814	2001/01814	ISSUED
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	CN	200610084131.8		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	EP	05011069.1		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	HU	0114194		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	IN	1899/KOLMP/2006		PENDING
PEG-URATE OXIDASE CONJUGATES AND USE THEREOF	RU	2006107111		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	WO	PCT/US01/40069		NAT PHASE
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	US	09/501,730	6,783,965	ISSUED
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	AU	2001249975		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	BR	PI0108386-4		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	CA	2,398,679		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	CN	081807750.1		PUBLISHED
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	CZ	2002-2982		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	EP	01923265.1		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	HK	03109064.9		PUBLISHED
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	HU	0204544		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF	IL	151065		PENDING

Puricase Patents And Application Licensed To And Owned By Savient Pharmaceuticals, Inc.
TITLE	COUNTRY	SERIAL NO	PATENT NO	STATUS
NON-IMMUNOGENIC POLYMER CONJUGATES
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	IN	IN/PCT/2002/00983		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	JP	2001-558218		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	KR	7010189/2002		PUBLISHED
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	MX	PA/a/2002/007545	233192	ISSUED
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	MX	PA/a/2005/01389		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	NZ	520434	520434	ISSUED
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	PL	P-358539		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	RU	2002120486(021249)		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	SG	200204601-9	90846	ISSUED
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	TW	90102540		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	ZA	2002/7206	2002/7206	ISSUED
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	RU	2006107110		PENDING
AGGREGATE-FREE URATE OXIDASE FOR PREPARATION OF NON-IMMUNOGENIC POLYMER CONJUGATES	AU	TBA		PENDING
AGGREGATE-FREE PROTEIN COMPOSITIONS AND METHODS OF PREPARING SAME	US	10/928,370		PUBLISHED
VARIANT FORMS OF URATE OXIDASE AND USE THEREOF	WO	TBA		PENDING
VARIANT FORMS OF URATE OXIDASE AND USE THEREOF	TW	TBA		PENDING
VARIANT FORMS OF URATE OXIDASE AND USE THEREOF	US	60/670,573		EXPIRED

Puricase Patents And Application Licensed To And Owned By Savient Pharmaceuticals, Inc.
TITLE	COUNTRY	SERIAL NO	PATENT NO	STATUS
VARIANT FORM OF URATE OXIDASE AND USE THEREOF	US	60/670,541		EXPIRED
VARIANT FORM OF URATE OXIDASE AND USE THEREOF	WO	TBA		PENDING
VARIANT FORM OF URATE OXIDASE AND USE THEREOF	TW	TBA		PENDING
PURIFICATION OF PROTEINS WITH CATIONIC SURFACTANT	US	60/670,520		EXPIRED
PURIFICATION OF PROTEINS WITH CATIONIC SURFACTANT	WO	PCT/US06/13751		PENDING
PURIFICATION OF PROTEINS WITH CATIONIC SURFACTANT	TW	TBA		PENDING

Exhibit B

Compensation for Services and Reimbursement of Expenses

BTG shall submit invoices to Savient on a quarterly basis in arrears, which invoices shall provide an account of (i) detailed descriptions of the services performed, (ii) the number of hours such services were performed, (iii) the levels of the individuals performing such services and (iv) detailed descriptions of any Third Party expenses incurred (documentation of such expenses shall be provided to Savient upon request).

Payment to BTG shall be due within forty-five (45) days of the date of the invoice (provided that the invoice is received by Savient within three (3) Business Days of the date thereof) or within forty-five (45) days of Savient’s receipt of the invoice (if received by Savient four (4) or more Business Days after the date thereof).

Compensation Rates:

Level	Daily Rate (eight (8) hour day)
Vice President or Senior Director	$1,657
Department Head or Director	$1,098
Unit Head	$757
Exempt Non-Management Employee, Group Leader & others	$577

Beginning on January 1, 2008, and on each successive January 1st thereafter, the above rates shall increase by an amount equal to the average increase in the United States Consumer Pricing Index (CPI) over the immediately preceding twelve (12) month period.

Third Party Expenses:

Savient shall reimburse BTG for documented expenses paid to a Third Party; provided that, other than BTG’s travel expenses for travel at the request of Savient, expenses for raw materials, expenses for subcontractors/consultants, BTG shall be required to obtain Savient’s pre-approval in writing for any expenses to be incurred in excess of Twenty thousand Dollars ($20,000).

Exhibit C

Current Provisional Bulk Product Specifications

SPECIFICATION PEG-URICASE API

Parameter	Test	Specification
Appearance	Physical inspection	Clear colorless solution, free of visible particles

General	pH	7.0-7.8

	Osmolality	270-368 mOsm/kg

Protein Content	SE-HPLC	7.2 — 8.8 mg/ml

No. of PEG Strands per Subunit	SE-HPLC	9±1

Potency	Enzymatic activity	5.0 — 9.5 Units/mg

Purity/Impurities	Free PEG, SE-HPLC	< 1 mg/ml

	Free Uricase; ELISA	To be established

	Xanthine; RP-HPLC	< 10 ppm (<10 µg/ml)

	PNP; RP-HPLC	< 500 ppb (<0.5 µg/ml)

	Endotoxin (LAL kinetic turbidimetric)	< 10 EU/mg

	Microbial Limit	< 10 CFU/100 ml

C-1

Exhibit D

Quality Agreement

QUALITY ASSURANCE RESPONSIBILITY AGREEMENT

BETWEEN

SAVIENT PHARMACEUTICALS, INC.

AND

BIO-TECHNOLOGY GENERAL (ISRAEL) LTD.

(COMMERCIAL PHASE)

Table of Contents

1	Purpose & Scope:	1

2	Definitions:	1

3	Notification of Process Deviations and Documentation Changes:	3

4	Materials:	5

5	Manufacturing:	6

6	Release and Shipment of Products(s):	8

7	Deviations in Process or Product:	8

8	Storage of Products(s):	9

9	Traceability of Products(s):	9

10	Conflict of Terms:	9

11	Compliance with Laws:	9

12	Inspections:	10

13	Observations by SAVIENT:	11

14	Adverse Events:	11

15	Stability:	12

16	Regulatory Action:	12

17	Annual Report to FDA:	12

18	APPENDIX I:	14

19	APPENDIX II:	15

20	APPENDIX III:	18

ARTICLE 1

PURPOSE AND SCOPE:

1.01 Savient Pharmaceuticals, Inc. (“SAVIENT”) and Bio-Technology General (Israel) Ltd. (“BTG”) have entered into a Supply Agreement of (event date) herewith (the “Supply Agreement”).

This document (the “Quality Agreement”) defines the quality assurance responsibilities between SAVIENT and BTG. This Quality Agreement applies only to the manufacture and supply by BTG to SAVIENT of the Product (as defined in the Supply Agreement).

ARTICLE 2

DEFINITIONS:

2.01 Capitalized terms used but not otherwise defined in this Quality Agreement will have the meanings ascribed thereto in the Supply Agreement. For ease of reference, the following definitions from the Supply Agreement which are used in this Quality Agreement are copied in full below, amended where appropriate for the purposes of this Quality Agreement:

(i)	“BLA” means a Biologics License Application filed with the FDA and/or any other application required for the purpose of marketing or selling or using a therapeutic or prophylactic product to be filed with a governmental agency in a non-U.S. country or group of countries, including, without limitation, a Product License Application or Marketing Authorization in the European Union.

(ii)	“Bulk Product” shall mean the bulk solution of polyethylene glycol (PEG) conjugate of uricase ordered by Savient from BTG pursuant to the Supply Agreement.

(iii)	“Bulk Product Specifications” shall mean the manufacturing and quality specifications for the Bulk Product, including, without limitation, unit descriptions established from time to time in accordance with section 3.01 of the Supply Agreement.

(iv)	“Business Day” shall mean any day other than (i) Friday, Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York, United States of America or in Israel are permitted or required by law, executive order or governmental decree to remain closed.

(v)	“cGMP” shall mean current good manufacturing practices as set forth in Title 21, Parts 210 and 211 of the C.F.R. and 21 C.F.R. Part 312 (IND) and Part 314 (NDA), and 21 C.F.R. Part 600 (Biological Products), as established and amended by the FDA.

(vi)	“FDA” shall mean the United States Food and Drug Administration or, where applicable, its regulatory equivalent in a foreign jurisdiction.

(vii)	“Facility” shall mean, as applicable, the Be’er Tuvia manufacturing facility located at Beer Tuvia Industrial Zone, POB 571, Kiryat Malachi 83104, Israel

(viii)	“IND” shall mean an Investigational New Drug application, as defined in 21 C.F.R. 312.3, and filed with the FDA or any equivalent foreign Regulatory Agency.

(ix)	“Legal Requirements” shall mean (i) any present and future national, state, local or similar laws (whether under statute, rule, regulation or otherwise), (ii) requirements under permits, orders, decrees, judgements or directives, and requirements of applicable Regulatory Agencies (including, without limitation, cGMP) and (iii) regulations pertaining to BLAs (with respect to each of the foregoing, as amended or revised from time to time).

(x)	“Process” or “Processing” shall mean the act of purification, preparation, filling, testing and any other pharmaceutical manufacturing procedures, or any part thereof (including, but not limited to, product or process specifications, testing or test methods, raw material specifications or suppliers, equipment, etc.), relating to, as applicable, Bulk Product and Product.

(xi)	“Product” shall mean pharmaceutical products containing Bulk Product ordered by Savient pursuant to the Supply Agreement.

(xii)	“Regulatory Agency” shall mean with respect to the United States, the FDA, or, in the case of a country in the Territory other than the United States, such other appropriate regulatory agency with similar responsibilities.

2.03 In addition, the following definitions apply to this Quality Agreement:

(i) “Bulk Product” shall mean bulk solution of polyethylene glycol (PEG) conjugate of uricase in its final formulation which is in Process, and has been produced for sterilization, filling or other finishing activities.

(ii) “Filled Product” shall mean sterile Product that is in Process and has been filled into its final primary packaging for further labelling or packaging activities.

(iii) “Final Product” shall mean finished Product in its final packaged and labeled form which is ready for distribution to the marketplace or third party distributors for sale or clinical use.

(iv) “Release” shall mean control, approval and authorization of shipment.

ARTICLE 3

NOTIFICATION OF PROCESS DEVIATIONS AND DOCUMENTATION OF CHANGES:

3.01 BTG shall provide to SAVIENT, within two Business Days of BTG’s discovery of its occurrence, written notification of (i) any deviation from the Process as set forth in the Bulk Product Specifications and the BLA and any deviation from cGMP requirements, regulations and standards, and any event that represents an unexpected or unforeseeable event that may affect safety, purity or potency of Bulk Product; and (ii) any deviation in the quality (purity, physical and chemical properties) of the Bulk Product from the Bulk Product Specifications. Appendix I sets forth a list of examples of deviations from the Process, for purposes of illustration only, and is not intended to be comprehensive or definitive.

(i) BTG shall not conduct any retesting or reprocessing as the result of deviations described above without prior written authorization from SAVIENT Quality Assurance unless a delay of retesting or reprocessing would result in increased risk to the safety, purity or potency of the Bulk Product or Product.

3.02 Any changes to be made to this Quality Agreement in accordance with the provisions set out in this section 3 must be documented as an addendum to this Quality Agreement, and must be signed by authorized representatives from each of the BTG QA department and the SAVIENT QA department, in addition to authorized representatives from any other departments as may be specified in relation to the matters set forth in section 3.3 below. This Quality Agreement will be reviewed by BTG and SAVIENT on a periodic basis (approximately once per year) and revised as appropriate.

3.03	Change Control

(i) Specifications that control the Process for the manufacture, including packaging, holding, and test of Bulk Product and Product, must be signed by authorized representatives from BTG and SAVIENT Quality Assurance, SAVIENT Regulatory Affairs, and SAVIENT Manufacturing. Such documents include, but are not limited to Bulk Product Specifications (including specifications for intermediate), Product Specifications (including specifications for product, component and packaging). Changes to such documents must be signed by authorized representatives from SAVIENT Quality Assurance, SAVIENT Manufacturing and SAVIENT Regulatory Affairs.

(ii) Changes to additional documents that control the Process for the manufacture of Bulk Product and Product (including test methods, manufacturing procedures and batch records) must be assessed according to the BTG change control process described in section 3.4. Any change that would have an impact on the Process, Bulk Product or Product, or require submissions to or approvals from any Regulatory Agency must receive prior written approval by authorized representatives from SAVIENT Quality Assurance, SAVIENT Manufacturing and SAVIENT Regulatory Affairs. If there is no such impact, BTG may proceed with the change, but must notify SAVIENT Quality

Assurance no later than 5 days from the initiation of the BTG change control process. If SAVIENT does not agree with BTG’s assessment of impact, SAVIENT must respond to BTG no later than within 5 days of receipt of notification.

(iii) The stability protocol as well as any changes to the stability protocol must be approved by SAVIENT QA and SAVIENT Regulatory Affairs.

(iv) Critical Raw Materials. The current specifications for Critical Raw Materials are attached as Appendix III. The Parties acknowledge and agree that these specifications may be amended from time to time by the supplier of the material. With respect to such amendments:

BTG shall notify SAVIENT as soon as reasonable practicable, but no later than within 5 days of receipt of notification by BTG.

The Parties will meet and agree as to suitability of the material produced according to the amended specification for manufacture of the Bulk Product.

3.04 BTG will utilize a documented system of written procedures for the control of changes to documents relating to raw materials, packaging materials, labeling, suppliers, equipment, manufacturing methods, batch size, product, intermediates and raw materials specifications, sampling, analytical test methods and Release requirements and any other Processing by BTG, relating to the Bulk Product.

3.05 Any changes to any matter relating to the manufacture and supply of Bulk Product by BTG shall be governed by the procedures set out in the Supply Agreement at Article 3 in relation to changes to the Bulk Product Specifications, and Article 6 in relation to changes to the Process.

3.06 SAVIENT Regulatory Affairs will have responsibility for determining the regulatory impact of any proposed change. SAVIENT Regulatory Affairs will determine the classification and requirements for notification to, or approval by FDA. SAVIENT is responsible for communication of any changes to FDA. SAVIENT Regulatory Affairs will have responsibility to advise BTG of any changes to the BLA prior to submission.

BTG will ensure that changes are evaluated and qualified in accordance with all applicable ICH (International Conference on Harmonization) requirements in addition to all Legal Requirements, including but not limited to:

ICH Guideline Q5E Comparability of Biotechnological/Biological Products Subject to Changes in Their Manufacturing Process.

ARTICLE 4

MATERIALS:

4.01	Procurement of Components

BTG will procure all the components described in the Bulk Product Specifications in such quantities as may be necessary to meet Purchase Orders placed by SAVIENT pursuant to the Supply Agreement, and store the components in appropriate storage conditions under quarantine until tested.

4.02	Inspection and Testing of Materials

Upon receipt, BTG shall sample in accordance with acceptable statistical methods, inspect and test containers of all materials to be used in the Process or in connection with the supply and manufacture of Bulk Product on a batch-by-batch basis, in accordance with the Bulk Product Specifications.

4.03	Bulk Product

BTG will be responsible for ensuring that Bulk Product is manufactured, tested and stored in compliance with all applicable ICH guidance documents (including, without limitation, the guidance contained therein for master and working cell banks) in addition to all Legal Requirements. ICH Guidance includes, but is not limited to:

Q5D Quality of Biotechnological Products: Derivation and Characterization of Cell Substrates Used for Production of Biotechnological/Biological Products.

Q7A, Good Manufacturing Practices Guidance for Active Pharmaceutical Ingredients

4.04	Retention, Storage and Handling of Materials and Product Samples

BTG shall sample and retain such amounts of Bulk Product and of all materials to be used in the Process or in connection with the supply and manufacture of Bulk Product (“Retains”) except water, compressed gasses and any highly volatile compounds as set forth in Appendix II or as otherwise required in accordance with applicable Legal Requirements. BTG will store for five years, or such longer period as may be required in accordance with Appendix II or by Legal Requirement, sample Product and Retains for each batch or lot of intermediates and raw materials. Reasonably prior to the expiry of such retention period, or upon termination of this Quality Agreement, BTG shall offer all such materials to SAVIENT. Any labor costs of BTG employees and/or Third Party expenses incurred by BTG related to the transfer of such materials shall be reimbursed by SAVIENT in the manner and at the rates set forth on Exhibit B to the Supply Agreement.

A schedule of specific Retains, storage conditions and retention periods for Puricase® is listed in Appendix II.

4.05	Transmissible Spongiform Encephalopathy (TSE)

BTG will provide a written TSE declaration that all materials (including non-dedicated equipment) used in the manufacturing process are free from animal derived material. In addition, BTG must have available, on site, written TSE declarations from the supplier, where appropriate, of raw material used in the manufacturing process verifying exclusion of animal derived material. If BTG is unable to provide the above declarations, BTG will comply with applicable TSE laws and regulations and will obtain all associated TSE documentation as requested by SAVIENT. This documentation may include a TSE Certificate of Suitability in accordance with European directive 75/318/EEC as amended by directive 1999/82/EEC, the note for guidance EMEA/410/01 rev2 as amended and AP-CSP(99)4, Appendix 2, as amended.

4.06	Supplier Audits

BTG and SAVIENT will provide each other with copies of supplier audit reports for materials used in the Process or manufacture of the Product.

ARTICLE 5

MANUFACTURING, PACKAGING, INSPECTION AND TEST:

5.01 The Processing, packaging, and labeling of Bulk Product will be performed and documented by BTG. BTG will not subcontract any of the Processing, packaging, and labeling functions except as may be permitted in accordance with the Bulk Product Specifications, and if so permitted, in accordance with the provision set forth in Section 2.05 of the Supply Agreement.

5.02 BTG shall not Process or store Bulk Product in the same building in which BTG manufactures, stores or processes potentially hazardous substances (including, without limitation, certain antibiotics such as beta-lactam and cephalosporins, cytotoxic compounds, toxins or poisons such as pesticides or herbicides, (collectively, “Potential Contaminants”) unless the Potential Contaminants are stored or manufactured in contained environments and in compliance with all Legal Requirements and the Bulk Product is Processed and stored in compliance with building, cleaning, validation and changeover requirements of all cGMPs and all Legal Requirements. BTG shall promptly notify SAVIENT if any of the Potential Contaminants are manufactured, processed or stored in any portion of the Facility which may result in the introduction of Potential Contaminants into the areas of such facilities where the Bulk Product is Processed. Savient is aware that other products are processed in the Facility, the nature of those other products existing today and that certain equipment (multi-use equipment) is used in the processing of both the Bulk Product and these other existing products. Savient has also had the opportunity to assess the risk to the Processing of Bulk Product of the use of such certain multi-use equipment with respect to the other existing products. However, in the instance where BTG intends to introduce a new product or substance to its Facility which is out of the matrix of existing products and use such multi-use equipment in the processing or handling of such new product or substance, Savient will need to reassess the risks to the Processing of Bulk Product with this new product or substance utilizing the multi-use equipment. Therefore, whenever BTG plans to introduce a new product or molecular entity which is out of the matrix of existing products to equipment shared with Puricase production, BTG will provide no less than 30 days prior notice of its intent, and will contemporaneously make supporting cleaning validation data/rationale available to Savient. Savient will make its assessment of the risk potential for adulteration of its own product through examination of cleaning validation documentation prior to any further Puricase production and will respond to BTG within 5 days of its receipt of cleaning validation data/rationale as to its conclusion(s) about the introduction.

5.03 BTG will provide to SAVIENT: a copy of all master batch record documents and production and control records, a Certificate of Analysis (PEG-uricase API and uricase), executed batch records and associated batch documentation, which shall include, without limitation: formulation records, label records, manufacturing records, environmental monitoring data, microbiological data, in-process and final analytical data, including lab control results, sterility data, deviations/out-of-specification reports and cleaning records for any critical product contact equipment (for example, fermentors or any other non-dedicated product contact equipment).

(i)	Translation: BTG will provide an English translation of all such documents, including, without limitation, all reports, notes or comments on records that are not part of the master batch record but if any of the foregoing documents are only available in a language other than English, the Parties shall agree upon an English language template for such document(s), and BTG shall provide to Savient an English language translation of any deviations from the template(s). When required by SAVIENT, translations shall be performed by an independent, translation firm. Translations by a third party firm must be verified by BTG to ensure translation of company or process specific language. Any labor costs of BTG employees and/or Third Party expenses incurred by BTG in relation thereto shall be reimbursed by SAVIENT in the manner and at the rates set forth on Exhibit B to the Supply Agreement.

5.04 Upon request by SAVIENT, BTG will provide access to additional records that are not normally part of the batch record but which bear a reasonable relation to the Bulk Product for SAVIENT to review, which may include, without limitation, maintenance and use records, water testing data, training records, raw material release records, log books, receiving and shipping records, inventory records and vendor qualification records Any labor costs of BTG employees and/or Third Party expenses incurred by BTG in relation thereto shall be reimbursed by SAVIENT in the manner and at the rates set forth on Exhibit B to the Supply Agreement.

5.05 BTG will retain copies of all completed batch records for a minimum of five years, or such longer period as may be required by Legal Requirement. Reasonably prior to the expiry of such retention period, or upon termination of this Quality Agreement, BTG shall offer such completed batch records to SAVIENT. Any labor costs of BTG employees and/or Third Party expenses incurred by BTG related to the transfer of such materials shall be reimbursed by SAVIENT in the manner and at the rates set forth on Exhibit B to the Supply Agreement.

5.06 Use of BTG Manufacturing Space for Bulk Product

BTG has allotted an amount of manufacturing floor space at the Facility for the Processing of Bulk Product (Purification Area in the Agreement). This space may be used for the production of other products subject to the following limitations:

(i)	BTG may use the Purification Area for alternate product manufacturing only during periods when the Purification Area is not used for the Processing of Bulk Product.

(ii)	BTG adheres to all relevant cGMPs including, without limitation, procedures for prevention of mix-ups, prevention of contamination, labeling requirements, cleaning requirements and changeover requirements

(iii)	BTG, shall not, under any circumstances utilize any equipment dedicated to the Processing of Bulk Product for such alternate product manufacturing

(iv)	BTG adheres to limits and procedures described in section 5.2 for Potential Contaminants.

ARTICLE 6

RELEASE AND SHIPMENT OF PRODUCT(S):

6.01 Bulk Product shall be Released in accordance with the procedures set forth in the Supply Agreement, together with the additional obligations described in this section 0 of the Quality Agreement. BTG QA will review the records described in section 5.3 above. Following review and acceptance by BTG QA, BTG will send copies of these documents to SAVIENT QA. SAVIENT QA and Manufacturing will then review the documentation and notify BTG whether or not documentation is acceptable. If such documentation is not reasonably acceptable to SAVIENT, BTG will cooperate in taking such steps as SAVIENT may reasonably require to ensure that the documentation, and any Processing described therein complies with the Bulk Product Specifications and all Legal Requirements.

6.02 BTG QA will be responsible for the QC testing of Filled Product until such time as a third party laboratory has been qualified to perform such testing. BTG will provide a Certificate of Analysis and/or stability results for each batch that BTG tests. Savient QA will be responsible for the review of the manufacturing batch record for Filled Product, review of the Certificate of Analysis and Release of the Filled Product.

6.03	SAVIENT QA will be responsible for the Release of the Final Product.

6.04	Product shall be delivered in accordance with the provisions of Article 7 of the Supply Agreement.

6.05 BTG will not ship any SAVIENT products to any destination, as identified by SAVIENT, unless prior approval has been received from SAVIENT.

ARTICLE 7

DEVIATIONS IN PROCESS OR BULK PRODUCT:

In the event of a notification of a deviation by BTG in accordance with section 0 above, BTG shall investigate and fully document in English such deviation within 30 days of its discovery. If BTG cannot resolve the deviation within the 30-day period, BTG will provide weekly updates of the investigation progress. At SAVIENT’s request, BTG shall conduct such additional or more detailed investigation of the deviation as SAVIENT may reasonably instruct. Investigation documentation will be retained by BTG as part of the batch documentation for the batch affected. When a deviation has occurred, SAVIENT will have the final review and decision making responsibility as to the impact of the deviation on the Bulk Product or Product, which will include the disposition of affected lots.

ARTICLE 8

STORAGE OF PRODUCT(S):

Bulk Product will be stored under appropriate storage conditions and in a secure area to ensure that they comply with the Bulk Product Specifications, including all the label requirements, quality specifications and attributes as well as Legal Requirements.

ARTICLE 9

TRACEABILITY OF PRODUCT(S):

SAVIENT will be responsible for traceability of products to first consignee within the US. BTG will be responsible for traceability from the finished product lot number to raw material and component lots used in manufacture.

ARTICLE 10

CONFLICT OF TERMS:

To the extent that there exists any conflict between the terms of this Quality Agreement and the Supply Agreement, the latter shall prevail. To the extent that there exists any conflict between the terms of this Quality Agreement and any Legal Requirements, the latter shall prevail.

ARTICLE 11

COMPLIANCE WITH LAWS:

BTG will ensure that all of its activities pursuant to this Agreement are performed in accordance with all Legal Requirements (including cGMPs), the respective Bulk Product Specifications, conditions of the BLA, and BTG’s Standard Operating Procedures (SOPs). BTG will ensure that the Bulk Product supplied by it to SAVIENT shall not itself cause the Final Product to be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act and regulations.

ARTICLE 12

INSPECTIONS:

Each party shall advise the other of any governmental communication, inspection or report, including, without limitation, that of any appropriate regulatory agency in any jurisdiction with responsibilities similar to those of the FDA in respect of the United States, any environmental agency, health agency or other governmental or administrative agency having jurisdiction over the Product or the Processing. The notifying party shall promptly notify the other party by fax and telephone, to the person and on the contact numbers set out below:

TO SAVIENT:

• Contact Name:	Robert Lamm, Ph.D., Sr. VP of Quality and Regulatory Affairs

• Telephone:	732-418-9300

• Fax:	732-418-0766

TO BTG:

• Contact Name:	Rivka Zaibel, VP, Quality Assurance

• Telephone:	972-8-861-2007

• Fax:	972-8-861-2166

ARTICLE 13

OBSERVATION BY SAVIENT:

Observation by SAVIENT or its authorized representative shall be governed the following. Observation will be limited to not more than one quality audit every 12 months. One additional quality audit may be conducted within the 12 month period if BTG receives a communication from any regulatory authority threatening license approval or supply of the Product due to compliance deficiencies at BTG facilities or if BTG was found to be in material non-compliance of this Agreement during or since the last quality audit. Person-in-Plant visits may be conducted at the discretion of SAVIENT during the manufacture of Bulk Product at BTG facilities. The frequency and duration of any additional visits must be agreed to by SAVIENT and BTG.

ARTICLE 14

ADVERSE EVENTS:

14.1 BTG will provide to SAVIENT within 48 hours of becoming aware, any information from any source that suggests an adverse event or serious adverse event has occurred. This information will include any adverse drug experience or reaction reports or any other information indicating that the product has any toxicity, sensitivity reactions or is otherwise alleged to cause illness or injury due to a possible product quality problem, adulteration or misbranding.

14.2 Quality Assurance Investigations. Upon notification to BTG that SAVIENT has received an SAE, AE, product complaint or inquiry regarding a Product supplied or incorporating a Bulk Product supplied, BTG shall conduct a quality assurance investigation to determine if any process or testing deviations or events may have contributed to the SAE, AE, product complaint or inquiry. BTG shall provide a written report on the results of the investigation to SAVIENT in not more than 30 days from Savient’s notification. In cases where a more comprehensive investigation might be required, the Parties will jointly develop an investigation plan. BTG shall reasonably cooperate with SAVIENT and regulatory agencies regarding an investigation or inquiry that may be initiated by a regulatory agency or otherwise required in response to a consumer or healthcare professional. BTG shall further provide SAVIENT with all data or other information that SAVIENT may reasonably require in connection with any reports or correspondence that SAVIENT provides to the regulatory agency, consumer or healthcare professional relative to any such AE, SAE or product complaint. BTG shall make records accessible to SAVIENT for purposes of FDA or other regulatory agency inspection.

14.3 Exchange of Drug Safety Requests. The Parties shall immediately provide each other with copies of all drug safety requests from all governmental and other regulatory health authorities. Proposed answers affecting the Product will be exchanged between the Parties before submission and the Parties shall cooperate with respect to such answers. SAVIENT shall have the ultimate decision-making authority with respect to the answers relating to the Product. The Parties shall exchange decisions from applicable health authorities immediately.

ARTICLE 15

STABILITY:

BTG will perform the stability testing, data interpretation, reporting and updating of stability information to regulatory documents for the Product and Bulk Product and for Product until such time as a third party laboratory has been qualified to perform such testing. Stability related activities for which BTG is responsible shall be completed in accordance with the timing specified in stability protocols and BTG procedures.

ARTICLE 16

REGULATORY AFFAIRS:

Each Party shall advise the other Party of any regulatory action of which it is aware which would affect the Product in any country of the Territory.

ARTICLE 17

ANNUAL REPORT TO FDA:

BTG will prepare a summary of all changes to the product, production process, quality controls, equipment or facilities that have a potential to affect the identity, strength, quality, purity or potency of the Product. Such data will be prepared and sent to SAVIENT within thirty days of the end of the review period. BTG will also ensure that the results of all stability testing performed within the review period are sent to Savient within thirty days of the end of the review period.

Approvals

	Print Name	Signature	Date
SAVIENT QA	Robert B. Lamm	/s/ Robert B. Lamm	20-Mar-07
BTG QA	Rivka Zaibel	/s/ Rivka Zaibel	20 March 2007

APPENDIX I

Listing of Example Deviations

The following is a non-exclusive list of deviations requiring notification in accordance with section 0:

•	Deviation impacting any filed regulatory document.

•	Use of manufacturing or testing site (finished products, intermediates, API or excipients) other than that specified in Bulk Product and Product Specifications and/or BLA.

•	Change of manufacturing scale from that specified in Bulk Product Specifications and/or BLA.

•	Deviation from packaging or packaging specifications from that specified in Bulk Product Specifications and/or BLA.

•	Deviation from suppliers, sources or specifications of starting and Critical Raw Materials or supplier of any filters for Products or intermediates set forth in Bulk Product Specifications and/or BLA.

•	Change in the layout, functioning or structure of the Facility, equipment or utilities (HVAC, nitrogen, water or compressed gasses) that may affect the quality of the Bulk Product.

•	Use of solvents or reagents (including volatile reagents), other than those specified in Bulk Product Specifications and/or BLA, or change of specifications for such solvents, reagents, or intermediates, or change in analytical methods of solvents, reagents, or intermediates.

•	Deviation in amounts of solvents or reagents used from that specified in the Process, Bulk Product Specifications and/or BLA.

•	Change in Transmissible Spongiform Encephalopathy (TSE) status of any raw material or product(s).

•	Any reprocessing or rework of any step of the Process.

•	A physical contamination, cross-contamination or other chemical contamination.

•	Any manufacturing, packaging, labeling, sampling or testing deviation that affects the quality, safety or purity of the Product.

•	Departures from the SOPs, IPC tests, stability SOPs, the Stability Protocol or Batch Records outside the filed limits, excursions or any deviation with potential registration impact.

•	Any unexpected results from stability testing.

•	Environmental monitoring results that are out-of-specification.

APPENDIX II

Schedule of Retains, Storage Conditions and Retention Periods for Puricase®

The following is a list of the reserve/retention samples that are taken during the manufacturing processes of bulk uricase and PEG-uricase as well as from the final bulk uricase and the final bulk PEG-uricase (Bulk Product).

The document was prepared based on the following BTG QC SOPs:

1.	SOP 04-68-1288 (v2): QC Sampling Plan for Bulk Uricase

2.	SOP 04-68-1830 (v1): QC Sampling Plan for PEG-Uricase API

3.	SOP 04-68-1861 (v1): IPC Testing of Bulk Uricase Batches

4.	SOP 04-68-1862 (v1): IPC Testing of PEG-Uricase

Table 1 details the reserve/retention samples that are taken during the manufacturing process of bulk uricase and from the final bulk uricase.

Table 2 details the reserve/retention samples that are taken during the manufacturing process of PEG-uricase and from the final bulk PEG-uricase (Bulk Product).

All IPC samples (including reserve/retention samples) are to be discarded after the Final Product is released by Savient.

Uricase retention and reserve samples will be kept for one year after manufacturing. PEG-Uricase retention and reserve samples will be kept for six years after manufacturing

Table 1. Reserve/Retention Samples for Bulk Uricase (IPC and Final)

Process Step	Sample name	Number of Samples	Storage Temperature
Fermentation -Beginning of Induction	0	1 x 0.1 ml	-20°C
Fermentation - After 3 hr of Induction	3	1 x 0.1 ml
Fermentation Harvest (End of Induction)	6	1 x 0.1 ml
		1 x 50 ml
Harvest Supernatant	7	1 x 1 ml

Fermentation Bacterial Cake Diluted 10 Fold	9	1 x 0.1 ml
Crude Suspension	10	1 x 0.1 ml
Supernatant After 1st Centrifugation	11	1 x 1 ml
Pellet After 1st Centrifugation	12	1 x 0.1 ml
Supernatant After 2nd Centrifugation	13	1 x 1 ml
Pellet After 2nd Centrifugation	14	1 x 0.1 ml
Dissolution of IBs	DS	1 x 7 ml
	End DS	1 x 7 ml
Centrifugation of Precipitate	CP	1 x 7 ml
Concentration / Diafiltration	30 ICD Filt.	1 x 7 nil
	30 KD Ret (only if process is stopped)	1 x 7 ml
QS-1 Column	QS-1 Load	1 x 7 ml	2-8°C
	QS-1 MP	1 x 7 ml
PS Column	PS Load	1 x 7 ml
	PS MP	1 x 7 mi
Xanthine-Agarose Column	Xa Load Prep.*	1 x 7 ml
	Xa Load (from each day)	1 x 7 ml
	Each Xa MP	1 x 7 ml
Concentration	Xa MP (AC)	1 x 7 ml
		1 x 50 ml
Bulk Uricase Reserve Samples		2 x 10 ml
Bulk Uricase Retention Samples		2 x 50 ml

*	The number of Xa Load Prep. samples depends on the concentration measured after sample dilution.

Table 2. Reserve/Retention Samples for PEG-Uricase API (IPC and Final)

Process Step	Sample name	Number of Samples	Storage Temperature
Concentration and dialysis	30K AD	3 x 5 ml	2-8°C
QS 2	QS2 MP	3 x 5 ml
PEGylation	PEG Solution	1 x 2 ml
	End of PEGylation	2 x 5 ml
QS 3	QS 3 MP	2 x 5 ml
100K Dialysis	Dialysis Buffer	1 x 5 ml
	Pellicon Final Rinse Water	1 x 5 ml
	100K Filtrate — After X Volumes (~15, 20, 25 volumes; to be determined based on Free PEG content)	1 x 5 ml after each dialysis volume

	100K Retentate	2 x 5 ml

1 x 30 ml
PEG-Unease API Reserve Samples		1 x 7 ml
PEG-Unease API Retention Samples		2 x 50 ml

APPENDIX III

Critical Raw Materials Used in the Production of Recombinant Uricase and PEG-Uricase

Material	Manufacturer	Cat. No.	Testing	Source	Origin
N-Z-Amine AS	Kerry Bio- Science	5X59028/ 5X59039	Chem/NIR	Milk derivative	USA

N-Z-Amine B	Kerry Bio- Science	5X59032	Chem/NIR	Milk derivative	USA

Yeast Extract, microgranulated powder, without salt, type D	BioSpringer	0251/ 0-MG-L	Chem/NIR	Yeast	France

Q Sepharose™ Fast Flow	Amersham Pharmacia	17-4510-04	Chem	Chemical	Sweden

Phenyl Sepharose™ 6 Fast Flow low substitution	Amersham Pharmacia	17-0965-04	Chem	Chemical	Sweden

Xanthine-agarose	Sigma	X3128	CoA	Plant / Chemical	USA

Methoxypoly (ethylene glycol)-nitrophenyl carbonate MW 10 000, Sunbright MENP-10T	NOF Corporation	—	Chem	Chemical	Japan

Lysozyme, from egg white, 50,000 U/mg cryst. HCl salt, for biochemistry EC 3.2.1.17	Merck	1.05281	Chem	Egg, chicken	Germany

Lysozyme Chloride (pharmaceutical grade) (Mucopeptide N- Acetylmuramyl hydrolase, HCL, E.C. 3.2.1.17)(from egg white)	Belovo	PO-VEN-03 Appendix 13a		Egg chicken

SPECIFICATION N-Z-AMINE AS

Parameter	Test	Specification
Total Nitrogen (TN)	Combustion	11.0% minimum

Amino Nitrogen (AN)	HCHO Titration (%)	Record

Ratio AN/TN	Ratio	45 minimum

Ash Content	Oven	7.5% maximum

Loss on drying	Moisture balance	5.0% maximum

pH	2% autoclaved solution	6.4 — 7.0

Color	2% autoclaved solution, ABS @ 420 nm	0.180 AU maximum

Clarity	2% autoclaved solution, 2100AN	0.76 NTU maximum

Standard Plate Count	USP	10,000 CFU/g maximum

Enterobacteriaceae	ISO	10 CFU/g maximum

Salmonella	USP	Absent in 25 g

SPECIFICATION N-Z-AMINE B

Parameter	Test	Specification
Total Nitrogen (TN)	Combustion	11.0% minimum

Amino Nitrogen (AN)	HCHO Titration (%)	Record

Ratio AN/TN	Ratio	39.0 minimum

Ash Content	Oven	7.0% maximum

Loss on drying	Moisture balance	5% maximum

pH	2% autoclaved solution	6.6 — 7.1

Color	2% autoclaved solution, ABS @ 420 nm	0.160 AU maximum

Clarity	2% autoclaved solution, 2100AN	1.36 NTU maximum

Standard Plate Count	USP	10,000 CFU/g maximum

Enterobacteriaceae	ISO	10 CFU/g maximum

Salmonella	USP	Absent in 25 g

SPECIFICATION YEAST EXTRACT

Parameter	Specification
Dry matter	94.0 — 98.0 g per 100 g product
Total nitrogen	10.0 — 11.8 g per 100 g product
Amino nitrogen	4.5 — 5.8 g per 100 g product
PH	6.8 — 7.2
Sodium chloride	< 0.5 g per 100 g product
Total plate count	< 5,000 CFU per g product
Coliforms	< 5 CFU per g product
Spores of Clostridium perfringens	< 10 CFU per g product
Yeast	< 50 CFU per g product
Mold	< 50 CFU per g product
Salmonella	Negative (per 25 g)
E. coli	Negative
Staphylococcus aureus	Negative

SPECIFICATION Q SEPHAROSE™

Parameter	Specification
Function - retention volume; ml
- GammaBind™	40 — 50
- ß-Lactoglobulin A	59 — 79
- ß-Lactoglobulin B	72 — 92
Total capacity
mmol C1-/mL packed gel	0.18 — 0.25
Flow rate at 0.1 MPa
cm/hour Bed height: 14 — 16 cm	400 — 700
Particle size distribution
Volume share within 45 — 165 µm; %	95 minimum
Microbial contamination
microorganisms / mL suspension	100 maximum

SPECIFICATION PHENYL SEPHAROSE™

Parameter	Specification
Function — Separation of Cytochrome C, Myoglobin and Lysozyme
Retention Time; minutes
Myoglobin	52 — 63
Lysozyme	80 — 90
Microbial contamination
microorganisms / mL suspension	100 maximum
Degree of substitution
µmol phenyl per ml drained gel	Record

SPECIFICATION XANTHINE AGAROSE

Parameter	Specification
Appearance	White Suspension
Binding capacity	> 1.5 mg/ml binding capacity

SPECIFICATION METHOXYPOLY (ETHYLENE GLYCOL)-NITROPHENYL CARBONATE

Parameter	Test	Specification
Physical description	Visual observation	White to off-white powder or granular solid

Appearance of acidic solution	Visual inspection of 1 mg/ml solution in 1mM HCL	Colorless and free of turbidity or suspended matter

Average molecular weight (Mn) (Daltons)	SEC monitored by RI	9,000 — 11,000

Polydispersity (Mw/Mn) main peak	SEC monitored by RI	NMT 1.1

PEG diol content (%)	SEC monitored by RI, 20 kD Peak	NMT 2

Content of active m-PEG-npc (%)	Spectrophotometric determination of pNP released by alkaline hydrolysis / H-NMR	NLT 90

Free p-nitrophenol (%)	Spectrophotometric determination of pNP released by alkaline hydrolysis / H-NMR	NMT 5 of total pNP measured after alkaline hydrolysis

Bacterial endotoxins (EU/g)	USP (gel clot)	NMT 20

Water content (%)	Karl Fischer	LT 2

Bioburden (cfu/g)	Microbial limit test (JP)	LT 100

Organic volatile impurities (%)	GC (Head-space) acetonitrile pyridine, toluene, hexane, ethyl acetate, triethanolamine	NMT 0.1

SPECIFICATION LYSOZYME (MERCK)

Parameter	Specification
Activity (Micrococcus luteus, FIP- Standard; pH 7.0; 25° C)	> 50,000 U/mg

SPECIFICATION LYSOZYME (BELOVO)

Parameter	Test	Specification
Solubility in water (mg,/ml)		>100

Protein purity (%)	HPLC on TSK-gel G2000SWXL detection 280 nm	>99.0

Identification	Nihydrin test: blue-purple color, maximum absorbance between 279 nm and 281 nm	Conforms

Transmittance @ 650 nm (%)	Of a 1.5% solution in water	>99.5

Transmittance @ 400 nm (%)	Of a 10% solution in water	>90

pH	Of a 1.5% solution in water	3.0 — 4.0

Activity * (FIP U/mg)	By comparison to a lysozyme standard FIP from Center for Standards, Gent (Belgium). According to FIP ref. Int. Pharm. J (1988) 2(5), 169-171	>36,000

Assay * (mg/mg)	By comparison to a lysozyme reference standard according to the Japanese Pharmaceutical Codex. (JPC 1997 Part I)	>0.9

Moisture (%)	105 °C — 4 hours	<5

Ash (%)	800 °C — 3 hours	<0.3

Chloride (%)	Potentiometric titration with ion selective electrode	<4

Nitrogen* (%)	Kjeldhall method	16.8 — 17.8

Density (ml/g)	Bulk density by sieving the powder on the top of a cylinder of 30 ml capacity (diam. 22 mm, height 79 mm)	2 - 3

Particle size (p.m)	Opening: 0.077 mm; wire: 0.050mm; % opening 34	<77

Arsenic (ppm)	Test strips semiquantitative Merckoquant 10 026 (Merck)	<1

Heavy metals (ppm)	Atomic Absorption	<10

Total viable count (/g)	Culture medium: OXOID CM1; on membrane filters; 0.45 µm pore size; 30°C 3 days	<10

Pyrogens (IU/mg)	LAL: pyrogentR plus kit Bio Whittaker	<1

VVND	Viral safety validation study according to Council Directive 92/66/EEC, Annexe III: Diagnostic procedures for the confirmation and differential diagnosis of Newcastle disease	Absent

*	on anhydrous basis

Exhibit E

Product Price

During the first three (3) years from the date of the receipt by Savient of the first commercial batch of the Product, the Price of the Product shall be as follows:

(i) For each gram, Eight Thousand Two Hundred Ninety United States Dollars (USD$8290) for any aggregated quantities of the Product up to and including Two point Four kilograms (2.4 kg) ordered during any calendar year that commercial batches of Product are shipped, i.e. after the first commercial batch of Product has been shipped.

(ii) For each gram, Seven Thousand Eight Hundred Sixty Five United States Dollars (USD$7865) for any aggregated quantities of the Product between Two point Four kilograms (2.4 kg) and Four point Eight kilograms (4.8 kg) ordered during any calendar year as above.; and

(iii) For each gram, Seven Thousand Four Hundred Forty United States Dollars (USD$7440) for any aggregated quantities of the Product equal to or greater than Four point Eight kilograms (4.8k g) ordered during any calendar year as above.

The Parties agree that Savient will enter into a supply agreement with NOF, the supplier of m-PEG-NPC (mono-methoxy polyethylene glycol nitro-phenyl carbonate), and will order and pay for PEG needed in Product manufacture on an ongoing basis. In the event that BTG purchases PEG directly from NOF or any other manufacturer, the cost of the PEG will be invoiced to Savient.

Beginning on the Third (3rd) anniversary of the date of receipt of the first commercial batch of Product by Savient, and on each successive first (1st) January thereafter, the Price of the Product shall increase by an amount equal to the average increase in the United States Consumer Pricing Index (CPI) over the immediately preceding twelve (12) month period; such percentage increase shall be applied to each amount specified in (i) through (iii) above.

Exhibit F

Residual Rights Agreement

AMENDED AND RESTATED

RESIDUAL RIGHTS AGREEMENT

This Amended and Restated Residual Rights Agreement (“Agreement”) is entered into on the 17th day of July, 2005, by and between Savient Pharmaceuticals, Inc., a public company duly organized under the laws of the State of Delaware (“Savient”) and Bio-Technology General (Israel) Ltd., a private company duly organized under the laws of the State of Israel (“BTG”), to replace and supersede the Residual Rights Agreement previously signed and dated 20 June, 2005.

(Savient and BTG shall be referred to jointly as the “Parties” and individually as a “Party”).

WHEREAS, BTG is a wholly owned subsidiary of Savient; and

WHEREAS, the Parties are parties to a Manufacturing Services Agreement effective January 1, 1996 (the “Manufacturing Agreement”) and a Research and Development Services Agreement dated January 1, 1996 (the “R & D Agreement”) (the Manufacturing Agreement and the R & D Agreement being collectively referred to hereunder as the “Inter-Company Agreements”); and

WHEREAS, pursuant to the Share Purchase Agreement (the “SPA”) and the Asset Purchase Agreement (“APA”), each dated March 23, 2005 (the SPA and APA, collectively, the “Divestiture Agreements”), Savient intends to sell to Ferring B.V. all of the issued and outstanding share capital of BTG, and to Ferring International Centre S.A. (together with Ferring B.V., the “Buyer”) all of Savient’s right, title and interest in and to certain assets and rights of Savient in the drug products and drug candidates developed and/or manufactured at BTG pursuant to the Inter-Company Agreements (the “Divestiture” and the “Divested Products”, respectively), but not in any case in the drug candidate known as “Peguricase” (a/k/a “Puricase”); and

WHEREAS, the development of Puricase is ongoing and Savient shall require, and BTG is willing to render, continued development, manufacturing and other services of BTG in relation to Puricase, following the Closing (as defined in the Divestiture Agreements); and

WHEREAS, the Parties wish to record certain specific understandings in relation to certain protein purification technology (the “CPC Technology”) as to which Savient has retained title, in furtherance of the understandings set out in the SPA in relation thereto, which CPC Technology forms part of the Puricase Technology, but which can also be used for the manufacture of other products (all products that may be manufactured using the CPC Technology, other than Puricase, Divested Products and HA (as defined below), being referred to herein as “CPC Products”); and

WHEREAS, the Parties wish to record certain specific understandings in relation to the OCS-funded project, known as BTG-271 (“BTG-271”), in furtherance of the understandings set out in the SPA in relation thereto; and

WHEREAS, certain of the Divested Products, Puricase, the CPC Technology and BTG-271 were developed at BTG within the framework of research and development programs carried out with the support of the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor (“Approved Programs” and the “OCS” respectively) and Savient has ownerships rights thereto but BTG possesses other rights as set forth in Savient’s letter to the OCS of July 15, 2003 (the “OCS Letter”), a copy of which is attached as Annex “A”; and

WHEREAS, the Parties have agreed to terminate the Inter-Company Agreements and wish to record their understandings in relation to the continued development and/or manufacture of Puricase and/or other services that may be rendered by BTG in relation thereto; and

WHEREAS, the Parties wish to record their understandings in relation to the royalties that may be payable to the OCS (“Royalties”) in relation to the Divested Products, Puricase, other products embodying Puricase Technology, CPC Products and BTG-271, all subject to and effective as from the Closing.

Now therefore, in consideration of the foregoing premises, which are incorporated into and made a part of this Agreement, and of the mutual covenants which are recited herein, the Parties agree as follows:

1.	Termination of the Inter-Company Agreements

1.1.	Prior to the Closing, Savient and BTG shall comply with the terms and conditions of the Inter-Company Agreements, including any payment obligations by Savient thereunder. Notwithstanding anything to the contrary contained in the Inter-Company Agreements, all of the provisions of the Inter-Company Agreements shall automatically terminate effective as of the Closing, including provisions that were intended to survive termination. Savient shall not have any further obligation to pay BTG in respect of Reimbursable Costs (as such term is defined in the R & D Agreement) or Processing Fees (as such term is defined in the Manufacturing Agreement) that may be outstanding as of such time in relation to Divested Products, and BTG shall be considered as having waived such payments.

1.2.	In connection with such terminations, and for the avoidance of doubt, the Parties agree that:

1.2.1.	Notwithstanding the provisions of Section 1.1 and Section 3.2 of the Manufacturing Agreement, title to all work in process relating to Divested Products and inventory of Divested Products shall automatically vest in the Buyer, as of the Closing;

1.2.2.	Notwithstanding the provisions of Section 1.1 above and Section 11.3 of the Manufacturing Agreement, as of the Closing, BTG shall process and deliver Divested Products ordered prior to the Closing to the Buyer or the Buyer’s designee, and Savient shall have no responsibilities in relation thereto;

1.2.3.	As of the Closing, Savient and BTG agree that any liability of Savient to pay BTG for development activities, regulatory or other services of any nature that may have been carried out by BTG for Savient prior to the Closing under the R & D Agreement or otherwise have been satisfied as of the Closing; and

1.2.4.	The provisions of the Manufacturing Term Sheet attached hereto as Annex “D” shall apply to work in process relating to Puricase existing as of the Closing and the delivery of Puricase that may have been ordered prior to the Closing.

2.	Ownership in Technology; Patent Rights; Other Rights

2.1.	Savient has and shall have the exclusive right, title and interest in and to Puricase and the Puricase Technology, subject to (i) BTG’s irrevocable and perpetual right to conduct research and development with the Puricase Technology developed in the course of Approved Programs, excluding clinical trials that BTG is not in a position to monitor from Israel and (ii) BTG’s right to manufacture Puricase in Israel. BTG shall have commercialization rights with respect thereto only as provided in Section 6 herein or as provided in the Divestiture Agreements. In the case of clauses (i) and (ii), BTG’s rights shall always remain subject to the terms and conditions of any existing supply, manufacturing or development agreement between the Parties. For the avoidance of doubt, Savient and an additional manufacturer on its behalf approved by the OCS, will have the right to use the CPC Technology in order to manufacture Puricase.

2.2.	Savient has and shall have the exclusive right, title and interest in the CPC Products and the CPC Technology subject to BTG’s exclusive, irrevocable, perpetual and unconditional license for purposes of research and development and production. BTG shall have commercialization rights with respect thereto only as provided in Section 6 herein or as provided in the Divestiture Agreements.

2.3.	For the purposes of this Agreement, the term “Puricase Technology” means the technology described in the patent applications listed on Annex “B” as 1.1 (the “Puricase Patents”), and any developments, discoveries, inventions, improvements, designs, methods, processes, techniques, devices, formulae and trade secrets which may be developed, acquired and conceived by BTG and are derived from any Development Program in relation to Puricase which have been or may be carried out at any time after the submission of the Puricase Patents and all patents that may be issue from patent applications claiming or describing such technology, information and know-how and filed in addition to the Puricase Patents after their submission.

For the purposes of this Agreement, the term “CPC Technology” means the technology described in the patent applications listed on Annex “B” as 1.2 (the “CPC Patents”) and any developments, discoveries, inventions, improvements, designs, methods, processes, techniques, devices, formulae and trade secrets which have been or may be developed, acquired and conceived by BTG and are derived from any Development Program which have been or may be carried out at any time after the submission of the CPC Patents and all patents that may issue from patent applications claiming or describing such technology, information and know-how and filed in addition to the CPC Patents after their submission.

For the purposes of this Agreement, “Development Programs” shall mean research and development work carried out by BTG for Savient.

2.4.

The Puricase Patents, and the CPC Patents (collectively, the “Savient Patents”) are owned by Savient. BTG shall have no rights with respect to the Savient Patents, other than as provided herein or as provided in the Divestiture Agreements. Savient has the sole control over filing and prosecuting applications for United States and foreign patents covering the Puricase Technology and the CPC Technology and may file and prosecute the same in Savient’s name. The cost for all such filings and prosecutions are and shall be borne by Savient. BTG and its employees and consultants shall provide Savient, without compensation other than recovery of out of pocket expenses, with the necessary authorizations, powers of attorney and other documents and assistance reasonably requested by Savient from time to time to file, secure and maintain Savient’s patent rights in connection with the Savient Patents and BTG hereby grants to Savient powers of attorney to execute and file on BTG’s behalf any documents reasonably necessary to secure and maintain such patent rights.

For the purposes of this Agreement, the term “Savient Patents” means the patents listed on Annex B and any disclosures, continuations, continuations-in-part, divisionals, provisionals, PCT applications, reissuances, revisions, substitutions, conversions, renewals, extensions, prolongations, and reexaminations thereof, any technology and inventions covered thereby, and any corresponding international, regional, and national applications and patents.

2.5.	BTG shall, from time to time and as soon as practicable following Savient’s request, provide Savient with documentation describing the current Puricase Technology and CPC Technology held by or under the control of BTG and any other report reasonably requested by Savient. For the avoidance of doubt, Puricase Technology and CPC Technology shall be described in sufficient detail to allow Savient to manufacture Puricase, or use the CPC Technology (as the case may be) it being understood and agreed, however, that Savient shall not commence manufacture of Puricase or of a CPC Product (i) unless so permitted by the OCS, if such permission is required; and (ii) unless in compliance with any agreement between the Parties relating to such manufacture and supply; and (iii) provided that such permission by the OCS does not trigger any additional obligations of BTG vis-à-vis Savient or the OCS, above and beyond those provided in such agreement of manufacture and supply or in this Agreement. In any event, BTG may retain copies of such documentation for archival purposes.

2.6.	For the sake of clarity:

2.6.1.	Nothing herein is intended to derogate from BTG’s ownership of the real property, tools, machinery and equipment which have been or may be acquired by it in furtherance of, or incidental to, the Development Programs;

2.6.2.	Neither “Puricase Technology” nor “CPC Technology” shall be deemed to include general methods of production or analysis that are generally known in the pharmaceutical industry but have been or will be applied to a Divested Product, HA, Puricase or any CPC Product.

2.7.	Savient hereby grants BTG and its Affiliates a non-transferable, royalty-bearing, perpetual, worldwide nonexclusive, unconditional (save for the reasonable consideration to be paid for commercialization rights hereunder) license, under the Puricase Patent to develop products which are not PEGylated recombinant porcine uricase (urate oxidase), and to manufacture and commercialize any such product, it being understood and agreed, however, that the royalties that will be due and payable by BTG to Savient in respect of the commercialization rights to any such product, and other terms and conditions of such license, shall be subject to the negotiation, in good faith, of a mutually acceptable license agreement containing normal and customary terms for transactions of a similar nature (the “License Agreement”). Should the Parties fail to execute the License Agreement within 90 (ninety) days of either Party initiating such negotiations, then the matter may be referred for resolution by either Party, in accordance with the provisions and the procedures attached hereto as Annex F. Nothing in the Parties’ failing to execute the License Agreement or the initiation or conduct of any such procedures shall bar BTG from exercising the license granted to it pursuant to this Section 2.7 pending the decision of the expert.

2.8.	The provisions of this Section 2 shall survive the termination or expiration of this Agreement.

3.	Research & Development; Regulatory Services; Manufacturing Services

3.1.

BTG hereby agrees to the extent and on the terms set out in Annexes “C” and “D” hereto (as such Annexes may be modified or superseded by a final definitive agreement between the Parties) to (i) complete the ongoing research and development currently being conducted in respect to Puricase; (ii) transfer the process to BTG’s facility in Be’er Tuvia, Israel; (iii) produce a sufficient quantity of Puricase as required for Phase 3 clinical trials and the initial commercial launch of Puricase and perform all related stability and other testing and activities required for worldwide regulatory filing; (iv) render assistance to Savient in relation to the worldwide regulatory filings related thereto; and (v) remain a back-up supplier to the new manufacturer (if any) throughout the time period set forth in Section E of Annex “D” attached hereto or any successive Manufacturing Services Agreement between the Parties.

3.2.	In the event that BTG breaches any of its obligations to Savient under this Section 3, in addition to any other remedies that may be available to Savient in law or equity, BTG shall, promptly upon Savient’s request, cooperate and collaborate with Savient in applying to the OCS for Savient to carry out the work in question through a third party. Nothing in the foregoing should be construed as relieving BTG from its contractual obligations pursuant to Section 3.1, and Annexes “C” and “D” attached hereto.

4.	Technology Transfer

Subject to the approval of the OCS, Savient shall be entitled to request BTG to render to Savient and/or its third party manufacturer technical assistance relating to the transfer of the Puricase Technology or the CPC Technology. The terms and conditions upon which BTG shall be obligated to render such assistance in relation to the Puricase Technology are set out in Annex “E” attached hereto.

5.	Compliance with Law for the Encouragement of Research and Development in Industry and the Regulations, Rules and, Procedures Promulgated Thereunder (collectively, the “Law”)

5.1.

BTG hereby confirms and acknowledges that as from the Closing BTG and/or the Buyer (as the case may be) shall be fully responsible for the payment of Royalties pursuant to the Law in relation to income derived from the Divested Products and income derived by BTG from the commercial exploitation of a CPC Product pursuant to the license granted to it by Savient pursuant to Section 6.2 below, and BTG hereby agrees to indemnify Savient for any liability that may be imposed upon it by the OCS in relation thereto. BTG shall provide Savient with copies of its semi-annual reports to the OCS in relation to the payment of such Royalties, together with evidence of payment. Moreover, BTG shall notify Savient of any audit conducted by the OCS in respect thereto and the result of such audit, and provide Savient with copies of any written audit report. BTG has been using the CPC Technology in the production of caroboxpeptidase as of February 2005, and Royalties pursuant to the Law in relation to income derived from carboxypeptidase are thus payable to the OCS. As there is uncertainty as to whether these Royalties should be allocated to OCS file 27141 (Puricase) and/or OCS file 10281 (APA), it is hereby agreed that BTG and Savient shall mutually refer the question of the allocation of such Royalties and the relevant background information to Keren Tmurah at the OCS (“Keren Tmurah”) within 30 days of this Agreement, and Keren Tmurah’s directives shall be binding upon the Parties.

5.2.	Savient hereby confirms and acknowledges that as from the Closing Savient shall be fully responsible for the payment of Royalties pursuant to the Law in relation to income derived by Savient from Puricase, Puricase Technology, a CPC Product and the CPC Technology and hereby agrees to indemnify BTG for any liability that may be imposed upon it by the OCS in relation thereto.

5.3.	Due to the fact that BTG shall remain a conduit for the payment of Royalties as set forth in Section 5.2, and in order to ensure Savient’s compliance with the requirements of the Law, Savient irrevocably and unconditionally undertakes to periodically provide BTG with the funds required for making such payments of Royalties in a timely manner. In furtherance thereof:

5.3.1.	Savient shall provide BTG with semi-annual reports on its development and commercialization activities in respect of Puricase, Puricase Technology, the CPC Products and the CPC Technology, and any other information related thereto, that may be requested by the OCS from time to time, for conveyance to the OCS, as required. Such reports shall be accompanied by a financial report signed by Savient’s Chief Financial Officer showing the calculation of the amounts due to the OCS pursuant to the Law in respect of the period covered by the said report and the funds necessary to make the appropriate payments to the OCS, it being understood and agreed, however, that the funds will be transferred by Savient to BTG by no later than 15 (fifteen) days before timely payment has to be made by BTG to the OCS. Such financial reports shall be certified by an independent auditor, once a year, at Savient’s expense.

5.3.2.	Savient shall keep complete, accurate and correct books of account and records consistent with sound business and US generally accepted accounting principles and practices, in such form and in such details as to enable the verification and the determination of the amounts due to the OCS in respect of Puricase, Puricase Technology, the CPC Products and the CPC Technology. Savient shall retain such books of account for 7 (seven) years after the end of each calendar year.

5.4.	BTG hereby undertakes to irrevocably and unconditionally remit the funds received from Savient pursuant to Section 5.3.1 above to the OCS in a timely manner, without any set-offs, deductions or withholdings of any nature.

5.5.	BTG and Savient shall comply with any request by the OCS to conduct, inter alia, an audit at Savient. In such event, BTG and/or the OCS shall be entitled to appoint a representative to inspect, during normal business hours, and to take copies of Savient’s books of accounts, records and other documentation to the extent relevant or necessary for the ascertainment or verification of the amounts due to the OCS under the Law, at Savient’s expense.

6.	CPC Patents

6.1.	In addition to BTG’s rights in relation to the CPC Technology, as set out in Section 2.2 above, Savient hereby grants BTG and its Affiliates an irrevocable, fully paid-up, transferable, non-royalty-bearing, perpetual, worldwide, exclusive, unconditional license, under the CPC Patents, to offer for sale, sell and import Divested Products and HA. Nothing in the foregoing shall be construed as a representation on BTG’s part, that such license, or the rights set out in Section 2.2, are required in order to develop, manufacture or commercialize any or all of the Divested Products or HA.

6.2.

Savient hereby grants BTG and its Affiliates a non-transferable, royalty-bearing, perpetual, worldwide nonexclusive, unconditional (save for the reasonable consideration to be paid for commercialization rights hereunder) license, under the CPC Patents to offer for sale, sell and import CPC Products, it being understood and agreed, however, that the royalties that will be due and payable by BTG to Savient in respect of the commercialization rights and other terms and conditions of such license, shall be subject to the negotiation, in good faith, of a mutually acceptable license agreement containing normal and customary terms for transactions of a similar nature (the “CPC License Agreement”). Should the Parties fail to execute the CPC License Agreement within 90 (ninety) days of either Party initiating such negotiations, then the matter may be referred for resolution by either Party, in accordance with the provisions and the procedures attached hereto as Annex F. Nothing in the Parties’ failing to execute the CPC License Agreement or the initiation or conduct of any such procedures shall bar BTG from exercising the license granted to it pursuant to this Section 6.2 pending the decision of the expert. Nothing in the foregoing shall derogate from the terms and conditions of any existing supply, manufacturing or development agreement between the Parties.

6.3.	Should Savient decide to abandon a CPC Patent at any time during the first 5 (five) years following the Closing; Savient undertakes to notify BTG in writing at least 60 (sixty) days prior to the date on which such CPC Patent would become finally abandoned in the absence of action on the part of the party prosecuting or maintaining such patent. Savient shall afford BTG the right, during such 60 (sixty) day period, to acquire such patent application or patents. Should the Parties fail to reach a mutually acceptable agreement as to the terms and conditions upon which BTG may acquire such patent applications or patents, Savient shall be entitled to abandon the same.

7.	BTG-271

7.1.	Prior to the Closing, Savient shall either (a) transfer the patent applications listed in Annex “G” attached hereto (the “BTG-271 Patents”) to a third party and arrange with the OCS for a full release of BTG’s obligation to pay royalties to the OCS with respect to subsequent sales in relation thereto or (b) transfer the BTG-271 Patents to BTG.

7.2.	Subject to OCS approval, BTG undertakes to relinquish its rights in the BTG-271 project under the OCS Letter in the event that the BTG-271 Patents are transferred to a third party prior to the Closing or as envisaged under Section 7.3 below.

7.3.	Notwithstanding the foregoing, should negotiations between Savient and Eager BioGroup Ltd., a corporation registered in Israel, or any affiliated company registered in Israel and controlled by Prof. Max Herzberg, be ongoing at the time of the Closing, Savient shall have an additional period of 90 (ninety) days from the Closing in order to finalize such transaction (the “Eager Transaction”), and Savient shall bear the cost of the BTG-271 Patents throughout such time period. Should the Eager Transaction not be consummated with OCS approval within such time period, for any reason whatsoever, then the BTG-271 Patents shall be transferred to BTG.

7.4.	Should the BTG-271 Patents be transferred to BTG, then BTG-271 shall be treated as a “Divested Product” for purposes hereof.

8.	Promoter Patents

8.1.	BTG hereby grants Savient a fully paid-up, non-royalty-bearing, perpetual, worldwide nonexclusive license, with the right to sub-license, under the patents and patent applications listed in Annex “H” attached hereto (the “Promoter Patents”), to use the Osm B promoter claimed therein to make, have made, use, offer for sale, sell and import Puricase, it being understood and agreed, however, that the manufacture “of Puricase outside of Israel is subject to the approval of the OCS.

8.2.	BTG shall favorably consider any request by Savient to expand the scope of the license granted to it under Section 8.1. In such circumstances, the Parties shall negotiate in good faith with a view towards entering into a mutually acceptable license agreement containing normal and customary terms for transactions of a similar nature.

8.3.	Should BTG decide to abandon any of the Promoter Patents at any time during the first 5 (five) years following the Closing, BTG undertakes to notify Savient in writing, at least 60 (sixty) days prior to the date on which such Promoter Patent would become finally abandoned in the absence of action on the part of the party prosecuting or maintaining such patent. BTG shall afford Savient the right, during such 60 (sixty) day period, to acquire such patent application or patents. Should the Parties fail to reach a mutually acceptable agreement as to the terms and conditions upon which Savient may acquire such patent applications or patents, BTG shall be entitled to abandon the same.

9.	Indemnification

Each Party shall indemnify, hold harmless and defend the other Party and its officers, directors and employees against damages, costs and expenses (including reasonable attorney’s fees) incurred as a result of such Party’s failure to comply with its undertakings under this Agreement.

10.	Term; Effect of Termination

10.1.	This Agreement shall enter into force and effect upon the Closing and shall continue to be in force for as long as the Puricase Technology and the CPC Technology is in use by either Party.

10.2.	Should the Divestiture Agreements be terminated without the Closing taking place, for any reason whatsoever, this Agreement shall be null and void.

10.3.	The termination of this Agreement for whatever cause shall not prejudice or affect the accrued rights and obligations of either Party.

11.	Disclosure of Information

11.1.	BTG and its Affiliates shall not furnish copies of documents, patents, patent applications, copyrights, drawings, specifications, bills of materials, devices, equipment, prototypes and other information relating to the Puricase Technology other than as contemplated by this Agreement (and other than to any of their respective Affiliates) and shall not, without the prior approval of Savient, disclose such information to any third party, except to the extent that such disclosure is necessary for BTG’s manufacture of Puricase for Savient, and then only if (i) such disclosure is subject to the same limitations on the recipient as on BTG, and (ii) such limitations are set forth in a written agreement in form and substance satisfactory to Savient. “Affiliate”, as used herein, means, any corporation which controls, is controlled by, or is under common control with, BTG, following the Closing. A corporation shall be deemed to control another corporation if it owns, directly or indirectly, more than 50% (fifty percent) of the voting shares, or has the power to elect more than half the directors, of such other corporation. For purposes of this Section 11.1, “Puricase Technology” shall not include information which is in or becomes, part of the public domains through no act or omission by BTG or any of its employees.

11.2.	No publication with respect to any activity undertaken pursuant to a Development Program shall be made, nor any manuscript submitted for publication, without the prior review and written approval of Savient such approval not to be unreasonably withheld.

11.3.	The Parties agree that remedies at law may be inadequate to protect against breach of this Section 11, and in case of such a breach BTG hereby consents to the granting of injunctive relief, whether temporary, preliminary or final, in favor of Savient without proof of actual damages.

11.4.	The provisions of this Section 11 shall survive the termination or expiration of this Agreement.

12.	Non - Compete

From the Closing Date until the expiration of the later to expire (following issuance) of the Puricase Patents; BTG agrees not to, and shall cause its Affiliates not to, use the Puricase Technology to manufacture, promote, market or sell any Competing Product in the Territory, or to license or sublicense the Puricase Technology to any third party. As used in this Agreement, “Competing Product” shall mean any prescription pharmaceutical product that (i) contains uricase as an active ingredient or (ii) has a primary use in a particular country, based on a majority of prescription use in such country, for the treatment of gout (in any form). As used in this Agreement, “Territory” shall mean, collectively, every country in the world.

13.	Governing Law and Dispute Resolution

13.1.	This Agreement and any disputes hereunder shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without giving effect to any choice or conflict of law provision or rule that would cause the application of any other laws.

13.2.	Save as provided in Section 6.2 hereof, any disputes, claims or controversies between the Savient and BTG in connection with this Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination (any such dispute, claim or controversy, a “Dispute”), shall be finally resolved by binding arbitration.

13.3.	Any arbitration hereunder shall be conducted under the Rules of Arbitration of the London Court of International Arbitration. The arbitration shall be conducted in the English language before three arbitrators chosen according to the following procedure: within 20 (twenty) days after commencement of the arbitration, each of Savient and BTG shall appoint one arbitrator, and within 20 (twenty) days after the appointment of both such arbitrators, the two arbitrators so chosen shall choose the third arbitrator. If the two arbitrators chosen by Savient and BTG cannot agree on the choice of the third arbitrator within a period of 20 (twenty) days after their appointment, then the third arbitrator shall be appointed by the London Court of International Arbitration.

13.4.	Each of the arbitrators shall be a lawyer or former judge. The chairman of the three arbitrators shall have experience arbitrating disputes in the pharmaceutical industry.

13.5.	Any arbitration that would otherwise be conducted pursuant to this Section 13 that relates to the subject matter of any arbitration conducted pursuant to Section 10.15 of the SPA shall be combined into a single arbitration before the same panel of three arbitrators, conducted in accordance with Section 10.15 of the SPA.

13.6.	Each of the Asset Buyer and the Seller hereby irrevocably waives all rights to trial by jury in any Dispute.

13.7.	The place of the arbitration shall be London, England.

14.	Miscellaneous

14.1.	Unless the context explicitly dictates otherwise, all references herein to “patents” and/or “patent applications” herein shall be deemed to include any disclosures, continuations, continuations-in-part, divisionals, provisionals, PCT applications, reissuances, revisions, substitutions, conversions, renewals, extensions, prolongations, and re-examinations thereof, any technology and inventions covered thereby, and any corresponding international, regional and national applications.

14.2.	From time to time after the date hereof and prior to the Closing, the Parties may modify and/or replace any of Annexes C, D or E hereto, which modified or replaced Annexes shall automatically constitute part of this Agreement.

14.3.	Nothing in this Agreement or in the Divestiture Agreements shall derogate from BTG’s rights under the Technology Transfer Agreement effective February 1, 1998, pursuant to which BTG acquired Savient’s process for the manufacture of sodium hyaluronate (“HA”), as described and claimed in U.S. Patent No. 4,780,414, and the related patent applications, patents, trademarks and domain names listed in Annex “I”. Savient and its employees shall provide BTG, without compensation, with the necessary authorizations, powers of attorney and other documents and assistance reasonably requested by BTG from time to time to record the assignment of said intellectual property rights from Savient to BTG.

14.4.	This Agreement constitutes the entire agreement between Savient and BTG with respect to the subject matter hereof, and supersedes any prior agreements or understandings between Savient and BTG with respect to such matters.

14.5.	Each Party agrees to execute, acknowledge and deliver such further documents and instruments and do any other acts, from time to time, as may be reasonably necessary, to effectuate the purposes of this Agreement.

14.6.	Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by either Party without the prior written consent of the other Party hereto, except that either Party may assign its rights hereunder to any entity that acquires all or substantially all of such Party’s business or assets (provided that no such assignment shall relieve the assigning Party of its obligations hereunder, and the assigning Party shall remain primarily liable for such obligations). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

14.7.	All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent by overnight delivery via a reputable national courier service, in each case to the intended recipient as set forth below:

If to Savient:

Savient Pharmaceuticals Inc.

One Tower Center, l4th Floor

East Brunswick, New Jersey 08816, USA

Telecopy: +1-732-418-9065

Attention: Philip K. Yachmetz, Esq.

If to BTG:

Bio-Technology General (Israel) Ltd.

Kiryat Weizmann

Building 17

Rehovot 76326, Israel

Telecopy: +972-8-9409041

Attention: Dr. Dov Kanner

A “Business Day” shall be any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York, United States of America or in Israel are permitted or required by law, executive order or governmental decree to remain closed.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy,

telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

14.8.	Savient and BTG may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties.

14.9.	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

14.10.	Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

14.11.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original; but such counterparts shall together constitute but one and the same instrument.

[Intentionally Left Blank]

IN WITNESS WHEREOF the Parties hereto have set their signatures as of the date first mentioned above.

/s/ Christopher Clement
SAVIENT PHARMACEUTICLAS, INC.
By: Christopher Clement
Title: President and Chief Executive Officer

/s/ Philip K. Yachmetz
BIO-TECHNOLOGY GENERAL (ISRAEL) LTD.
By: Philip K. Yachmetz
Title: Director

List of Annexes:

Annex “A”	OCS letter
Annex “B”	Puricase Patents
Annex “C”	Development and Regulatory Work—Puricase
Annex “D”	Term Sheet for Manufacture of Puricase
Annex “E”	Term Sheet for Technology Transfer
Annex “F”	Expert Procedures
Annex “G”	BTG-271 Patents
Annex “H”	List of osmB promoter patents/patent applications
Annex “I”	List of HA Patents, Trademarks and Domain Names

Annex A

OCS letter

One Tower Center
Fourteenth Floor
East Brunswick, NJ 08816
Telephone: 732-418-9300
Facsimile: 732-418-9065 www.savientpharma.com

July 15, 2003

Mr. Avi Feldman, Esq.

General Counsel to the

Office of the Chief Scientist

Ministry of Industry, Trade and Labor

4 Mevo Hamatmid Street

Jerusalem 91021

Dear Mr. Feldman,

Re:	Bio-Technology General (Israel) Ltd. (“BTG Israel”)

We have been informed of the meeting that took place in Jerusalem on June 15, 2003 with the participation of representatives of the Chief Scientist (the “CS”) and BTG Israel.

We understand that during the course of the meeting, the parties resolved certain issues that arose in relation to CS-approved R & D programs at BTG Israel (the “Approved Programs”) as follows:

1.	BTG Israel will have title to all future Approved Programs, relating to new projects.

2.	BTG Israel will have an exclusive irrevocable and perpetual right from us to conduct R&D with technology developed in the course of Approved Programs which are completed or ongoing, excluding clinical trials that BTG Israel is not in a position to monitor from Israel; and

3.	Except as otherwise approved by the CS, BTG Israel will have an exclusive right from us to manufacture in Israel products developed through Approved Programs.

We understand that the CS will not unreasonably withhold its consent to the conduct of such R&D activities outside of Israel if BTG Israel is finable to carry out such activities, or the manufacture of such products outside of Israel, if commercially unfeasible or if BTG Israel is unable to carry out such activities.

We also understand it was agreed that upon receipt of our agreement to the foregoing, funds withheld by the CSO upon the 2002 audit as well as funds that would otherwise have been payable in 2002 (if properly spent and reported) will be immediately released to BTG Israel.

On the basis of such understandings, and without waiving any rights that we may have from time to time under the Law for the Encouragement of Research and Development in Industry, we hereby confirm our agreement to the understandings set out above.

Respectfully yours,

/s/ Sim Fass

Savient Pharmaceuticals, Inc.

By:	Sim Fass
Title:	Chairman & CEO

cc:	Mr. Amos Efrati
Mr. Shaul Freilich
Deputies to the Chief Scientist

Y. Baratz

D. Kanner

R. Shaw

Annex B

Puricase Patents

1.	New Applications

1.1. Puricase

File Reference	Country	Status	Appln No	Appln Date	Title
557-PRO-US	USA	Pending	60/670573	11 April, 2005	Variant Forms of Urate Oxidase and Use Thereof

650-PRO-US	USA	Pending	60/670541	11 April, 2005	A Variant Form of Urate Oxidase

1.2.	Protein Purification

File Reference	Country	Status	Appln No	Appln Date	Title
541-PRO-US	USA	Pending	60/670520	11 April, 2005	Purification of Proteins with Cationic Surfacant

Annex C

Development and Regulatory Work

Puricase

The following outline summarizes the key elements of ongoing development work and regulatory services relating to Puricase which will be required from BTG as from the Closing, certain elements of which are required under agreement with the OCS. This outline will form the basis of a detailed work plan covering these activities, which will be concluded prior to the Closing. It is anticipated that the detailed work plan when completed, will include a specific list of deliverables and a timetable for performance and delivery.

While every effort has been utilized to make this outline as comprehensive as possible, certain activities shown here may need to be expanded to include normal and customary related activities.

1.	Project Timeline

Puricase is currently completing Phase 2 clinical testing and Savient expects to initiate Phase .3 testing in late 2005. Assuming FDA agreement with the proposed clinical plan and a successful clinical trial, the Puricase Biologics License Application (“BLA”) filing is expected to take place in Q1 2007. Services to be provided by BTG (with the exception of certain ongoing stability studies) are to be planned for completion by 1 Jan 07.

2.	Scope of Work

2.1.	R& D Services

The R & D services to be provided involve completion of needed elements in the Chemistry/Manufacturing/Controls (CMC) section of the Puricase BLA. These elements are listed in Table 1, along with an indication of which tasks will be performed for Phase 3 and which tasks will be completed by BLA filing.

2.2.	Regulatory Services

The Regulatory services involve elements needed to complete the relevant sections of the BLA as well as other documentation, and appropriate support for the various filings. This includes, but is not limited to:

2.2.1.	preparation of the CMC update for the Phase 3 FDA package including a Rehovot-Beer Tuvia bridging document;

2.2.2.	development and preparation of the requisite assays;

2.2.3.	analytical method validation;

2.2.4.	preparation of process validation documents;

2.2.5.	annual report preparation (CMC, stability, process updates);

2.2.6.	preparation of the CMC chapter of the BLA (process, methods, validations, specifications);

2.2.7.	participation in meetings and calls with Savient (e.g. preparation for the end of Phase 2 [EOP21 meeting);

2.2.8.	participation in meetings with regulatory authorities (e.g. the EOP2 meeting); and

2.2.9.	support for any and all regulatory activities required for worldwide registrations.

2.3.	Reporting - BTG shall provide Savient with the necessary development reports to support the methods, specifications and in-process controls that are chosen, in a form acceptable o FDA inspectors and reviewers.

3.	Financial provisions

3.1.	Services will be provided at (i) 115% of BTG-’s fully loaded cost including only the proportional share of overhead related to this project, as compared to maximum facility utilization, and not including raw Materials or equipment and (ii) 103% of the out-of-pocket cost to BTG of purchasing raw materials for manufacturing Product and equipment used primarily or exclusively to provide the ongoing development work and regulatory services contemplated by this Annex C.

3.2.	Reporting and audit rights

3.3.	Payment terms

4.	Miscellaneous Terms

4.1.	Services will be carried out in a professional and workmanlike manner.

4.2.	Ownership of results and in any inventions to vest in Savient

4.3.	Patents to be filed and maintained by Savient

4.4.	Indemnification of BTG from and against any claims in relation to Savient’s use of the results/inventions

4.5.	Confidentiality

4.6.	No assignment of rights or obligations other than to a party acquiring rights in the Product.

Annex D

Term Sheet

Manufacturing Services

The following outline summarizes the key elements of manufacturing services that will be required from BTG as contract manufacturer with respect to the manufacturing Puricase (the “Product”), as required from BTG as from the Closing. This outline will form the basis of a detailed work plan covering these activities, which will be concluded prior to the Closing. It is anticipated that the detailed work plan when completed, will include a specific list of deliverables and a timetable for performance and delivery.

While every effort has been utilized to make this outline as comprehensive as possible, certain activities shown here may need to be expanded to include normal and customary related activities.

BTG has to date performed all Product manufacture at its Kiryat Weizmann facility. For Phase 3 material, the new Biologics GMP-compliant Beer Tuvia facility will be used. BTG will transfer the production process to Beer Tuvia and validate the process by producing three Product batches which will serve as clinical supply and, if Product stability and timing of BLA approval permit, as initial commercial launch material. Filling (vialling) of finished Product will take place at Dr. Madaus, EITG’s contract filling facility.

These terms and conditions shall be binding upon the Parties, unless and until superseded by a definitive Manufacturing Services Agreement and/or a detailed work plan:

General Obligations of BTG

A.	Transfer of production to Beer Tuvia and manufacture of one batch of Product in Beer Tuvia (by Sep 05), to be finished into a Phase 3 clinical lot of Product at Madaus (Sep 05);

B.	Completion of process validation by production of two additional batches (H1 06);

C.	Filling of two additional lots in order to complete production validation (H2 06).

D.	BTG and Savient will work together in good faith to prepare prior to Closing a definitive Manufacturing Services Agreement memorializing the terms and conditions of this Annex D with respect to the Phase 3 and initial commercial supply of the Product and related activities. In addition, BTG and Savient will negotiate in good faith prior to the Closing with the goal of reaching a long-term exclusive supply agreement for Product on commercially competitive terms, provided that any such agreement would permit the technology transfer, as outlined in Annex E, and qualification of an alternative supplier chosen by Savient.

E.	In the event that no such long-term exclusive supply agreement is reached between-BTG and Savient prior to the Closing, (i) BTG shall remain available as commercial scale manufacturer of Product until successor manufacturer is selected, technology transfer, as outlined in Annex E, has been successfully completed and successor manufacturer has been qualified and validated; and thereafter BTG shall remain available as a “back-up” supplier of Product upon reasonable notice and other terms and conditions and (ii) BTG and Savient will use commercially reasonable efforts to complete the technology transfer as outlined on Annex E within 36 months of its commencement, upon which completion of such technology transfer BTG’s obligation to supply Product will termination; provided, however, that if such technology transfer will not or cannot reasonably be successfully completed within such 36-month period, BTG and Savient will enter into good faith discussions to determine an alternative arrangement for continued supply of Product on reasonable terms to be mutually agreed.

1.	Clinical Grade Peguricase for Phase 3 clinical trials

1.1.	BTG to set up capabilities for manufacturing in Be’er Tuvia

1.1.1.	Product specifications

1.1.2.	production capacity and quantities to be produced

1.1.3.	cost of setting up production facilities

1.1.4.	timetable for setting up production facilities

1.1.5.	cost of FDA inspections

1.2.	Savient to acquire all Product so manufactured.

1.2.1.	Placement of orders

1.2.2.	Delivery terms - The risk of loss will pass to Savient upon delivery of Product and confirmation that it meets the specifications.

1.2.3.	Price – (1) 115% of BTG’s fully loaded cost including only the proportional share of overhead related to this project, as compared to maximum facility utilization, and not including raw materials or equipment and (ii) 103% of the out-of-pocket cost to BTG of purchasing raw materials for manufacturing Product and equipment used primarily or exclusively to manufacture Product.

1.2.4.	Reporting and audit rights

1.2.5.	Payment terms

2.	Supply of Commercial Quantities

2.1.	Lead time - Savient will advise BTG if and when it requires

commercial quantities of the Product, at least 12 months in advance.

2.2.	BTG to set up capabilities for manufacturing in Be’er Tuvia

2.2.1.	Product specifications

2.2.2.	capacity and quantities to be produced

2.2.3.	cost of setting up production facilities

2.2.4.	timetable for setting up production facilities and validation:

2.2.5.	cost of FDA inspections

2.3.	Purchase of Product

2.3.1.	Minimum orders over ..X years

2.3.2.	Placement of orders

2.3.3.	Price — (i) 115% of BTG’s fully loaded cost including only the proportional share of overhead related to this project, as compared to maximum facility utilization, and not including raw materials or equipment and (ii) 103% of the out-of-pocket cost to BTG of purchasing raw materials for manufacturing Product and equipment used primarily or exclusively to manufacture Product.

2.3.4.	Reporting and audit rights

2.3.5.	Delivery terms

2.3.6.	Payment terms

3.	General Provisions

3.1.	Grant of license by Savient to BTG to utilize the Technology required to manufacture the Product, solely for such purpose.

3.2.	BTG to set up the production line and manufacture Product in compliance with Good Manufacturing Practices (“GMPs”) and other applicable regulatory requirements. The production line and facility requirements will be subject to a technical annex to the agreement that will detail the requirements for the establishment of the production line and operational and performance criteria, without limitation.

3.3.	If BTG terminates on or prior to December 31, 2005 the employment of any of the 12 employees of BTG who were employed by BIG on a temporary basis as of March 21, 2005 for the purposes of assisting with activities related to the product transfer to BTG’s Be’er Tuvia facility including the transfer and manufacture of Product, and any such employee is entitled to any severance payment pursuant to Israel law as a result of such termination, then Savient shall reimburse BTG for the actual amount of such severance payment (without, for the avoidance of doubt, increasing such payment by 15% pursuant to Section 1.2.3 above).

3.4.	In the event of failed batches manufactured strictly in adherence with the specifications of the manufacturing process, the cost of batch failures will be borne equally between Savient and BTG based on the actual labor and raw materials cost with no mark-up or increase in such costs pursuant to Section 1.2.3; provided however that any batch failure that results from negligence or misconduct by BTG will be borne solely by BTG.

3.5.	BTG to obtain and maintain all permits, approvals and licenses required to manufacture the Product

3.6.	The definitive Manufacturing Agreement or work plan shall include agreed upon success criteria for all manufacturing lots, including those for consistency and stability testing and validation criteria for aseptic filling processes which shall be designed to meet all required worldwide regulatory requirements.

3.7.	Savient shall be entitled, but not obliged, to receive and to test samples of the Product.

3.8.	BTG shall keep true and complete records on all production and shipment of Product in sufficient detail to enable Savient to determine the quantity of Product produced and the disposition of such Product, and shall grant Savient access during normal business hours following prior written notice.

3.9.	BTG shall prepare a batch file for each batch of Product demonstrating compliance with the Specifications and provide same to Savient. BTG will retain copies for its records.

3.10.	BIG shall perform all analytical activities required by the Technology or as may be requested by Savient from time to time.

3.11.	BTG shall store representative samples of Product for the minimum legal period provided by applicable laws or as reasonably requested by Savient.

3.12.	BTG shall inform Savient in writing of any significant modification in the manufacturing process.

3.13.	BTG shall permit Savient to inspect the production line and to verify the method and quality of production and the relative documentation.

3.14.	Risk of loss will pass to Savient upon delivery of Product and confirmation that it meets the Specifications. Savient shall analyze or have Product analyzed within 30 days of delivery. Any Product not meeting the Specifications shall be destroyed and replaced by BTG at its sole cost and expense. In the event that BTG disputes Savient’s evaluation of non-compliance, the disputed Products will be analyzed by an independent laboratory chosen by mutual consent. If the laboratory confirms non-compliance with the Specifications, BTG shall reimburse Savient for the expense of the analysis and associated expenses.

3.15.	Packaging and labeling of commercial Product shall be carried out in accordance with Savient’s instructions and applicable laws.

3.16.	BTG shall be responsible for obtaining any export license required under applicable laws.

3.17.	Insurance requirements in respect of both parties.

3.18.	Term

3.19.	Termination for breach and effect of termination

3.20.	Breach by BTG failure to meet the timetable during various phases/failure to produce Product meeting the Specifications/ any other material breach—Savient shall have the right to direct BTG to (i) stop production of Product; (ii) discontinue the use of the Technology.

3.21.	No Assignment—None of the rights, duties or obligations hereunder shall be assignable, except that Savient may assign the same to any party acquiring rights to the Product.

3.22.	Governing law

3.23.	Arbitration

3.24.	Should BTG be unwilling or unable to supply at any time:

3.24.1.	BTG shall collaborate with Savient in requesting the OCS for permission to manufacture through a third party;

3.24.2.	BTG shall assist Savient in transferring the technology as per the provisions of Exhibit E of the Residual Rights Agreement.

Annex E

Term Sheet

Technology Transfer

The following outline summarizes the key elements of the technology transfer relating to Puricase which may be required from BTG, after the Closing. This outline will form the basis of a detailed work plan covering these activities, which will be concluded prior to the Closing. It is anticipated that the detailed work plan when completed, will include a specific list of deliverables and a timetable for performance and delivery.

While every effort has been utilized to make this outline as comprehensive as possible, certain activities shown here may need to be expanded to include normal and customary related activities.

These terms and conditions shall be binding upon the Parties, unless and until superseded by a definitive Technology Transfer Agreement and/or a detailed work plan:

1.	Scope of Work

1.1.	Detailed Description

1.2.	List of deliverables

1.3.	Timetable for performance and delivery

2.	Financial Provisions

Services will be rendered at the rate of $ 400 per 8 hours man day, pro rata per partial day. payment terms

3.	General Provisions

3.1.	Services shall be carried out by BTG in a professional and workmanlike manner.

3.2.	Technical assistance to be provided in an advisory capacity.

3.3.	Indemnification of BTG from and against any claims in relation to Savient’s use of the Technology.

ANNEX F

Expert Procedures

Pursuant to Sections 2.5 and 6.2 of the Residual Rights Agreement:

1.	Either Party may serve on the other Party notice (a “Referral Notice”) that it wishes to refer to a single expert (the “Expert”) any dispute relating to the royalties due and payable by BTG to Savient and any other terms and conditions of the License Agreement or the CPC License Agreement.

2.	The Expert shall be an independent and impartial person residing in the US or Israel, having significant experience in the pharmaceutical industry, who shall be agreed upon by the Parties or, and in the absence of such agreement between the Parties, within 30 (thirty) days of the service of a Referral Notice, be appointed by the London Court of International Arbitration.

3.	Thirty (30) days after the appointment of the Expert pursuant to Paragraph 2, both Parties shall provide the Expert with any information that the Expert may request in relation to the subject matter, with a copy to the other Party.

4.	There shall be no hearing except that the Expert may call for a one day hearing if such Expert considers the same to be desirable and appropriate. The Expert shall issue his/her reasoned decision in writing to the Parties within 30 days alter review of all evidence deemed necessary by him/her has been completed.

5.	The seat of the dispute resolution shall be the normal place of business or residence of the Expert.

6.	The language of the dispute resolution shall be English.

7.	The Expert shall not have power to alter, amend or add to the provisions of the Agreement.

8.	The Expert shall have the power to request copies of any documents in the possession and/or control of the Parties which may be relevant to the dispute. The Parties shall forthwith provide to the Expert and the other Parties copies of any documents so requested by the Expert.

9.	The Expert shall decide the dispute as an expert and not as an arbitrator. The Expert shall decide which party or parties shall bear the costs involved for the Expert procedure and in what proportion.

10.	The decision of the Expert shall be final and binding upon all of the Parties except in the case of manifest error. The Parties hereby exclude any rights of application or appeal to any court, and in particular in connection with any question of law arising in the course of these procedures.

Annex G

BTG-271 Patents

CONFIDENTIAL

BTG 271 Patent Applications

Docket ID	File Ref.	Country	Status	Substatus	Appl. No	Appl. Date	Expiry	Applicant/ Patentees
368/CA	368-A-WO-CA	Canada	Pending		2283474	4 March 1998	4 March 2018	Savient
368/EP	368-A-WO-EP	EPO	Pending		98908909.9	4 March 1998	4 March 2018	Savient
368/11K	368-A/HK	Hong Kong	Pending		00104775.3	4 March 1998	4 March 2018	BTG Corp.
368/IL	368-A-WO-IL	Israel	Pending	Published	131655	4 March 1998	4 March 2018	Savient
368/US/4	368-A-WO-US	USA	Pending		09/390225	3 September 1999	4 March 2018	Savient
456/AU	456-1-PCT-AU	Australia	Pending		2002246737	31 December 2001	31 December 2021	Savient
456/AU/2	456-ABC-PCT-AU	Australia	Pending		2002246738	31 December 2001	31 December 2021	Savient
456/BR	456-1-PCT-BR	Brazil	Pending	Published	P10116763-4	31 December 2001	31 December 2021	Savient
456/BR/2	456-ABC-PCT-BR	Brazil	Pending			31 December 2001	31 December 2021	Savient
456/CA	456-1-PCT-CA	Canada	Pending		2433227	31 December 2001	31 December 2021	Savient
456/CA/2	456-ABC-PCT-CA	Canada	Pending		2433225	31 December 2001	31 December 2021	Savient
456/CN	456-1-PCT-CN	China	Pending		011322885.2	31 December 2001	31 December 2021	Savient
456/CN/2	456-ABC-PCT-CN	China	Pending		01822884.4	31 December 2001	31 December 2021	Savient
456/CZ	456-1-PCT-CZ	Czech Republic	Pending		PV2003-1983	31 December 2001	31 December 2021	Savient
456/CZ/2	456-ABC-PCT-CZ	Czech Republic	Pending		PV2003-1982	31 December 2001	31 December 21321	Savient
456/EP	456-1-PCT-EPO	EPO	Pending	Published	01994329.9	31 December 2001	31 December 2021	BTG Corp.
456/EP/2	456-ABC-PCT-EPO	EPO	Pending	Published	01994330.7	31 December 2001	31 December 2021	BIG Corp.
456/HK	456-1-PCT-HK	Hong Kong	Pending	Published	04102871.6	31 December 2001	31 December 2021	Savient
456/HK/2	456-ABC-PCT-HK	Hong Kong	Pending			31 December 2001	31 December 2021	Savient
456/HU	456-1-PCT-HU	Hungary	Pending		P 04 0775	31 December 2001	31 December 2021	Savient
455/HU/2	456-ABC-PCT-HU	Hungary	Pending			31 December 2001	31 December 2021	Savient
456/IL	456-1-PCT-IL	Israel	Pending		156690	31 December 2001	31 December 2021	Savient
456/IL/2	456-ABC-PGT-IL	Israel	Pending		156689	31 December 2001	31 December 2021	Savient
456/IN	456-1-PCT-IN	India	Pending		01172/DELNP/2003	31 December 2001	31 December 2015	Savient
455/IN/2	456-ABC-PCT-IN	India	Pending		01171/DELNP12003	31 December 2001	31 December 2015	Savient
456/JP	456-1-PCT-JP	Japan	Pending		2002-559551	31 December 2001	31 December 2021	Savient
456/JP/2	456-ABC-PCT-JP	Japan	Pending		2002-555211	31 December 2001	31 December 2021	Savient
456/KR	456-1-PCT-KR	Korea (South)	Pending		10-2003-7008885	31 December 2001	31 December 2021	Savient
456/KR/2	456-ABC-PCT-KR	Korea (South)	Pending		10-20037008890	31 December 2001	31 December 2021	Savient
456/MX	456-1-PCT-MX	Mexico	Pending		PA/A/2003005944	31 December 2001	31 December 2021	Savient
456/MX/2	456-ABC-PCT-MX	Mexico	Pending		PA/A/2003/005945	31 December 2001	31 December 2021	Savient
456/NZ	456-1-PCT-NZ	New Zealand	Pending		527173	31 December 2001	31 December 2021	Savient
456/NZ/2	456-ABC-PCT-NZ	New Zealand	Pending		527150	31 December 2001	31 December 2021	Savient
456/PL	456-1-PCT-PL	Poland	Pending		P-365758	31 December 2001	31 December 2021	Savient

647/IP/BTG 271 Patent Applications	1	8 March, 2005

CONFIDENTIAL

Docket ID	File Ref.	Country	Status	Substatus	Appl. No	Appl. Date	Expiry	Applicant/ Patentees
456/PL/2	456-ABC-PCT-PL	Poland	Pending		P-366223	31 December 2001	31 December 2021	Savient
456/RU	456-1-PCT-RU	Russian Federation	Pending		2003123100	31 December 2001	31 December 2021	Savient
456/RU/2	456-ABC-PCT-RU	Russian Federation	Pending		2003123101	31 December 2001	31 December 2021	Savient
456/SG	456-1-PCT-SG	Singapore	Pending		200303552-4	31 December 2001	31 December 2021	Savient
456/SG/2	456-ABC-PCT-SG	Singapore	Pending		200303539-1	31 December 2001	31 December 2021	Savient
456/US/3	456-A-US	USA	Pending	Published	10/032037	31 December 2001	31 December 2021	BTG Corp.
456/US/4	456-1-US	USA	Pending	Published	10/029926	31 December 2001	31 December 2021	Savient
456/US/5	456-S-US	USA	Pending	Published	10/029988	31 December 2001	31 December 2021	Savient
456/US/6	456-C-US	USA	Pending	Published	10/032423	31 December 2001	31 December 2021	BTG Corp.
456/US17	456-0-US	USA	Pending		10/189258	1 July 2002	31 December 2021	Savient
456/ZA	456-1-PCT-Z4	South Africa	Pending		2003/5337	31 December 2001	31 December 2021	Savient
456/ZA/2	456-ABC—PCT-7A	South Africa	Pending		2003/5336	31 December 2001	31 December 2021	Savient
524/AU	524-PCT-AU	Australia	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/BR	524-PCT-BR	Brazil	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/CA	524-PCT-CA	Canada	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/CN	524-PCT-CN	China	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/EP	524-PCT-EP	EPO	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/IL	524-PCT-IL	Israel	Pending	Nat. Phase	156063	30 June 2003	30 June 2023	Savient
524/IN	524-PCT-IN	India	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/JP	524-PCT-JP	Japan	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/KR	524-PCT-KR	Korea (South)	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/MX	524-PCT-MX	Mexico	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/NZ	524-PCT-NZ	New Zealand	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/PL	524-PCT-PL	Poland	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/RU	524-PCT-RU	Russian Federation	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/SG	524-PCT-SG	Singapore	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
524/US/3	524-A-US	USA	Pending	Published	10/611588	30 June 2003	30 June 2023	Savient
524/ZA	524-PCT-ZA	South Africa	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/AU	573-PCT-AU	Australia	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/BR	573-PCT-BR	Brazil	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/CA	573-PCT-CA	Canada	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/CN	573-PCT-CN	China	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/EP	573-PCT-EP	EPO	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/IL	573-PCT-IL	Israel	Pending	Nat. Phase	166062	30 June 2003	30 June 2023	Savient

647/IP/BTG 271 Patent Applications	2	8 March, 2005

CONFIDENTIAL

Docket ID	File Ref.	Country	Status	Substatus	Appl. No	Appl. Date	Expiry	Applicant/ Patentees
573/IN	573-PCT-IN	India	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/JP	573-PCT-JP	Japan	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/KR	573-PCT-KR	Korea (South)	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/MX	573-PCT-MX	Mexico	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/NZ	573-PCT-NZ	New Zealand	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/PL	573-PCT-PL	Poland	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/RU	573-PCT-RU	Russian Federation	Pending	Nat. Phase		30 June 2003	3D June 2023	Savient
573/SG	573-PCT-SG	Singapore	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
573/US/3	573-A-US	USA:	Pending	Published	10/610843	30 June 2003	30 June 2023	Savient
573/ZA	573-PCT-21A	South Africa	Pending	Nat. Phase		30 June 2003	30 June 2023	Savient
604/PCT	604-PCT	PCT	Pending	Published	PCT/US04/021002	30 June 2004	30 June 2008	Savient
604/US/3	604-A-US	USA	Pending		10/880922	30 June 2004	30 June 2024	Savient
606/PCT	606-PCT	PCT	Pending	Published	PCT/US041021099	30 June 2004		Savient
606/US/3	606-A-US	USA	Pending		10/881405	30 June 2004	30 June 2024	Savient
604/US/4	604-B-US	USA	Pending			27 June,2005		Savient

647/IP/BTG 271 Patent Applications	3	8 March, 2005

Annex H

osmB promoter patents/patent application

Docket ID	File Ref	Country	Annuity Due	Status	Applic. No	Appl. Date	Grant No.	Grant Date	Expiry	Application/ Patentees
191/EP	191-WO-EP	EPO	22-2006- March	Pending	95914162.3	22-1995- March			22-2015-March	Savient
191/IL	191-IL	Israel		Pending	113031	19-1995- March				Savient
191/IN/2	191-Z/IN	India		Pending	960/Del/99	12-1999- July				Savient
191/JP	191-WO-JP	Japan		Pending	7-524813	22-1995- March				Savient
191/US/2	191-A-US	USA	28-2007-Febrauary	Granted	08/897043	18-1997- July	5945304	31-1999-August	22-2014-March	Savient
191-ZA	191-/ZA	South Africa	13-2006- March	Granted	95/2056	13-1995-March	95-2056	28-1996-February	13-2015-March	Savient

Annex I

List of HA Patents, Trademarks and Domain Names

1.	Patents

Refer to attached list

2.	Design Right Registrations

2.1.	US: Des. 403064 - Filed June 28, 1995, Granted December 22, 1998, Expiration date December 22, 2012.

2.2.	Israel: Design 23832 - Filed January 22, 1995, Granted June 20, 1995; Expiration date January 22, 2010.

3.	Trademarks

Refer to attached list

4.	Domain Names

Name	Domain
biolon	.info
biolon	.co.il
biolon	.us
biolon	.com
euflexxa	.com
nuflexa	.com
nuflexxa	.com

CONFIDENTIAL

HA PATENTS

File Ref.	Country	Status	Appl. No	Appl. Date	Grant No	Grant Date	Expiry	Applicant/ Patentees
015-A/WO	Australia	Granted	53599/86	16-Jan-1986	600888	17-Dec-1990	16-Jan-2006	BTG Corp.
015-A-Z-WO-AU	Australia	Granted	62319/90	16-Jan-1986	624023	28-Nov-1994	16-Jan-2006	BTG Corp.
015-A/CA	Canada	Granted	499795	17-Jan-1986	1336177	04-Jul-1995	04-Jul-2012	BTG Corp.
015-A-WO-EP	EPO	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015-A-WO-EP-AT	Austria	Granted	86900929.0	16-Jan-1985	E72B35B	12-Oct-1992	16-Jan-2006	BTG Corp.
015-A/WO-EP-BE	Belgium	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015-A-WO-EP-CH	Switzerland	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015-A-WO-EP-DE	Germany	Granted	86900929.0	16-Jan-1985	3683969.8	26-Feb-1992	16-Jan-2006	BTG Corp.
015-A/WO-EP-FR	France	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015-A-WO-EP-IT	Italy	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015-AWO-EP-LU	Luxembourg	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015-A/WO-EP-NL	Netherlands	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015-A-WO-EP-SE	Sweden	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015-A-WO-EP-GB	United Kingdom	Granted	86900929.0	16-Jan-1985	211037	26-Feb-1992	16-Jan-2006	BTG Corp.
015A/HK	Hong Kong	Granted	86900929.0	16-Jan-1985	1174/1996	04-Jul-1996	16-Jan-2006	BTG Corp.
015-A-IL	Israel	Granted	77625	16-Jan-1985	77625	18-Jul-1991	16-Jan-2006	BTGIL
015-A-Z/IL	Israel	Granted	94791	16-Jan-1985	94791	11-Jun-1992	16-Jan-2006	BTGIL
015-A-WO-JP	Japan	Granted	61-500791	16-Jan-1985	2677553	25-Jul-1997	16-Jan-2006	BTG Corp.
015-A-Y-WO-JP	Japan	Granted	6-273821	16-Jan-1985	3081544	23-Jun-2000	16-Jan-2006	BTG Corp.
015-A-Z-WO-JP	Japan	Granted	6-141201	16-Jan-1985	2571908	24-Oct-1995	16-Jan-2006	BTG Corp.
015-A/SG	Singapore	Granted	9590363-9	16-Jan-1985	9590363-9	30-Sep-1995	16-Jan-2006	BTG Corp.
015-/US	USA	Granted	692692	16-Jan-1985	4784990	15-Nov-1988	15-Nov-2005	BTG Corp.
015-A/US	USA	Granted	815957	09-Jan-1986	4780414	25-Oct-1988	25-Oct-2005	BTG Corp.
015-A/ZA	South Africa	Granted	86/0366	17-Jan-1986	86/0366	24-Sep-1986	17-Jan-2006	BTG Corp.
319-/IL	Israel	Granted	23832	22-Jan-1995	23832	20-Jun-1995	22-Jan-2010	BTG Corp.
319-/US	USA	Granted	29/040830	28-Jan-1995	Des. 403064	22-Dec-1998	22-Dec-2012	Savient

lpgp1/647/Intellectual Property/HA Patent Applications TM	28 February, 2005

CONFIDENTIAL

HA TRADEMARKS

File Ref.	Country	Trademark	Class	Reg. Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Status
T2057-Israel	Israel	ARTHREASE	5	BTGIL	144847	14-Dec-2000	144847	14-Dec-2000	Registered
T2057-A-Israel	Israel	ARTHREASE- English and Hebrew	10	BT	150544	05-Jul-2001	150544	03-Sep-2002	Registered
T2069-Israel	Israel	Arthrease Logo	10	BT	159394	19-Sep-2002	159394	14-Apr-2004	Registered
T2009-IL	Israel	BIOHY	5	BT	77923	18-Oct-1990	77923	10-Mar-1994	Registered
T2009-US	USA	BIOHY	5	Savient	78532936	15-Dec-2004			Pending
T2010-/OAPI	African Union (AIPO)	BIOLON	5	BTG Corp.	85707	12-Apr-1996	36215	25-Feb-1997	Registered
T2010-/DZ	Algeria	BIOLON	5	BTG Corp.	960540	06-Apr-1996	50597	06-Apr-1996	Registered
T2010-/AR	Argentina	BIOLON	5	BTG Corp.	1923104	06-Jun-1994	1594955	27-Mar-1998	Registered
T2010-EM	Austria	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-Benelux	Benelux	BIOLON	5	BTG Corp.	777702	23-Mar-1992	509296	23-Mar-1992	Registered
T2010-EM	Benelux	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-/BO	Bolivia	BIOLON	5	BTG Corp.	SM-93-2434	01-Oct-1993	58548-C	24-May-1995	Registered
T2010-A-BO	Bolivia	BIOLON	5	BTG Corp.	SM-1162-95	17-Mar-1995	69448-C	13-Mar-2003	Registered
T2010-/BR	Brazil	BIOLON		Savient	820926656	24-Jul-1998			Pending
T2010-/BG	Bulgaria	BIOLON	5	BTG Corp.	31590	24-Jul-1995	28084	24-Jul-1995	Registered
T2010-/KH	Cambodia	BIOLON	5	BTG Corp.	7235	03-May-1996	7235	12-Jun-1996	Registered
T2010-/CA	Canada	BIOLON	5	BTG Corp.	726489	13-Apr-1993	TMA433098	09-Sep-1994	Registered
T2010-/CL	Child	BIOLON	5	BTG Corp.	251.326	31-Aug-1993	462254	06-Oct-1996	Registered
T2010-/CO	Colombia	BIOLON	5	BTG Corp.	94050424	03-Nov-1994	196624	31-Jan-1987	Registered
T2010-/CR	Costa Rica	BIOLON	5	BTG Corp.	91.98	16-Dec-1994	91.680	13-Jun-1995	Registered
T2010-/CY	Cyprus	BIOLON	5	BTG Corp.	46837	25-Nov-1998	46637	25-Nov-1996	Registered
T2010-EM	Cyprus	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-/CZ	Czech Republic	BIOLON	5	BTG Corp.	101381	20-Jun-1995	212355	28-Sep-1998	Registered
T2010-EM	Czech Republic	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-/DK	Denmark	BIOLON	5	BTG Corp.	02238/1992	24-Mar-1992	00171/94	14-Jan-1994	Registered
T2010-EM	Denmark	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-/DO	Dominican Republic	BIOLON	11	BTG Corp.		01-Nov-1994	75847	15-Jan-1995	Registered
T2010-/EC	Ecuador	BIOLON	5	BTG Corp.	56.835	06-Jul-1995	268/97	12-Mar-1997	Registered
T2010-/EG	Egypt	BIOLON	5	BTG Corp.	96258	25-Jun-1995	96258	13-Oct-1998	Registered
T2010-/SV	El Salvador	BIOLON	5	BTG Corp.	4123-94	04-Nov-1994	2208.37	22-Oct-1998	Registered
T2010-EM	Estonia	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-EM	European Union	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-/FI	Finland	BIOLON	5	BTG Corp.	1541/92	27-Mar-1992	130038	20-Jan-1994	Registered
T2010-EM	Finland	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-France	France	BIOLON	5	BTG Corp.	92411786	24-Mar-1992	92411768	04-Sep-1992	Registered
T2010-EM	France	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered

lpgp1/647/Intellectual Property/HA Patent Applications TM	1	28 February, 2005

CONFIDENTIAL

HA TRADEMARKS

File Ref.	Country	Trademark	Class	Reg. Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Status
T2010-Gaza	Gaza	BIOLON	5	BTG Corp.	2962	18-May-1995	2962	19-Jun-1995	Registered
T2010-DE	Germany	BIOLON	5	BTG Corp.	B98 358/5 WZ	21-Apr-1993	2 105 144	22-Oct-1998	Registered
T2010-EM	Germany	BIOLON	5,10	BTG Corp.	2432159	22-Oct-2001	2432169	21-May-2003	Registered
	Germany	BIOLON	5	Pharma Stutn	P434855WZ	25-Sep-1992	2025182	24-Nov-1992	Registered
T2010-EM	Greece	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-A-Greece	Greece	BIOLON	5, 10	BTG Corp.	747553	08-Mar-2002	147553	17-Aug-2004	Registered
T2010-/GT	Guatemala	BIOLON	5	BTG Corp.	95000215	22-May-1985	083194	30-Oct-1996	Registered
T2010-/HT	Haiti	BIOLON	5	BTG Corp.	280/101	07-Sep-1995	280/101	07-Sep-1995	Registered
T2010-/HN	Honduras	BIOLON	5	BTG Corp.	7625/94	18-Oct-1994	82.502	07-Aug-1995	Registered
T2010-/HK	Hong Kong	BIOLON	5	BTG Corp.	95 03898	01-Apr-1996	4516/1997	18-Apr-1997	Registered
T2010-EM	Hungary	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-ICELAND	Iceland	BIOLON	5	BTG Corp.	761/1992	27-Mar-1992	761/1992	29-Jul-1992	Registered
T2010-India	India	BIOLON	5	BTG Corp.	615152	30-Dec-1993	615152	30-Dec-1993	Registered
T2010-Indonesia	Indonesia	BIOLON	5	BTGIL	D00 2004 01647 01660	23-Jan-2004			Pending
T2010-/IR	Iran	BIOLON	5	BTG Corp.	7508196	07-Sep-1996	80448	07-Sep-1996	Registered
T2010-/IE	Ireland	BIOLON	5	BTG Corp.	95/0800	25-Jan-1995	186885	25-Jan-1995	Registered
T2010-EM	Ireland	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
	Ireland	BIOLON	10	Kestrel (formerly Inpharmed)	205725	07-Jan-1998	206725	07-Jan-1998	Registered
T2010-IL	Israel	BIOLON	5	BTGIL	77924	08-Oct-1990	77924	10-Mar-1994	Registered
T2010-A-IL	Israel	BIOLON	10	BTGIL	139336	26-Jun-2000	139338	05-Feb-2002	Registered
T2010-EM	Italy	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
	Italy	BIOLON	5	S.I.F.I.SPA	1679 2002 RM	25-Mar-2002			Pending
T2010-A-Italy	Italy	BIOLON	5	BTG Corp.	2424 2002 MI	11-Mar-2002			Pending
T2010-/JM	Jamaica	BIOLON	5	BTG Corp.	5/6031	14-Oct-1994	27657	14-Oct-1994	Registered
T2010-/JP	Japan	BIOLON	5	BTG Corp.	179472/1997	21-Nov-1997	4359587	02-Apr-2000	Registered
T2010-EM	Jersey	BIOLON	5,10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-JO	Jordan	BIOLON	5	BTG Corp.	40967	04-Apr-1996	40967	04-Apr-1996	Registered
T2010-/KR	Korea (South)	BIOLON	5	BTG Corp.	13533/1998	28-May-1998	446232	14-Apr-1999	Registered
T2010-/LA	Laos	BIOLON	5	BTG Corp.	4584	05-Feb-1996	4278	15-May-1995	Registered
T2010-EM	Latvia	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-/LB	Lebanon	BIOLON	5	BTG Corp.	16217	26-Jun-1995	69274	26-Jun-1998	Registered
T2010-Liechtenstein	Liechtenstein	BIOLON	5, 10	BTGIL	12811	20-Jan-2003	12811	20-Jan-2003	Registered
T2010-EM	Lithuania	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-EM	Malta	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered

lpgp1/647/Intellectual Property/HA Patent Applications TM	2	28 February, 2005

CONFIDENTIAL

HA TRADEMARKS

File Ref.	Country	Trademark	Class	Reg. Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Status
T2010-/MX	Mexico	BIOLON	5	BTG Corp.	192582	02-Mar-1994	497534	19-Jul-1995	Registered
T2010-/MA	Morocco	BIOLON	5	BTG Corp.	59409	12-Apr-1996	59409	12-Apr-1996	Registered
T2010-BU	Myanmar	BIOLON	5	BTG Corp.	2616	20-Jun-1995	2616 or 1996	11-Jul-1996	Registered
T2010-/NI	Nicaragua	BIOLON	5	BTG Corp.	96-00741	02-Mar-1995	28938	04-Aug-1995	Registered
T2010-NO	Norway	BIOLON	5	BTG Corp.	234176	24-Mar-1992	161914	24-Mar-1994	Registered
T2010-/PA	Panama	BIOLON	5	BTG Corp.	75147	07-Apr-1995	075147	02-Aug-1996	Registered
T2010-/PE	Peru	BIOLON	5	BTG Corp.	232107		005544	25-Feb-1994	Registered
T2010-EM	Poland	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-Portugal	Portugal	BIOLON	5	BTG Corp.	281783	31-Mar-1992	281783	16-Nov-1993	Registered
T2010-EM	Portugal	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-Romania	Romania	BIOLON	5	BTG Corp.	36419	15-Sep-1995	31132	15-Sep-1995	Registered
T2010-Russia	Russian Federation	BIOLON	5, 10	BTGIL	2002720948	02-Oct-2002			Pending
T2010-/SG	Singapore	BIOLON	5	Savient	1144/95	10-Feb-1995	1144/95	10-Feb-1995	Registered
T2010-/SK	Slovakia	BIOLON	5	BTG Corp.	PO21720-95	20-Jun-1995	182122	17-Sep-1998	Registered
T2010-EM	Slovakia	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-EM	Slovenia	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-/ZA	South Africa	BIOLON	5	BTG Corp.	95/00039	04-Jan-1995	95/00039	12-Jan-1997	Registered
T2010-Spain	Spain	BIOLON	5	BTG Corp.	1694642	06-Apr-1992	1694642	06-Apr-1992	Registered
T2010-EM	Spain	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010-Sweden	Sweden	BIOLON	5	BTG Corp.	92-2884	24-Mar-1992	248654	30-Apr-1993	Registered
T2010-EM	Sweden	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432189	21-May-2003	Registered
T2010-/CH	Switzerland	BIOLON	5	BTG Corp.	2608/1992.5	25-Mar-1992	397.284	14-Dec-1992	Registered
T2010-/TH	Thailand	BIOLON	5	BTG Corp.	306655	23-Apr-1996	Khor92629	23-Apr-1996	Registered
T2010-/TT	Trinidad & Tobago	BIOLON	3	BTG Corp.	23125	13-Oct-1994	23125	13-Oct-1997	Registered
T2010-/TN	Tunisia	BIOLON	5	BTG Corp.	EE96.0509	25-Apr-1996	EE96.0509	25-Apr-1996	Registered
T2010-Turkey	Turkey	BIOLON	5	BTG Corp.	86 1666	06-Feb-1996	171989	06-Feb-1998	Registered
T2010-/GB	United Kingdom	BIOLON	5	BTG Corp.	1532336	14-Apr-1993	1532336	15-Jul-1994	Registered
T2010-EM	United Kingdom	BIOLON	5, 10	BTG Corp.	2432169	22-Oct-2001	2432169	21-May-2003	Registered
T2010A/GB	United Kingdom	BIOLON	10	BTG Corp.	2152700	04-Dec-1997	2152700	28-Aug-1998	Registered
T2010-/US	USA	BIOLON	5	Savient	74/630840	08-Feb-1995	2235976	30-Mar-1999	Registered
T2010-/VE	Venezuela	BIOLON	5	BTG Corp.	15882-94	28-Nov-1994	P204815	08-May-1998	Registered
T2010-/VN	Vietnam	BIOLON	5	BTG Corp.	28087	09-Apr-1996	23650	15-Jan-1997	Registered
T2010-West Bank	West Bank	BIOLON	5	BTG Corp.	3443	20-May-1996	3443	20-May-1995	Registered
T2065-IL	Israel	BIOLON PRIME	10	BTGIL	153026	30-Oct-2001	153026	04-Mar-2003	Registered
T2065-A-IL	Israel	BIOLON PRIME	5	BTGIL	158014	01-Jul-2002	158014	03-Feb-2004	Registered
T2030-/ZA	South Africa	BIOLONE	5	BTG Corp.	95/0706	22-Jan-1998	96/0708	22-Jan-1996	Registered

lpgp1/647/Intellectual Property/HA Patent Applications TM	3	28 February, 2005

CONFIDENTIAL

HA TRADEMARKS

File Ref.	Country	Trademark	Class	Reg. Owner	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Status
T2124-EM	Austria	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Benchor	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Cyprus	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Czech Republic	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Denmark	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Estonia	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	European Union	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Finland	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	France	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Germany	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Greece	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Hungary	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Ireland	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-IL	Israel	EUFLEXXA	5, 10	BTGIL	174937	28-Sep-2004			Pending
T2124-EM	Italy	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Jersey	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Latvia	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Lithuania	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Malta	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Poland	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Portugal	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Slovakia	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Slovakia	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Spain	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-EM	Sweden	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2124-TR	Turkey	EUFLEXXA	5, 10	BTGIL	2004/44860	29-Dec-2004			Pending
T2124-EM	United Kingdom	EUFLEXXA	5, 10	BTGIL	3919768	13-Jul-2004			Pending
T2122-US	USA	NUFLEXXA	5, 10	Savient	78416687	11-May-2004			Pending
T2123-Canada	Canada	NUFLEXXA	5, 10	Savient	1224738	28-Jul-2004			Pending
T2123-US	USA	NUFLEXXA	5, 10	Savient	78416699	11-May-2004			Pending
T2008-IL	Israel	OPHTHA	5, 10	BTGIL	76640	08-Jun-1990	76640	10-Mar-1994	Registered
T2071-IL	Israel	PRIME	5, 10	BTGIL	163725	14-Apr-2003			Pending
T2070-Israel	Israel	PURE RELIEF	5, 10	BTGIL	161041	09-Dec-2002	161041	03-Feb-2004	Registered
T2017-IL	Israel	WING YOUR WAY TO THE FUTURE	5, 10	BTGIL	96646	23-Jan-1995	96646	05-Aug-1996	Registered

lpgp1/647/Intellectual Property/HA Patent Applications TM	4	28 February, 2005

Exhibit G

Product Specifications

CONFIDENTIAL

Summary of Release Testing of Bulk Uricase Intermediate

Parameter	Test	Provisional Acceptance Criteria	Revision
Appearance	Visual inspection	Clear colorless solution, free of visible particles	None

General	pH	10.1-10.4	None

Protein Content	Bradford	1.0-3.0 mg/mL	None

Potency	Enzymatic activity	6.0-10.8 Units/mg	Addition of Upper Limit

Identification	N-terminal amino acid sequence	10 amino acids matching the sequence	None
	SDS-PAGE	Electrophoretogram similar to reference standard	None
	Peptide Mapping	Profile of the chromatogram of test solution corresponds to that of reference solution	None
	Mass Spectrometry	34,193 ± 6 Da	Revision to indicate specific molecular weight

Purity/Impurities	HMW Forms by SEC-HPLC	< 2%	None
	HMW Forms by SDS-PAGE	< 10%	None
	LMW Forms by SDS-PAGE	< 5%	None
	E. coli Proteins by Slot Blot	<. 25 ppm (< 25 ng/mg)	None
	Endotoxin (LAL kinetic turbidimetric)	< 10 EU/mg	None
	CPC by RP-HPLC	< 1 ppm (< 1 µg/mL)	None
	DNA by Slot Blot	< 25 pg/mg	None
	Tetracycline by RP-HPLC	< 5 ppb (< 5 ng/mL)	None
	Lysozyme by ELISA	< 3.9 ng/mL	Addition of Acceptance Criteria
	Microbial Limit	< 10 CFU/mL	None

CONFIDENTIAL

Summary of Release Testing of PEG-uricase API

Parameter	Test	Provisional Acceptance Criteria	Revision
Appearance	Physical inspection	Clear colorless solution, free of visible particles	None

General	pH	7.0-7.8	None
	Osmolality	270-368 mOsm/kg	None

Protein Content	SEC-HPLC	7.2-8.8 mg/mL	Addition of Lower Limit; Revision to Upper Limit

No. of PEG Strands per Monomer	SEC-I4PLC	9 ± 1	None

Potency	Enzymatic activity	5.0-9.5 Units/mg	Addition of Upper Limit

Purity/Impurities	Free PEG by SEC-HPLC	< 1 mg/mL	None

	Free Uricase by ELISA	Not yet established (ng/mL)	None

	Xanthine by RP-HPLC	< 10 ppm (<10 µg/mL)	None

	pNP by RP-HPLC	< 500 ppb (<0.5 µg/mL)	None

	Endotoxin (LAL kinetic turbidimetric)	< 10 EU/mg	None

	Microbial Limit	< 10 CFU/100 mL	None